As filed with the Securities and Exchange Commission on February 24, 2006.

==============================================================================

             U.S. Securities and Exchange Commission
                      Washington, D.C. 20549


                            FORM SB-2

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                     PCS EDVENTURES!.COM, INC.
                     -------------------------
          (Name of small business issuer in its charter)

        Idaho                         8200                   82-0475383
        -----                         ----                   ----------
(State or jurisdiction of     (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization) Classification Code Number) Identification No.)

                      345 Bobwhite Court, Suite 200
                            Boise, Idaho 83706
                              (208) 343-3110
                              --------------
       (Address and telephone number of principal executive offices)

                      345 Bobwhite Court, Suite 200
                            Boise, Idaho 83706
                            ------------------
                  (Address of principal place of business
                  or intended principal place of business)

                            Anthony A. Maher
                      345 Bobwhite Court, Suite 200
                            Boise, Idaho 83706
                              (208) 343-3110
                              --------------
         (Name, address and telephone number of agent for service)

                                 Copies to:
                          Branden T. Burningham, Esq.
                         455 East 500 South, Suite 205
                          Salt Lake City, Utah 84111
                               (801) 363-7411
                               --------------

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

==============================================================================

                        CALCULATION OF REGISTRATION FEE

Title of
Each                    Proposed      Proposed
Class of                Maximum       Maximum
Securities              Amount of     Offering    Aggregate      Amount of
to be                   shares to be  Price per   Offering       Registration
Registered              Registered    Share       Price          Fee
==============================================================================

Common Stock (1)        1,666,667     $0.60       $1,000,000     $  126.70
Common Stock (2)        2,500,000     $1.20       $3,000,000     $  380.10
Common Stock (3)        2,500,000     $1.80       $4,500,000     $  570.15

TOTALS                  6,666,667                 $8,500,000     $1,076.95

==============================================================================

(1) Represents 100% of the shares issuable upon the conversion of a convertible note having a principal amount of $1,000,000, convertible into 1,666,667 shares of our common stock at $0.60 per share.

(2) Represents shares issuable upon the exercise of warrants issued by us having an exercise price of $1.20 per share as outlined in our warrant table in the description of our securities.

(3) Represents shares issuable upon the exercise of warrants issued by us having an exercise price of $1.80 per share as outlined in our warrant table in the description of our securities.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                 PROSPECTUS

                          PCS EDVENTURES!.COM, INC.


       6,666,667 Shares of Common Stock Offered by One Selling Stockholder

     This prospectus covers an aggregate of 6,666,667 shares of common stock of PCS Edventures!.com, Inc., an Idaho corporation ("PCS," the "Company," "we," "our," "us" or words of similar import) that may be sold by Barron Partners LP, a Delaware limited partnership (the "Selling Stockholder").

     Our common stock is quoted on the OTC Bulletin Board of the NASD under the symbol "PCSV." On February 23, 2006, the last sale price of our common stock as quoted on the OTC Bulletin Board was $0.73.

     THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE THE CAPTION "RISK FACTORS," BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED ANY OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The date of this prospectus is ____________, 2006.

                         TABLE OF CONTENTS

Prospectus Summary. . . . . . . . . . . . . . . . . . . . . . . . . . .  3

Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

Forward-Looking Information . . . . . . . . . . . . . . . . . . . . . . 10

Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

Determination of Offering Price and Dilution. . . . . . . . . . . . . . 10

Selling Security Holder . . . . . . . . . . . . . . . . . . . . . . . . 11

Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . .  13

Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

Directors, Executive Officers, Promoters and Control Persons . . . . .  15

Security Ownership of Certain Beneficial Owners and Management . . . .  18

Description of Securities . . . . . . . . . . . . . . . . . . . . . . . 19

Interest of Named Experts and Counsel . . . . . . . . . . . . . . . . . 21

Disclosure of Commission Position on Indemnification for Securities . . 22 Act Liabilities

Description of Business . . . . . . . . . . . . . . . . . . . . . . .   23

Management's Discussion and Analysis or Plan of Operation . . . . . . . 36

Certain Relationships and Related Transactions . . . . . . . . . . . .  39

Market for Common Equity and Related Stockholder Matters . . . . . . .  39

Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . .  41

Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . .  44

Changes in and Disagreements with Accountants on Accounting and . . . . 46
Financial Disclosure

Available Information . . . . . . . . . . . . . . . . . . . . . . . . . 46

                              PROSPECTUS SUMMARY

                           PCS EDVENTURES!.COM, INC.
                           -------------------------

                                 The Company
                                 -----------

     We are engaged in the business of developing and marketing educational Learning Labs, virtual labs, and related technologies and programs directed to the kindergarten through college levels, as well as the after-school market. Our products and technologies are targeted to the public and private schools classroom, the after school market and home market. Our products and technologies are delivered to the classroom through an inventory of hardware, software, books, and Internet access. Our technologies and products are delivered to the home user through Internet access to our subscription based website. Our products and technologies allow students of all ages to explore the basic foundations of mechanical engineering, structures in architecture, electrical engineering, math, science, and computer programming.

     PCS Edventures!.com, Inc. has developed several innovative technology based educational Programs directed to the kindergarten through K-12 age groups. Our Academy of Engineering(Trademarked); Academy of Electric Engineering(Trademarked); Academy of Science(Trademarked); Academy of Robotics(Trademarked); Edventures! Lab(Trademarked); and Discover! Lab products are site-license installations for classrooms and learning programs. Our PCS BrickLab(Registered) and Young Learner Building Box(Trademarked) products are also for classrooms and learning programs, but are not licensed. Our Edventures! Online(Trademarked) product is our comprehensive Internet delivered educational experience that supports our Edventures! Labs and our Discover! Labs site licenses and also serves as a stand-alone home usage program. Our Edventures! Online(Trademarked) program is delivered to the home user over the Internet on a monthly subscription basis. Separately, and in combination, these seven products present a platform for delivering educational services and support to classroom, learning center and home users, and create a virtual community of learners and parents on the web. It is our business strategy that as this online community grows, it will become an education portal through which additional PCS programs and services can be marketed and delivered.

     PCS LabMentors, LTD is a wholly owned subsidiary of PCS Edventures!.com, Inc. that is the exclusive provider of a proprietary virtual lab technology designed to provide hands-on experience to high school through college students studying a variety of technical topics. These technical topics include programming, network management, security, and operating systems. LabMentors' technology provides students with the ability to manage and configure any hardware/software platform remotely, through a proprietary client accessed remote server farm. Also embedded within the LabMentors system is a Learning Management System (LMS) that enables the delivery and tracking of curriculum and tasks to students. Using LabMentors complete solution, any school or institution can offer advanced IT training topics in any number of areas such as Windows Server 3000(Registered), Linux(Registered) system administration, and various other applications without the associated overhead of owning and managing various hardware platforms.

     We have only commenced marketing efforts for our current products and technologies during the last four years. We continue to expand distribution and marketing channels. To date, PCS Edventures has sold approximately 2,500 Learning Labs to the US and international markets. In addition, the LabMentors subsidiary has two major customers in the US that it continues to service.

     Our principal executive offices consist of approximately 5,400 square feet of office space located at 345 Bobwhite Court, Suite 200, Boise, Idaho. Our telephone number is (208) 343-3110. We also lease additional warehouse space at 7646 Lemhi Street, Unit 13, Boise, Idaho 83709. This warehouse space consists of approximately 1,400 square feet. The LabMentors subsidiary has approximately 1,000 square feet of office space located at 634 Queen Street, Suite 201, Fredericton, New Brunswick Canada.

                                 The Offering
                                 ------------

Securities offered by us . . . .None.

Securities that may be sold
by our stockholders . . . . . . 6,666,667 shares of our common stock.

Use of proceeds . . . . . . . . We will not receive any money from the
                                Selling Stockholder when it sells shares of our common stock; however, we may receive up to $7,500,000 from the exercise of outstanding warrants to acquire shares underlying warrants that are being registered. As of the date of this prospectus, none of these warrants has been exercised.

Offering Price . . . . . . . . .Market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices, all of which may change.

Transfer Agent . . . . . . . . .Interwest Transfer Company, 1981 East Murray-
                                Holladay Road, Salt Lake City, Utah 84117,
                                Telephone No. 801-272-9294, serves as the transfer agent and registrar for our outstanding securities.

     We have agreed to pay all costs and expenses relating to the registration of our common stock. The Selling Stockholder will only be responsible for any commissions, taxes, attorney's fees, and other charges relating to the offer or sale of these securities. The Selling Stockholder may sell its common stock through one or more brokers/dealers, and these brokers/dealers may receive customary compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholder as they shall agree.

                             RISK FACTORS
                             ------------

     You should carefully read our entire prospectus and consolidated financial statements and related notes.

     Our present and intended business operations are highly speculative and involve substantial risks. Only investors who can bear the risk of losing their entire investment should consider buying our shares. Among the risk factors that you should consider are the following:

                  We Face Risks Related to Our Business
                  -------------------------------------

     We have a limited operating history in our current line of business.
     --------------------------------------------------------------------

     We have only commenced marketing efforts for our current products and technologies during the last four years and more recently our PCS LabMentors product lines in 2006. We are at an early stage of market development and must be evaluated in light of the uncertainties and complications present in a development stage company. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays, many of which are beyond our control, frequently encountered with the development of new products and services, the utilization of new technology, and the competitive educational software environment in which we operate.

     We have incurred significant operating losses and there is no assurance that we will be profitable in the future.
-----------------------------------------

     We have incurred significant operating losses since our inception. For the fiscal year ended March 31, 2005, our net loss was $938,632. At March 31, 2005, our accumulated deficit was more than $24,662,568. Similarly, our net loss for the nine months ended December 31, 2005, was $585,762, and our accumulated deficit as of that date was $25,248,330. There can be no assurance that we will be able to achieve or sustain profitability in the development, commercialization, manufacturing or marketing of our products and services.

     Our auditor's "going concern" opinion highlights the risk that we may not be able to continue in business.
--------------------------------

     The Independent Auditor's Report for our audited financial statements for the fiscal years ended March 31, 2005, and 2004, expresses "substantial doubt about [our] ability to continue as a going concern," due to our recurring losses from operations and our working capital deficit. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

     We will likely need additional financing in order to fully implement our business plan.
--------------

     To date, we have had insufficient revenues to satisfy our ongoing expenses of operation and we have been funded primarily by the sale of our securities in private transactions. Due to our history of losses, we cannot assure you that we will ever be profitable. If we do not become profitable or obtain additional financing, we will be unable to continue our current level of operations and fully implement our growth objectives. As a result, we cannot assure you we will have adequate capital to implement our business plan and to maintain our current level of operation. Our failure to obtain sufficient additional financing could result in the delay or abandonment of some or all of our operations, which could have a negative effect on us and on the value of our common stock.

     We need to build public awareness of our product lines.
     ------------------------------------------------------

     Our efforts to develop widespread PCS name, products, and brand recognition are likely to be expensive and may fail. The development of our PCS name, product lines, and brand recognition is important to our future success. If we fail to develop sufficient name, product lines, and brand recognition, our ability to attract subscription revenue may be impaired, and our revenue will suffer. In addition, our business and future revenue growth will suffer if we fail to retain and grow our user base, generate frequent and recurring usage by our users, or demonstrate that our users are actually using our service.

     We need to increase our customer base.
     --------------------------------------

     The success of our business will depend on our ability to add users and to demonstrate that our users are using the PCS network on a regular basis. Our ability to grow our user base depends largely on our ability to deploy our network to additional schools and to extend our network to home users. If we are unable to rapidly deploy our network to a large number of additional schools, we will not be able to grow our core school user base, and our ability to generate revenue and implement our strategy will be severely limited. Our ability to grow our user base also depends on our success with the development and implementation of programs designed to help schools encourage their students to register. We must also encourage our users to use our service regularly and for long periods of time. PCS has developed programs and features to encourage this type of use of our network; however, these programs could fail, in whole or in part.

     Educational budget constraints could limit our sales in the future.
     -------------------------------------------------------------------

     Our products and services require an investment in hardware, computer hardware and software, and Internet access at a time when many schools and school districts are facing increased budget constraints. If these constraints persuade our potential customers to rely on more traditional and less expensive teaching methods, sales of our products may suffer.

     Our operations may be affected by the vagaries of foreign markets.
     ------------------------------------------------------------------

     A substantial portion of our marketing efforts focuses on the development of overseas markets, including several in the Middle East. Our international success will depend on the continued political and economic stability of these countries and the strength of their currencies. Civil unrest, economic recession or depression, currency devaluation, rampant inflation, or general political upheaval could significantly impair our internationals sales efforts. Nor will we be able to control foreign governments' or regulatory authorities' imposition of new or increased taxes or tariffs on American imports in general or our products in particular.

     If we fail to manage the growth of our operations, our business could be harmed and it could strain our managerial, operational, and financial resources.
----------

     We have rapidly and significantly expanded our operations, namely the expanded product lines and recent PCS LabMentors, LTD. acquisition. We anticipate that further significant expansion will be required to grow our user base in order to be successful in implementing our business strategy. We may not be able to implement management information and control systems in an efficient and timely manner, and our current or planned personnel, systems, procedures, and controls may not be adequate to support our future operations. If we are unable to manage growth effectively, our business would suffer. However, we are currently working to mitigate any potential thereof.

     Our business may be hurt by rapid changes in technology if we don't stay current.
--------

     The industry in which we operate is characterized by rapid technological changes. The recent growth of the Internet and intense competition in our industry exacerbate these market characteristics. Our future success will depend on our ability to adapt to rapidly changing technologies by continually improving the performance, features, and reliability of our networks and Learning Labs. New products through research and development are expected to continue at a rapid pace in both industry and academia. Many companies with substantially greater resources than we have are engaged in the development of products and services to provide content and solutions and to address issues in education. Commercial availability of such products and services could render our products and services obsolete and could seriously damage our business, financial condition, and results of operations.

     We face significant competition from other companies.
     -----------------------------------------------------

     Both the education marketplace and the Internet are highly competitive and rapidly evolving fields, and are expected to continue to undergo significant and rapid technological change. Other companies may develop products and services and technologies superior to our products, which may result in our products and services becoming less competitive. We are aware of several development stage and established enterprises that are exploring the fields of online educational products and services or are actively engaged in research and development of products and services targeted at these fields. Many of these companies have substantially greater financial, manufacturing, marketing, and technical resources than we have and represent significant long-term competition. To the extent that these companies offer comparable products and services at lower prices, or higher quality and more cost effective, our business could be damaged.

     Our success depends on our hiring additional key employees in the future.
     -------------------------------------------------------------------------

     As our business grows, we will be required to hire additional employees as programmers, designers, support staff, and salespersons. We will face competition for hiring such personnel from other companies, research and academic institutions, government entities and other organizations. We may not be able to attract and retain the necessary personnel to accomplish our business objectives, and we may experience constraints that will adversely affect our ability to deploy the PCS products in a timely fashion or to support our users and operations. Because of our limited product sales, capital, and revenues, we have experienced, and continue to experience, difficulty in recruiting qualified personnel. Recruiting qualified personnel is an intensely competitive and time-consuming process. There can be no assurance that we will be successful in hiring or retaining the personnel it requires for operating its business.

     Our success depends on us developing and maintaining collaborative relationships.
--------------

     Our strategy for the development and commercialization of certain of our products and services includes entering into various collaborations with corporate partners, licensors, licensees, and others. We may not be able to negotiate successful collaborative arrangements in the future on acceptable terms, if at all.

     Our network is relatively new and we may need to develop tools to attract subscribers and partners.
-------------------------

     It is important to our customers that we accurately measure the user base demographics and subscription delivery on our network and use of our Learning Labs. We are currently implementing systems designed to leverage non-personally identifying demographic data about our users, including age, gender, and school location by zip code, in such a way as to permit sponsors to address their intended market segment. This effort may be complicated by the remote nature of the Learning Labs and online subscribers in which this information is generated and recorded before being transmitted back to our network operations center. If we fail to implement these systems successfully, we may not be able to accurately evaluate the demographic characteristics of our users. Companies may choose not to sponsor our network or may pay less for subscriptions if they perceive our measurements to be unreliable.

     Our operations could be harmed if our intellectual property rights are not adequately protected.
-------------------------

     We rely on a combination of trademark, copyright, and trade secret laws, as well as contractual restrictions, such as confidentiality agreements and licenses, to establish and protect our proprietary rights. Our ability to compete and grow our business could suffer if these rights are not adequately protected. Despite our precautionary measures, unauthorized third parties may infringe on our intellectual property rights, which could harm our competitive position and market share. Moreover, the laws of some foreign countries may not protect proprietary rights to the same extent as do the laws of the United States. Our means of protecting proprietary rights in the United States or abroad may not be adequate and competitors may independently develop similar technology.

     In addition, our present or future products may be found to infringe upon the intellectual property rights of others. If our products were found to infringe on intellectual property rights of others, our development and sale of such products could be severely restricted or prohibited. In such eventuality, we would be required to obtain licenses to utilize such patents, trademarks or proprietary rights of others, for which acceptable terms may be unavailable. If we are not able to obtain such licenses, the development or sale of products requiring such licenses could be materially and adversely affected. In addition, we could incur substantial costs in defending against challenges to our intellectual property and/or infringement claims made by third parties or in enforcing any patents, copyrights or trademarks we may obtain.

     We face a higher risk of failure because we cannot accurately forecast our future revenues and operating results.
------------------------------------------

     Our short operating history and the rapidly changing nature of the market in which we compete make it difficult to accurately forecast our revenues and operating results. Furthermore, we expect our revenues and operating results to fluctuate in the future due to a number of factors, including the following:

          *     the timing of sales of our products and services;

          * the timing of product implementation, particularly large new projects;

          *     unexpected delays in introducing new products and services;

          * increased expenses, whether related to sales and marketing, product development, or administration; and

          * costs related to possible acquisitions of technology or businesses.

     We anticipate that our sales will be slower during the summer months when school is out.
--------------

     We believe that in-school sales and e-commerce sales will be lower during the summer, in late December and early January and during other school holiday periods when most users of the products will be on vacation and away from school. If our market makes the transition from an emerging to a more developed market, these traditional seasonal and cyclical patterns would be further exacerbate seasonality to which we are subject year. Seasonal and cyclical patterns in online subscriptions and e-commerce in general may also affect our revenue. Because our operating history is so limited, it is difficult for us to accurately predict these trends and plan accordingly. Since our operating expenses are based on future revenue performance, it is possible that seasonal fluctuations could materially and adversely affect our revenue and results of operations on a quarter-by-quarter basis.

     If we lose our key personnel or are unable to hire additional personnel, we will have trouble growing our business.
------------------------------------------

     We depend to a large extent on the abilities of our key management and technical personnel, in particular Anthony A. Maher, our President and Chief Executive Officer. The loss of any key employee or our inability to attract or retain other qualified employees could seriously impair our results of operations and financial condition.

    Our future success depends on our ability to attract, retain and motivate highly skilled technical, marketing, management, accounting, and administrative personnel. We plan to hire additional personnel in all areas of our business. Competition for qualified personnel is intense. As a result, we may be unable to attract, assimilate or retain qualified personnel. We may also be unable to retain the employees that we currently employ or to attract additional technical personnel. The failure to retain and attract the necessary personnel could seriously harm our business, financial condition and results of operations.

           There Are Substantial Risks Related to Our Common Stock
           -------------------------------------------------------

     Due to the instability in our common stock price, you may not be able to sell your shares at a profit.
-----------------------------

     The public market for our common stock is limited and volatile. As with the market for many other companies in new and emerging industries, any market price for our shares is likely to continue to be very volatile. In addition, the other risk factors disclosed in this prospectus may significantly affect our stock price. The historical volatility of our stock price may make it more difficult for you to resell shares when you want at prices you find attractive.

     In addition, the stock market in general and the market for technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors may reduce our stock price, regardless of our operating performance.

Because our common stock is "penny stock," you may have greater difficulty selling your shares.
--------------------

     Our common stock is "penny stock" as defined in Rule 3a51-1 of the Securities and Exchange Commission. Section 15(g) of the Exchange Act and Rule 15g-2 of the Securities and Exchange Commission require brokers/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before making any transaction in a penny stock for the investor's account. In addition, Rule 15g-9 of the Securities and Exchange Commission requires brokers/dealers in penny stocks to approve the account of any investor for transactions in these stocks before selling any penny stock to that investor. Compliance with these requirements may make it harder for our Selling Stockholder and other stockholders to resell their shares. For more information about "penny stocks," see the heading "Penny Stock" under the caption "Description of Securities."

     The sale of already outstanding shares of our common stock could hurt our common stock market price.
--------------------------

     The number of our shares available for resale in the public market may exceed the number of shares that purchasers wish to buy. This imbalance may place downward pressure on our stock price.

     Approximately 14,853,759 shares of our common stock are presently eligible to be publicly traded. This number will be increased by the 5,000,000 shares underlying the warrants, and the 1,666,667 shares that are issuable upon conversion of our convertible note, which may be offered by this prospectus. This potential increase in the number of shares that may be available for public trading from 14,853,759 shares to 21,520,426 shares may dramatically reduce the price of our common stock on the basis of supply and demand alone. In addition, a significant number of our other currently outstanding shares are eligible for public resale under Rule 144 of the Securities and Exchange Commission, and sales of these shares may also place downward pressure on our stock price.

                       FORWARD-LOOKING INFORMATION
                       ---------------------------

     This prospectus contains forward-looking statements. These statements can be identified by the use of the forward-looking words "anticipate," "estimate," "project," "likely," "believe," "intend," "expect" or similar words. These statements discuss future expectations, contain projections regarding future developments, operations or financial conditions, or state other forward-looking information. When considering such forward-looking statements, you should keep in mind the risk factors noted in this section and other cautionary statements throughout this prospectus and any prospectus supplement. You should also keep in mind that all forward-looking statements are based on management's existing beliefs about present and future events outside of management's control and on assumptions that may prove to be incorrect. If one or more risks identified in this prospectus, a prospectus supplement, or any applicable filings materializes, or any other underlying assumptions prove incorrect, PCS' actual results may vary materially from those anticipated, estimated, projected or intended.

                             USE OF PROCEEDS
                             ---------------

     We will not receive any part of the proceeds from sale of our common stock. However, we will receive $7,500,000 if all of the warrants referenced herein are exercised. As of the date of this prospectus, none of the warrants had been exercised. Our Class A Warrants, of which 2,500,000 are outstanding, are exercisable at a price of $1.20 per share. Our Class B Warrants, of which 2,500,000 are outstanding, are exercisable at a price of $1.80 per share. As of January 23, 2006, the bid price of our common stock was $0.71 per share.
As of that date, our stock price was less than the exercise price of all of our Class A Warrants and all of our Class B Warrants. For a detailed description of our outstanding warrants, see the Warrant Table under the caption "Description of Securities."

            DETERMINATION OF OFFERING PRICE AND DILUTION
            --------------------------------------------

     We will not receive any money from the Selling Stockholder when it sells its shares of common stock, although we will receive funds from any exercise of the warrants. The Selling Stockholder may sell all or any part of its shares in private transactions or in the over-the-counter market at prices related to the prevailing prices of our common stock at the time of negotiation. Because we cannot accurately predict the prices of these sales, we cannot accurately estimate the amount of any dilution that may result from the purchase price of any of these shares. Dilution is the difference between the price paid for the shares and our net tangible book value. The net tangible book value of our common stock on December 31, 2005, was $(935,159) or $(0.031)per share, based upon 30,540,212 outstanding shares. Net tangible book value per share is determined by subtracting our total liabilities from our total tangible assets and dividing the remainder by the number of shares of common stock outstanding. These computations do not include the estimated expenses of this offering of approximately $40,000. The offer and sale by the Selling Stockholder of shares issuable upon conversion of our convertible note, or of those shares underlying the Class A Warrants and/or the Class B Warrants, will not affect the net tangible book value of our common stock, excluding computations taking into account the issuance of the shares underlying the convertible note and/or the warrants and any reduction in our outstanding debt in connection with the conversion of the convertible note and the payment for the exercise of the warrants.

     We cannot assure you that any public market for our common stock will equal or exceed the sales prices of the shares of common stock that our stockholders sell. Purchasers of our shares face the risk that their shares will not be worth what they paid for them.

                        SELLING SECURITY HOLDER
                        -----------------------

     On January 3, 2006, we closed a Note Purchase Agreement by which Barron Partners LP, a Delaware limited partnership (the "Selling Stockholder") purchased:

     * a Convertible Promissory Note (the "Note") in the principal amount of $1,000,000, convertible into a total of 1,666,667 shares of our common stock at a price of $0.60 per share. Upon filing of a Certificate of Designations of Preferences, Rights and Limitations of our class of preferred stock with the Secretary of State of Idaho, the Note shall be convertible only into 1,666,667 shares of preferred stock, at a price of $0.60 per share. As of January 23, 2006, we have not filed any Certificate of Designations. The Note is payable on September 30, 2006, subject to automatic extension on a month-by-month basis. The Note does not bear any interest.

     * a Common Stock Purchase Warrant "A" (the "Class A Warrant") entitling the Selling Stockholder to purchase up to 2,500,000 shares of our common stock at a price of $1.20 per share. The Class A Warrant is exercisable through the later of December 29, 2009, or 18 months of the effectiveness of our registration statement registering the shares underlying the Class A Warrant. The Class A Warrant has a "cashless exercise" feature, and the exercise price may be adjusted downward, to as low as $0.15 per share, based on our failure to meet certain EBITDA (i.e., earnings before interest, tax, depreciation and amortization) targets during the period of exercisability. We may call the Class A Warrant if the closing market price of our common stock equals or exceeds $1.80 per share for 30 consecutive trading days and there is an effective registration statement covering the shares of common stock underlying the Class A Warrant during such period.

     * A Common Stock Purchase Warrant "B" (the "Class B Warrant") to purchase up to 2,500,000 shares of our common stock at a price of $1.80 per share. The period of exercisability of the Class B Warrant, and the other material terms thereof, are the same as for the Class A Warrant, with the exception that the call feature is triggered if the closing market price of our common stock equals or exceeds $2.70 per share for 30 consecutive trading days and there is an effective registration statement covering the shares of common stock underlying the Class A Warrant during such period.

     As of the closing date of this transaction, the Note had not been converted and neither of the warrants had been exercised, in whole or in part.

     Not later than 45 days after the closing date of the Note Purchase Agreement, we are required to file a registration statement registering all shares issuable upon conversion of the Note and the warrants. We must use our best efforts to have the registration statement declared effective not later than the earlier of: (i) 150 days after the closing date; (ii) 10 days following the receipt of a "no review" letter from the Securities and Exchange Commission (the "Commission"); or (iii) the first business day following the date that the Commission determines the registration statement eligible to be declared effective. For every day that the 45-day and/or 150-day deadlines have not been met, or if the registration statement is not effective at any time from the 150-day deadline through two years following the date of the Note Purchase Agreement, we are to issue to the Selling Stockholder liquidated damages equal to 548 shares of common stock.

     The following table shows the following information about the selling stockholder:

          * the number of shares of our common stock that the Selling Stockholder beneficially owned as of the business day immediately prior to the filing of our registration statement;

          *     the number of shares covered by this prospectus; and

          * the number of shares to be retained after this offering, if any.

     All figures in this table assume the issuance of all shares issuable upon conversion of the Note and all shares issuable upon conversion of the warrants.

                                               Common Stock (1)
                                               ----------------

                    Number and                              Number and
                    Percentage of                           Percentage of
                    Outstanding Shares  Number of Shares   Outstanding Shares
Name of Selling     Owned Prior to      Registered in      Beneficially Owned
Stockholder (2)     the Offering        the Offering       after the Offering
-----------         ------------        ------------       ------------------

Barron Partners LP   6,666,667 -         6,666,667 (3)      -0- (4)
                     18.5% (3)(4)

     (1) We assume no purchase in this offering by the Selling Stockholder of any shares of our common stock.

     (2) No director, advisory director, executive officer or any associate of any director, advisory director or executive officer has any interest, direct or indirect, by security holdings or otherwise, in the Selling Stockholder. Andrew Worden has investment power with respect to this entity.

     (3) Includes the following shares issuable upon conversion of the Note and the shares underlying warrants that are described in the warrant table in our description of our securities, and assumes that the note is fully converted and that all warrants are exercised and all common stock owned or received on the conversion of the note and the exercise of the warrants are sold:

     1,666,667 shares issuable upon full conversion of Note; 2,500,000 shares issuable upon exercise of all Class A Warrants; and 2,500,000 shares issuable upon exercise of all Class B Warrants.

     The Note is convertible at $0.60 per share; the Class A Warrants are exercisable at a price of $1.20 per share; and the Class B Warrants are exercisable at a price of $1.80 per share.

     (4) Under the Note Purchase Agreement, the Note and the warrants, the Selling Stockholder may not convert any portion of the Note or exercise any portion of a warrant if such conversion or exercise would result in its being the beneficial owner of more than 4.9% of PCS' outstanding shares of common stock.

                          PLAN OF DISTRIBUTION
                          --------------------

     We are registering the shares of our common stock covered by this prospectus.

     We will pay the costs, expenses and fees of registering our common stock. The Selling Stockholder will be responsible for any commissions, taxes, attorney's fees and other charges that it may incur in the offer or sale of these securities.

     The Selling Stockholder may sell our common stock at market prices prevailing at the time of the sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices, any of which may change. It may sell some or all of its common stock through:

          * ordinary broker's transactions, which may include long or short sales;

          * purchases by brokers, dealers or underwriters as principal and resale by those purchasers for their own accounts under this prospectus;

          *     market makers or into an existing market for our common stock;

          *     transactions in options, swaps or other derivatives; or

          * any combination of the selling options described in this prospectus, or by any other legally available means.

     In addition, the Selling Stockholder may enter into hedging transactions with broker/dealers, who may engage in short sales of our common stock in the course of hedging the positions they assume. Finally, they may enter into options or other transactions with broker/dealers that require the delivery of our common stock to those broker/dealers. Subsequently, the shares may be resold under this prospectus.

     In its selling activities, the Selling Stockholder will have to comply with applicable provisions of the Securities Exchange Act of 1934, and its rules and regulations, including Regulation M. The Exchange Act and these rules and regulations may limit the timing of purchases and sales of our common stock by the Selling Stockholder.

     The Selling Stockholder and any brokers/dealers involved in the sale or resale of our common stock may qualify as underwriters within the meaning of
Section 2(11) of the Securities Act. In addition, the brokers/dealers' commissions, discounts or concessions may qualify as underwriters' compensation under the Exchange Act. If any broker/dealer or the Selling Stockholder qualifies as an underwriter, it will have to deliver our prospectus as required by Rule 154 of the Securities and Exchange Commission. In addition, any broker/dealer that participates in a distribution of these shares will not be able to bid for, purchase or attempt to induce any person to bid for or purchase any of these shares as long as the broker/dealer is participating in the distribution. The ability of participating brokers/dealers to stabilize the price of our shares will also be restricted.

     If the Selling Stockholder sells our shares to or through brokers, dealers or agents, it may agree to indemnify these brokers, dealers or agents against liabilities arising under the Securities Act or the Exchange Act. We do not know of any existing arrangements between the Selling Stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock.

     In addition to selling their common stock under this prospectus, the Selling Stockholder may:

          * transfer its common stock in other ways not involving market makers or established trading markets, including by gift, distribution or other transfer; or

          * sell its common stock under Rule 144 of the Securities and Exchange Commission, if the transaction meets the requirements of Rule 144.

     We have advised the Selling Stockholder that during the time it is engaged in the distribution of our common stock that it owns, it must comply with Rule 10b-5 and Regulation M promulgated by the Securities and Exchange Commission under the Exchange Act. It must do all of the following under this Rule and Regulation:

          * not engage in any stabilization activity in connection with our common stock;

          * furnish each broker who may be offering our common stock on its behalf the number of copies of this prospectus required by each broker;

          * not bid for or purchase any of our common stock or attempt to induce any person to purchase any of our common stock, other than as permitted under the Exchange Act;

          *     not use any device to defraud;

          * not make any untrue statement of material fact or fail to state any material fact; and

          * not engage in any act that would operate as a fraud or deceit upon any person in connection with the purchase or sale of our shares.

     To the extent that the Selling Stockholder may be an affiliated purchaser as defined in Regulation M, it has been further advised of the requirements of Rule 10b-1, and that it must coordinate its sales under this prospectus with us for the purposes of Regulation M.

     To the extent required by the Securities Act, a supplemental prospectus will be filed, disclosing:

          *     the name of any broker/dealers;

          *     the number of securities involved;

          *     the price at which the securities are to be sold;

          * the commissions paid or discounts or concessions allowed to the broker/dealers, where applicable;

          * that the broker/dealers did not conduct any investigation to verify the information set out in this prospectus, as supplemented; and

          *     other facts material to the transaction.

     There is no guarantee that the Selling Stockholder will sell any of our common stock.

                        LEGAL PROCEEDINGS
                        -----------------

     PCS is not involved in any legal or administrative proceedings or claims of any type. We have no material pending legal or administrative proceedings, to which we or any of our subsidiaries are a party or of which any property is the subject. While any proceeding or claim contains an element of uncertainty, management does not expect that any such proceeding or claim will have a material adverse effect on our results of operations or financial position.

        DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
        ------------------------------------------------------------

     The following table sets forth the names of all of our current directors and executive officers. These persons will serve until the next annual meeting of our stockholders or until their successors are elected or appointed and qualified, or their prior resignations or terminations.

Directors and Executive Officers.
---------------------------------

     The following table sets forth the name, address, age and position of each officer and director of PCS:


    Name                Age                      Position
    ----                ---                   --------
Anthony A. Maher        58                  Chairman of the Board,
                                            President, and
                                            Chief Executive Officer

Robert O. Grover        43                  Executive Vice President, Chief
                                            Technology Officer

Christina M. Vaughn     37                  Vice President, Chief Financial
                                            Officer

Donald J. Farley        57                  Secretary, Director

Cecil D. Andrus         77                  Director

Michael K. McMurray     60                  Director

     Anthony A. Maher. Mr. Maher was recruited to PCS at its inception as Chairman of the Board, President and Chief Executive Officer and structured the purchase of PCS Schools, Inc. and PCS LabMentors, LTD. Since then, Mr. Maher has overseen the development of the curriculum from four core areas to over 60; the development of its distance developer database; and the creation of its web-based publishing expertise. From 1982 to 1989 he was founder and Chairman of the Board of National Manufacturing Company, Inc. and its subsidiary, National Medical Industries, Inc. From 1979 to 1982, Mr. Maher was Executive Vice President for Littletree Inns, a hotel company based in Boise, Idaho with properties throughout the Northwest. Mr. Maher graduated from Boise State University in 1970 with a Bachelor of Arts degree in Political Science.

     Robert O. Grover. Mr. Grover joined PCS at its inception and became Executive Vice President in May 1996. Mr. Grover's current focus is on the development of PCS distance education applications including the web-based support and delivery systems that are integral to PCS Edventures!.COM(Registered), Edventures Labs(Trademarked), the Academy of Engineering(Trademarked), and PCS LabMentors' software. In 1992, he developed the PCS Merit System that has become the foundation of the PCS Edventures!.COM(Registered) learning systems online. Mr. Grover graduated from Boise State University in 1987 with a Bachelor of Arts degree in English.

     Christina M. Vaughn. Ms. Vaughn was promoted to Vice President and CFO from Assistant CFO on May 1, 2002. She joined PCS in September 2000 after serving eight years as an analyst for the local natural gas utility. She brings to PCS extensive knowledge of revenue, cash, and cost forecasting, asset/liability mitigation, and managed reporting of commodities pricing, as well as capital project analysis. She graduated, cum laude, in 1990 from the College of Idaho with a Bachelor of Business Administration in Finance, and in 1992 from Atkinson Graduate School of Management/Willamette University with a Masters of Business Administration.

     Donald J. Farley.  Mr. Farley is a director and the Secretary of PCS.
Mr. Farley is a founding partner of the law firm of Hall, Farley, Oberrecht & Blanton, P.A. and currently serves as its managing partner. His legal practice emphasizes litigation and representation of closely held businesses. He has been in private practice since 1975, after serving a two year judicial clerkship with former United States District Judge J. Blaine Anderson. Mr. Farley is admitted to practice before all state and federal courts in Idaho and has also been admitted to practice before the United States Supreme Court and 9th Circuit Court of Appeals. He is a member of the American Bar Association, the International Association of Defense Counsel, Defense Research Institute, the Idaho State Bar Association, and the Association of Trial lawyers of America. Mr. Farley graduated from the University of Idaho in 1970 with a Bachelor of Arts degree in Economics and from the University of Idaho College of Law in 1973.

     Cecil D. Andrus. Former Idaho State Governor Andrus joined the PCS Board of Directors in November 1995. Following his retirement from public service in January 1995, Governor Andrus founded and now directs the Andrus Center for Public Policy at Boise State University. Governor Andrus is the first person in the history of Idaho to be elected Governor four different times (1970, 1974, 1986, and 1990). When he retired from public office, he was the senior governor in the United States in length of service. Mr. Andrus resigned as governor in 1977 to become the Secretary of the Interior in the Carter Administration, the first Idahoan to serve in a Presidential Cabinet.
Governor Andrus is also a director of Albertson's, KeyCorp, and The Gallatin Group.

     Michael K. McMurray. Mr. McMurray comes back to the Board of PCS after having served from 1989 through 1994. He retired from Boise Cascade after serving there for over 30 years, starting as a Treasury Analyst in 1970, Assistant to Realty Controller from 1971 to 1974, Manager, Cash & Banking from 1974 to 1976, Manager of Banking & Corporate Credit from 1976 to 1980, Assistant Treasurer from 1980 to 1989, and then Assistant Treasurer and Director, Retirement Funds from 1989 until he retired in 2000. Mr. McMurray has served with distinction on several Boards including Regence Blue Shield of Idaho, American Red Cross, Farmers & Merchants State Bank, Idaho Housing and Finance, Boise Family YMCA, Hillcrest Country Club, and the Downtown Boise Association. He is a graduate of the University of Idaho with a degree in Finance and has completed the Program for Management Development at the Harvard Business School.

Family Relationships.
---------------------

     There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings.
-----------------------------------------

     During the past five years, none of our present or former directors, executive officers or persons nominated to become directors or executive officers:

          * was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

          * was convicted in a criminal proceeding or named subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;

          * was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

          * was found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
        --------------------------------------------------------------

     The following tables set forth the share holdings of our directors and executive officers and those persons who own more than five percent of our common stock, based on 30,269,680 outstanding shares at January 16, 2006, unless indicated otherwise:

                     DIRECTORS AND EXECUTIVE OFFICERS
                     --------------------------------

       Name and Address                                      Percentage
     of Beneficial Owner           Shares Owned                   Owned
     -------------------           ------------                   -----

     Anthony A. Maher                2,735,276(1)                  8.2%
     345 Bobwhite Court, Suite 200,
     Boise, Idaho 83706

     Robert O. Grover                  572,600(2)                  1.7%
     345 Bobwhite Court, Suite 200,
     Boise, Idaho 83706

     Donald J. Farley                1,723,046(3)                  5.1%
     345 Bobwhite Court, Suite 200,
     Boise, Idaho 83706

     Cecil D. Andrus                 1,102,179(4)                  3.3%
     345 Bobwhite Court, Suite 200,
     Boise, Idaho 83706

     Michael K. McMurray               281,055(5)                  0.8%
     345 Bobwhite Court, Suite 200
     Boise, Idaho 83706

     Christina M. Vaughn               300,000(6)                  0.9%
     345 Bobwhite Court, Suite 200,
     Boise, Idaho 83706

     All officers and directors      6,714,156                    20.0%(7)
     as a group (six persons)

     (1) Based upon 30,981,616 shares of common stock issued and outstanding as of February 23, 2006, including 711,936 shares that may be issued upon the exercise of currently exercisable options held by Mr. Maher. The shares beneficially owned by Mr. Maher include: (i) 1,954,340 shares owned of record by Mr. Maher; (ii) 10,000 shares owned by Louise Maher; (iii) 9,500 shares which are beneficially owned by Sullivan Maher, LLC, for which Mr. Maher acts as a manager (iv) 35,000 shares owned by the Nick Maher Foundation, of which Mr. Maher is a trustee; (v) 4,500 shares owned by E. L. Sullivan which are voted by Mr. Maher pursuant to an irrevocable proxy; and 10,000 shares owned by the Maher Family Partnership LLP; and (vi) 711,936 shares which may be issued upon the exercise of currently exercisable stock options.

     (2) Based upon 30,619,680 shares of common stock issued and outstanding as of February 23, 2006, including 350,000 shares that may be issued upon the exercise of currently exercisable options held by Mr. Grover. The shares beneficially owned by Mr. Grover include 222,600 shares owned of record and 350,000 shares underlying currently exercisable options.

     (3) Based upon 31,179,241 shares of common stock issued and outstanding as of February 23, 2006, including 909,561 shares that may be issued upon the exercise of currently exercisable options held by Mr. Farley. These shares include 813,485 shares owned of record by Mr. Farley and 909,561 shares, which may be issued upon the exercise of currently exercisable stock options.

     (4) Based upon 30,550,735 shares of common stock issued and outstanding as of February 23, 2006, including 418,411 shares that may be issued upon the exercise of currently exercisable options held by Mr. Andrus. These shares include (i) 683,768 shares owned of record by Mr. Andrus and (ii) 418,411 shares which may be issued upon the exercise of currently exercisable stock options.

     (5) Based upon 30,550,735 shares of common stock issued and outstanding as of February 23, 2006, including 281,055 shares that may be issued upon the exercise of currently exercisable options held by Mr. McMurray. Mr. McMurray does not currently own any shares of our common stock.

     (6) Based upon 30,569,680 shares of common stock issued and outstanding as of February 23, 2006, including 300,000 shares that may be issued upon the exercise of currently exercisable options held by Ms. Vaughn. Ms. Vaughn does not currently own any shares of our common stock.

     (7) Based upon 33,240,643 shares of common stock issued and outstanding as of February 23, 2006, including all 2,970,963 shares that may be issued upon the exercise of currently exercisable options collectively held by all of our directors and executive officers.

Changes in Control.
-------------------

     To our knowledge, there are no present arrangements or pledges of our securities that may result in a change in control of our company.

                        DESCRIPTION OF SECURITIES
                        -------------------------
Common Stock.
-------------

     We are authorized to issue 40,000,000 shares of common stock, no par value per share. On February 23, 2006, there were 30,269,680 outstanding shares of our common stock.

     Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders and may not cumulate votes for the election of directors. Common stock holders have the right to receive dividends when, as, and if declared by the Board of Directors from funds legally available therefore. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities.

     In order to meet current and anticipated future commitments to issue our common stock, we will need to increase the number of authorized common shares. Our Board of Directors has not yet determined the amount of the increase. However, we expect to submit a proposal in this regard to our stockholders at our next annual stockholders meeting, scheduled to be held on August 10, 2006. See the captions "Warrants" and "Stock Option Plans and Other Incentive Compensation Plans."

     Penny Stock
     -----------

     Our common stock is "penny stock" as defined in Rule 3a51-1 of the Securities and Exchange Commission. Penny stocks are stocks:

          *     with a price of less than five dollars per share;

          *     that are not traded on a "recognized" national exchange;

          * whose prices are not quoted on the NASDAQ automated quotation system; or

          * in issuers with net tangible assets less than $2,000,000, if the issuer has been in continuous operation for at least three years, or $5,000,000, if in continuous operation for less than three years, or with average revenues of less than $6,000,000 for the last three years.

     Section 15(g) of the Exchange Act and Rule 15g-2 of the Securities and Exchange Commission require broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before making any transaction in a penny stock for the investor's account. You are urged to obtain and read this disclosure carefully before purchasing any of our shares.

     Rule 15g-9 of the Securities and Exchange Commission requires broker/dealers in penny stocks to approve the account of any investor for transactions in these stocks before selling any penny stock to that investor. This procedure requires the broker/dealer to:

          * get information about the investor's financial situation, investment experience and investment goals;

          * reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor can evaluate the risks of penny stock transactions;

          * provide the investor with a written statement setting forth the basis on which the broker/dealer made his or her determination; and

          * receive a signed and dated copy of the statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment goals.

     Compliance with these requirements may make it harder for the Selling Stockholder and other stockholders to resell their shares.

     Registration Rights
     -------------------

     We have granted registration rights for all shares included in our registration statement and offered for resale by this prospectus. In accordance with our agreement with the Selling Stockholder, we were required to file the registration statement on or before February 17, 2006, and the registration statement must become effective on or before July 3, 2006, or we will be liable to the Selling Stockholder as liquidated damages an amount equal to 548 shares of common stock for each day that we are not in compliance with these registration requirements.

Convertible Preferred Stock.
----------------------------

     We have 10,000,000 shares of preferred stock authorized, none of which are currently issued and outstanding. The preferred stock is designated as Convertible Preferred Stock. Each share of Convertible Preferred Stock is entitled to one vote on each matter submitted to a vote of stockholders. The Convertible Preferred Stock does not have any cumulative voting rights or preemptive rights. Holders of the Convertible Preferred Stock are entitled to receive a 10 percent cumulative non-cash dividend per year. The Convertible Preferred Stock is convertible into shares of our common stock at a price of $0.25 per share. At conversion, the holders of our Convertible Preferred Stock shall receive a discount of 20 percent off the price per share of our common stock. We may convert all Convertible Preferred Stock into common stock if the average bid price of the common stock is equal to or exceeds $0.50 per share in any 30-day trading period. The Convertible Preferred Stock has no liquidation preference.

     Upon our filing of a Certificate of Designations with respect to our preferred stock, the Selling Stockholder's Note will be convertible only into preferred stock. The Certificate of Designations, which we expect to file after our next annual stockholders' meeting, will designate a class of five million shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock") without par value, dividend rights or voting rights. The Certificate of Designations further provides that no dividends shall be payable on our common stock while the Series A Preferred Stock is outstanding. Upon liquidation of PCS, the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Company $0.60 per share before any payment to the holders of our common stock. Subject to adjustment in the event that we do not reach an EBITDA target of $4.5 million for the fiscal year ended March 31, 2007, each share of Series A Preferred Stock shall be convertible, at the option of the holder, into one share of our common stock.

     As with our common stock, we will need to increase the authorized number of preferred shares by an as yet undetermined amount. We expect to submit such a proposal at our next annual stockholders' meeting.

Warrants.
---------

                                 Warrant Table
                                 -------------

     The following is a description of our outstanding warrants:

                                                              Per Share
                    Date of                       Number of    Exercise
Holder               Grant        Term             Shares       Price
------               -----        ----             ------       -----

Barron Partners LP   12-29-05     Four years       2,500,000(1) $1.20

Barron Partners LP   12-29-05     Four years       2,500,000(1) $1.80

JG Capital, Inc.      2-20-06     Two years        50,000       $0.60

     (1) These shares are among the shares that may be offered and sold pursuant to the registration statement of which this prospectus is a part.


                  INTEREST OF NAMED EXPERTS AND COUNSEL
                  -------------------------------------

     We have included our financial statements as of March 31, 2005, and 2004, in reliance on the report of HJ & Associates, LLC of Salt Lake City, Utah, independent certified public accountants. HJ & Associates, LLC has no interest, direct or indirect, in our company.

     Leonard W. Burningham, Esq. and Branden T. Burningham, Esq., lawyers, of Salt Lake City, Utah, are co-counsel for our company. Leonard W. Burningham, Esq., is the beneficial owner of 125,000 "unregistered" and "restricted" shares of our common stock. Branden T. Burningham, Esq., has no interest, direct or indirect, in our company. Messrs. Burningham and Burningham have prepared the registration statement and this prospectus and will provide any legal opinions required with respect to any related matter.

     We have not hired any expert or counsel on a contingent basis. Except as indicated above, no expert or counsel will receive a direct or indirect interest in our company, and no such person was a promoter, underwriter, voting trustee, director, officer or employee of our company.

   DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                              LIABILITIES
                              -----------

     Section 30-1-851(1) of the Idaho Business Corporation Act (the "Idaho Act") authorizes an Idaho corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 30-1-851(2) of the Idaho Act also permits indemnification of a director who engaged in conduct for which broader indemnification has been made permissible or obligatory under the corporation's articles of incorporation.

     Unless ordered by a court, Section 30-1-851(4) of the Idaho Act prohibits a corporation from indemnifying a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the standard of conduct under Section 30-1-851(1). Nor may a corporation indemnify the director in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that he or she received a financial benefit to which he or she was not entitled, whether or not involving action in his or her official capacity.

     Under Section 30-1-852 of the Idaho Act, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.

     We have not entered into any written indemnification agreements with our officers, directors or employees. However, our bylaws provide for indemnification in certain situations. Article V of our bylaws reads as follows:

     To the fullest extent permitted by law, this corporation shall indemnify any person and to advance expenses incurred or to be incurred by such person in defending a civil, criminal, administrative or investigative action, suit or proceeding threatened or commenced by reason of the fact said person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Any such indemnification or advancement of expenses shall not be deemed exclusive of any other rights to which such person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. Any indemnification or advancement of expenses so granted or paid by the corporation shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such a person.

     As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling PCS, we have been informed that in the opinion of the Securities and Exchange Commission this indemnification is against public policy and unenforceable.

                     DESCRIPTION OF BUSINESS
                     -----------------------

Business Development.
---------------------

     PCS was incorporated in 1994 in the State of Idaho. In October 1994, we acquired PCS Schools, Inc. ("PCS Schools") as a wholly owned subsidiary and in December 2005 PCS LabMentors, LTD as a wholly owned subsidiary based in Fredericton, New Brunswick Canada.

PCS Schools had created an educational enrichment program that was delivered in owner-operated, free standing Learning Centers. This program offered a unique atmosphere highly conducive to individual styles of learning and a system that utilized computer technology to increase areas of inquiry and application. Subsequently, we changed our business plan and business strategy and in connection with this change, we divested the Learning Centers developed by PCS Schools and focused our efforts on creating web based educational systems utilizing and improving PCS Schools legacy curriculum.

PCS LabMentors had created and became the exclusive provider of a proprietary virtual lab technology designed to provide hands-on experience to students studying a variety of technical topics including programming, network management, security, and operating systems. LabMentors' technology provides students with the ability to manage and configure any hardware/software platform remotely by accessing a remote server farm. Also embedded within the LabMentors system is a Learning Management System (LMS) that enables the delivery and tracking of curriculum and tasks to students. Using LabMentors'complete solution, any school or institution can offer advanced IT training topics in any number of areas such as Windows Server 3000, Linux system administration, and more without the associated overhead of owning and managing various hardware platforms.

Business.
---------

  We are engaged in the business of developing and marketing educational Learning Labs, virtual labs, and related technologies and programs directed to the kindergarten through college levels, as well as the after-school market. Our products and technologies are targeted to the public and private schools classroom, the after school market and home market. Our products and technologies are delivered to the classroom through an inventory of hardware, software, books, and Internet access. Our technologies and products are delivered to the home user through Internet access to our subscription based website. Our products and technologies allow students of all ages to explore the basic foundations of mechanical engineering, structures in architecture, electrical engineering, math, science, and computer programming.

     PCS Edventures!.com, Inc. has developed several innovative technology based educational Programs directed to the kindergarten through K-12 age groups. Our Academy of Engineering(Trademarked); Academy of Electric Engineering(Trademarked); Academy of Science(Trademarked); Academy of Robotics(Trademarked); Edventures! Lab(Trademarked); and Discover! Lab products are site-license installations for classrooms and learning programs. Our PCS BrickLab(Registered) and Young Learner Building Box(Trademarked) products are also for classrooms and learning programs, but are not licensed. Our Edventures! Online(Trademarked) product is our comprehensive Internet delivered educational experience that supports our Edventures! Labs and our Discover! Labs site licenses and also serves as a stand-alone home usage program. Our Edventures! Online(Trademarked) program is delivered to the home user over the Internet on a monthly subscription basis. Separately, and in combination, these seven products present a platform for delivering educational services and support to classroom, learning center and home users, and create a virtual community of learners and parents on the web. It is our business strategy that as this online community grows, it will become an education portal through which additional PCS programs and services can be marketed and delivered.

     PCS LabMentors, LTD is a wholly owned subsidiary of PCS Edventures!.com, Inc. that is the exclusive provider of a proprietary virtual lab technology designed to provide hands-on experience to high school through college students studying a variety of technical topics. These technical topics include programming, network management, security, and operating systems. LabMentors' technology provides students with the ability to manage and configure any hardware/software platform remotely, through a proprietary client accessed remote server farm. Also embedded within the LabMentors system is a Learning Management System (LMS) that enables the delivery and tracking of curriculum and tasks to students. Using LabMentors complete solution, any school or institution can offer advanced IT training topics in any number of areas such as Windows Server 3000(Registered), Linux(Registered) system administration, and various other applications without the associated overhead of owning and managing various hardware platforms.

     We have only commenced marketing efforts for our current products and technologies during the last four years, and more recently the PCS LabMentors' products in 2006. We continue to expand distribution and marketing channels. To date, we have sold approximately 2,500 Labs to the US and international markets. In addition, the LabMentors subsidiary has two major customers in the US that it continues to service with its multi-platform virtual labs.

     Fiscal Year Ended March 31, 2005.
     ---------------------------------

     The following are the material business developments during fiscal 2005:

          * Opened discussions with several target companies for possible merger and acquisition activities;

          *  Sold an additional 300 Labs to Edison Schools;

          * Continued to investigate using parts of our Learning Labs to create a line of specialty retail learning toys;

          * Expanded our strategic alliance with K-Nex Corporation, a manufacturer and distributor of learning manipulatives to the US K-12 market;

          * Developed a strategic alliance with Science Demo, an Israeli Science Kit designer and manufacturer, for the Academy of Science;

          * Developed a strategic alliance with Gibson TechEd, for electronic components to fit into our Academy of Electrical Engineering;

          * Continued the development and release of additional curriculum for a line of learning labs destined for the classroom;

          * Named Agents in Egypt, Dubai, Saudi Arabia and the AOE and sold and installed Learning Labs in each country;

          * Began to develop relationships with the World Bank and USAID for the purpose of being included in several RFP's in the Middle East;

          * Continued to develop new marketplace strategy for the US market by introducing new products, added sales representation and continued to expand the state and national standards alignment in all 50 states;

          * Continued to expand our building brick supplier choices and Reduced our reliance on our former supplier.

     Nine Months Ended December 31, 2005.
     ------------------------------------

     The following are our material business developments during the nine months ended December 31, 2005:

          * Launched the new PCS BrickLab(Registered) for Kindergarten curriculum;

          * Sold and installed suites of Learning Labs in various locations around the world, including Abu Dhabi; Portugal; Saudi Arabia; Texas; Chicago; and New York;

          * Entered into a formal strategic alliance and partnership with Foundations, Inc., of Moorestown, New Jersey, involving the licensing of Foundations, Inc., core curriculum products and their quality assessment system for a World Bank-funded project involving PCS in the Middle East;

          * Completed the first deployment of our new Professional Development series in Science for elementary school teachers at the new Fairview Magnet School in Texarkana, Arkansas;

          * Began offering expanded BrickLab@Home and Edventures!Online packages;

          * Created a catalog of its own product offerings along with over 20,000 other education-related products such as school supplies, books, software and furniture;

          *  Attended the 21st CCLC 2005 National Summer Institute in Chicago;

          * Received a $305,000 order for its Academy of Engineering Labs with the Detroit Public School After-School System, the largest single order for this particular lab unit since its introduction;

          * Our Chairman, President and Chief Executive Officer, Anthony A. Maher, served as a panelist and spoke at the 2005 Frontiers in Education Conference held in Indianapolis in October;

          * Expanded and improved our internal IT systems with the implementation of Asynchronous JavaScript Variables and the enabling of mobile delivery of educational content, fulfillment services and sales force data.

     In addition, on December 5, 2005, we completed our acquisition of 511092 N.B. LTD., a Canadian corporation doing business as "LabMentors." After the acquisition, the name was changed to PCS LabMentors, LTD. LabMentors currently sells web-based educational products to two primary customers in the United States, namely Course Technology and DeVry. These programs offer a unique atmosphere highly conducive to individual styles of learning and a system that utilizes computer technology to increase areas of inquiry and application. In addition, the labs allow certifications for several platforms and software applications at the collegiate level. The Company intends to continue to develop products for this market, as well as expand its reach into secondary education in the U.S. and internationally. LabMentors' products and technologies are targeted to the public and private school classrooms. The products and technologies are delivered to the classroom through software and Internet access. These technologies allow students to explore the basic foundations of computers from programming to database technologies to server integration. Through the acquisition of LabMentors, we acquired all of its assets, namely current inventory of learning programs, intellectual property comprising the delivery platform, one pending Canadian trademark application, one Canadian copyright, and accounts receivable, as well as the liabilities, namely trade payables and deposits payable comprising of one deposit payable due December 2005. All outstanding LabMentors shares were exchanged for "unregistered" and "restricted" shares of our common stock.

Principle Products or Services and their Markets.
-------------------------------------------------

     We have now developed and are currently marketing several innovative technology based educational programs for the kindergarten through 14th grade ("K-14") after-school market, learning center market, and home market, as well as the virtual labs currently marketed to the collegiate level. Separately, and in combination, these Lab products present a platform for delivering educational services and support, and create a virtual community of learners and parents on the web. It is our intent that as this community grows, it becomes an education portal through which additional PCS programs and services can be deployed.

The technologies and products for PCS Edventures!.com, Inc. that we are currently marketing, are as follows:

          Our Academy of Engineering(Trademarked) Lab is a site license program designed for use within various K-12 environments. The Academy of Engineering(Trademarked) Lab is available in a 10, 20 or 30 student edition. Using the Academy of Engineering(Trademarked), students develop, design, and produce exciting hands-on projects ranging from catapults to robots in response to engaging challenges in a variety of topics. The current Academy of Engineering(Trademarked) product includes four books from the mechanical engineering strand and 12 extension books covering a variety of topics.
Future topic strands for expanding the program include structural, electrical, and software engineering. Each strand, when completed, includes courseware for over 272 hours of instruction.

          The Academy of Engineering(Trademarked) program includes a variety of LEGO(Registered) products that are used as mechanical engineering learning aids. An Academy of Engineering(Trademarked) site license currently sells for between $13,995 and $23,995 and includes materials, LEGO(Registered) manipulatives and other building components, and curriculum, a custom designed storage and organization unit, a digital camera, web-based support by our Edventures! Online(Trademarked) product, various electronic assessment tools, and two days of teacher training. We sold 40 Academy of Engineering(Trademarked) Labs during the current fiscal year through January 31, 2006. Each site license includes all materials necessary to utilize the complete Academy of Engineering(Trademarked) program.

          The Academy of Robotics(Trademarked) Lab serves as a complement to our Academy of Engineering(Trademarked) Lab or can also serve as a stand-alonerobotics lab. The Academy of Robotics(Trademarked) Lab is available in a 10, 20 or 30 student edition. Each Lab contains a comprehensive LEGO(Registered) inventory, including LEGO(Registered) Mindstorms(Registered) kits, additional LEGO(Registered) manipulatives, a digital camera, web services, and curriculum. This Lab ranges in price from $6,995 to $18,995. We sold 29 Academy of Robotics(Trademarked) Labs during current fiscal year.

          PCS Edventures! Lab(Trademarked) is a site license system intended for students ages 7-13, which provides a broader set of subject areas including art, programming, web page design, chess, physics, electricity, and others. It contains curriculum, storage cabinet, and a smaller inventory of LEGO(Registered) manipulatives. It relies on Edventures! Online(Trademarked) for delivery of the curriculum. A site license for a PCS Edventures! Lab(Trademarked) currently costs between $4,995 and 12,995 which includes a 10, 20 or 30 student license for access to Edventures! Online(Trademarked). We have sold 20 Edventures! Labs during the current fiscal year.

          Discover! Lab(Trademarked) is a scaled down model of the Edventures! Lab(Trademarked) site license system and is intended for smaller groups of approximately 15 students. It contains curriculum, a storage cabinet, and other material, but has a reduced inventory of LEGO(Registered) materials and relies on Edventures! Online(Trademarked) for delivery of the curriculum. A site license for a Discover! Lab(Trademarked) currently costs $3,250, which includes a 30-student block license for access to Edventures! Online(Trademarked). We have sold 10 Discover! Labs(Trademarked) during the current fiscal year.

          PCS Brick Labs!(Trademarked) provide an inexpensive hands-on learning solution for educators in all types of teaching environments. The PCS Brick Lab!(Trademarked) combines the Edventures! Online(Trademarked) curriculum, LEGO(Registered) manipulatives, storage bins, and Internet/web services for smaller groups of approximately 30 students. The PCS Brick Lab!(Trademarked) sells for between $95 and $595 and is not licensed. We have
sold 352 Brick Labs during the current fiscal year.   In addition, we have
developed The PCS BrickLab!(Trademarked) Grade Series. This series is a complete technology curriculum for grades 1-6. Aligned with the ITEA standards, each level in the grade series offers hands-on and open-ended projects for up to 30 students at one time. Each individual grade package includes a sturdy plastic tub filled with over 5,700 building bricks, one teacher curriculum book -- grade specific -- and accompanying posters and labels. Each level contains an excess of over 200 technological projects relevant to the real world. For the fiscal year ended 2005, Grades 1 and 2 are available. Grades 3 and 4 are scheduled for completion this fiscal year, and grades 5 and 6 for the following fiscal year. We sold 352 PCS BrickLabs(Trademarked) during the current fiscal year.

          The Young Learner Building Box(Trademarked) was designed to meet the needs of preschoolers. Introducing children to hands-on learning, this lab utilizes activities and games to teach number and letter recognition, build vocabulary, counting, and more. The Young Learner Building Box(Trademarked) includes activity cards, large-size plastic building blocks, the exclusive "HIGHRISE" board game, developed by PCS for this specific Lab, and a sturdy
mobile storage container.   This labs sells for $299 and is unlicensed.
Introduced in 2003, we have sold 25 Young Learner Building Boxes(Trademarked) during the current fiscal year.

          Edventures! Online(Trademarked) is an Internet delivered program that provides a safe, secure, and exciting learning environment for students to interact within from home and from school. Edventures! Online(Trademarked) includes online curriculum and assessment, filtered communication tools,
forums, and a variety of additional online services.   The program utilizes
Internet based resources and services as a stand-alone product and also serves as an extension service to our school-based Edventures! Lab(Trademarked). Edventures Online(Trademarked) can be viewed on the web at www.edventures.com. This environment features over 200 do-at-home projects organized into a sophisticated learning model (Merit System), an animated glossary, monitored chat rooms, live interaction with online instructors, personal email accounts for all students, and more. The Edventures! Online(Trademarked) at-home
curriculum utilizes found materials, LEGO(Registered)   products, software,
and other resources to teach concepts in physics, electricity, Internet,
programming, art, architecture, engineering, and robotics.   Edventures!
Online(Trademarked) provides all lab licensees an online support tool and provides a framework within which students can safely communicate, collaborate, and learn. Edventures! Online(Trademarked) is also available as a stand-alone, home based subscription product for $69.95 per year.

     The PCS Academy of Science(Trademarked). This series is a complete science curriculum for grades K-12. The PCS Academy of Science(Trademarked) labs are unique, hands-on science packages that combine curriculum and simple, effective apparatus. The curriculum is aligned with National and State science standards and do not require an actual laboratory. We have sold several individual items that make up our recently positioned PCS Academy of Science(Trademarked) lab. This fiscal year to date, we have not sold any of the newly positioned lab packages. The products can be purchased in a lab format or individual based on the specific needs of the customer. The labs currently sell for between $1,495 and $7,995, while individual products vary in price.

     The Academy of Engineering(Trademarked), Academy of Science(Trademarked), Academy of Electrical Engineering(Trademarked), Academy of
Robotics(Trademarked), Edventures! Lab(Trademarked), Discover!
Lab(Trademarked), and PCS BrickLab!(Registered) have three main delivery models, which makes these products suitable for use in various learning
Environments:

          School Resource Center. The Academy of Engineering(Trademarked), PCS Academy of Science(Trademarked), Academy of Electrical Engineering(Trademarked), Academy of Robotics(Trademarked), Edventures! Lab(Trademarked), and Discover!(Trademarked) Labs are currently being deployed as a school-wide resource center that allows K-12 teachers to integrate hands-on project based learning activities into their daily curriculum. As a resource center, these mobile Labs are rolled from classroom to classroom throughout the course of a typical school week, being used by the entire school. Examples of how the program is used include: (1) a platform for gifted and talented programs; (2) to enhance and extend a science curriculum;
(3) to enhance and extend mathematics activities; (4) to serve as a foundation for an after-school program; (5) as a vocational-technical or technology education program; (6) and to serve as a special education resource. This model makes the program an ideal resource for schools around the country that are seeking innovative and organized methods for integrating technology and hands-on learning in the classroom.

          Pre-Engineering Course.  The Academy of Engineering(Trademarked),
Academy of Robotics(Trademarked), and Edventures! Labs(Trademarked)   provide
a comprehensive engineering curriculum designed around the hands-on use of LEGO(Registered) manipulatives. This curriculum allows the program to serve as the foundation for pre-engineering courses suitable for students in Jr./Sr. High. The hands-on applications of technology, design and production techniques, and the integration of the Internet based services, makes it a highly attractive total classroom solution.

          After School Program. The Academy of Engineering(Trademarked), Academy of Robotics(Trademarked), Edventures! Lab(Trademarked), Discover! Lab(Trademarked), and PCS Brick Lab!(Trademarked) programs were originally designed in an after-school environment and are ideal to meet the expanding need for educational solutions for school-based programs, Boys & Girls Clubs, YMCA, Community Learning Centers and similar organizations. When used in this format, these programs become a hub for educational activities out of the engineering curriculum, or from the Edventures! Online(Trademarked) program. The complete support, assessment and curriculum components provide a system for offering a flexible, effective educational offering.

     The technologies and products for PCS LabMentors, LTD. that we are currently marketing, are as follows:

     On-call mentoring. This is a 24 hour 7 days per week call in and/or email service for students to contact the company for technical assistance. The current price is $25 per student per month for unlimited assistance.

     Windows(Registered) Based Applications. Currently LabMentors has virtual labs on its proprietary platform for Windows XP(Registered) and Windows Server 2003(Registered). These labs currently sell for between $60 and $75 per student. The pricing is for individual students, while large clients are billed based on virtual machine lab hours at a negotiated rate.

     Linux(Registered)    Based Applications.  Currently LabMentors has
virtual labs on its proprietary platform for Linux+(Registered). These labs currently sell for $75 per student. The pricing is for individual students, while large clients are billed based on virtual machine lab hours at a negotiated rate.

     Custom Labs. In addition, LabMentors also provides custom lab development. This pricing is based on the complexity and resources involved in developing such curriculum/virtual labs.

     We believe that education programs of our type are not currently available from any other source and present a unique opportunity for sales and marketing to specific segments of the education industry. We believe that PCS' education programs deliver a unique, proven learning experience that:

     * provides students with exciting and relevant activities that brings curriculum to life;

     *    develops essential critical thinking and problem-solving skills;

     *    prepares students for real-world career demands; and

     *    builds a strong foundation in technical literacy.

Markets.
--------

     The educational market is a significant market in the United States but is fragmented into various segments ranging from non-profit educational programs to the public school system. We focus our sales and marketing efforts on specific market segments in an integrated strategy that is intended to build brand name awareness of our PCS products in schools, at home, and within the larger educational marketplace.

     We believe that a major shift of focus is taking place in education in our public and private schools as educators and parents seek to maximize educational experiences for children based upon advances in technology. We believe that this shift necessitates sweeping changes in how schools are operated, programs are taught, technology is integrated, students are assessed, and classrooms are managed. Over the past few years, the emergence of a for-profit education industry has begun to evolve in response to parents' and society's demand for more and better alternatives in education. Parents are giving their children's schools low grades for teaching performance and at the same time there is an increase in public support for school choice. The issue of education, including the public funding of private school vouchers is significant. A school voucher program has also been recently upheld in a case decided at the United States Supreme Court. These factors are driving the growth of private and charter school alternatives.

     Capitalizing on this atmosphere, private education based companies specializing in after-school, tutoring, and special skills programs are marketing programs, technologies, and products catering to teachers, students, and parents. Parents support alternative education programs and enrichment activities and actively seek them out for their children, as well as exert
more and more pressure on public schools to improve their performance.   We
believe that with this change and unrest taking place within the education industry, enormous opportunities are emerging for companies who understand the problems and promise of technology and new educational methodologies. It is our business strategy to, through our technologies and experience, develop and market technology enhanced learning programs to address this education demand.

     The growth of the Extended Learning Market. Recent high-profile federal programs indicate a growing opportunity within the extended learning market which encompasses before, after, and summer school programs on the campus of public schools, or operated through the venue of organizations like the Boys & Girls Clubs of America. The website, www.afterschool.gov, summarizes many of the federal funding sources now available for this growing market segment. Our salespersons are constantly reviewing the new funding sources and attempting to position our current products in ways that fit each sources' criteria.

     PCS Designated Markets.
     -----------------------

     We have identified as our primary market for our labs traditional public and private schools and the after-school programs that are growing quickly across the United States. Widespread financial support for implementing school-based after-school programs is driving the growth of public school programs in this segment. The growth of programs such as those offered by the Boys & Girls Clubs of America are further proof of the market need for this product. As a niche market, after school programs, on and off the campus of public schools (the Extended Learning Market), represent a potential market for PCS products.

     K-12 Market in International and U.S.   We have entered into a sales
agency agreement and product alliance relationship with Pitsco LEGO(Registered) Dacta, a Pittsburgh, Kansas, based educational company that holds the exclusive distribution rights to LEGO(Registered) Dacta product sales in the United States. Pitsco, established in 1966, has established a market presence and reputation in the school market place and now markets its own line of modular school labs, as well as hundreds of other hands-on type products. The Academy of Engineering(Trademarked) product complements the Pitsco existing product line.

      Boys & Girls Clubs.   We are currently continuing our efforts to
distribute our labs into the Boys & Girls Clubs. To date, clubs have evidenced a strong interest in our program due to an organization-wide mandate to implement educational programs like the Academy of Engineering(Trademarked). The funding cycle access to funds for these programs are a significant factor in our ability to market the Academy of Engineering(Trademarked) to Boys & Girls Clubs. We currently have labs in over 50 of 3,300 Boys & Girls Clubs nationwide.

     Extended Learning Market.   In addition to the Boys & Girls Clubs of
America, additional non-school-based programs are increasing through such institutions as the YMCA, Community Learning Centers, and other sites such as Science Museums. PCS is currently working to establish reference sites in each of these markets and will follow a strategy similar to the one it is pursuing with the Boys & Girls Clubs of America. Progress to date in these market segments include


     Collegiate Market. Through the LabMentors subsidiary, we currently have installations of the virtual labs utilizing our proprietary software in several outlets serviced by DeVry University and Thompson Learning/Course Technologies. We are continuing to expand the agreements with each of these customers to expand market presence and gain brand recognition.

     Edventures! Online(Trademarked) Markets.
     ----------------------------------------

     Edventures! Online(Trademarked) is designed to provide a full-featured educational extension via the Internet to all students participating in PCS programs such as the Academy of Engineering(Trademarked). However, for families and students who do not have access to PCS Labs through a local site license, the program is available on a subscription basis for $69.95 per year. PCS describes the primary market for the current Edventures! Online(Trademarked) product as families with children ages six to thirteen who have a strong interest in education. Edventures! Online(Trademarked) has been approved for state level funding for home school students in the states of California and Alaska. PCS is currently developing a promotional effort that will take advantage of this funding availability to promote the Edventures! program to the thousands of home school families in these states.

Marketing and Other Agreements.
-------------------------------

      Direct Sales Force. Currently, we have a direct sales force consisting of five employees and several independent agency groups. This direct sales force markets our products and programs in a variety of methods to various users, providers, and others.

     PCS Edventures! has reached a formal agreement with Science Demo, Ltd., an Israeli manufacturer and marketer of a premier line of compact Science Demonstration Labs, for PCS to market the products in the US and Canada. This agreement expands the products and services offered by PCS sales representatives to include the core physical science market for K-12 schools
nationwide.   A recent report released by the National Science Foundation indicates that science and technology preparedness in US students is dropping at an alarming rate and we are losing jobs and a leadership role to international competitors. Solid, proven science activities fit within our project based learning educational framework.

Competition.
------------

     Both the education marketplace and the Internet are highly competitive and rapidly evolving fields, and are expected to continue to undergo significant and rapid technological change. Other companies may develop products and services and technologies superior to our products that may result in our products and services becoming less competitive. We are aware of several development stage and established enterprises, including major telecommunications and computer software and technology companies, which are exploring the fields of online educational products and services or are actively engaged in research and development of products and services targeted at these fields. Many of these companies have substantially greater financial, manufacturing, marketing and technical resources than we have and represent significant long-term competition. To the extent that these companies offer comparable products and services at lower prices, or higher quality and more cost effective, our business could be adversely affected.

     Potential Competitive Advantages.
     ---------------------------------

     We believe that we potentially have certain competitive advantages which we will attempt to maximize in developing and effecting our business strategy. These potential advantages include the following:

     High barriers exist to entry. PCS' educational programs are innovative, unique and based on over 15 years of experience and product development.

     Barriers to entry for competitive products that are time tested are extremely high. Early and significant market penetration will guarantee a "first and best" name recognition for the types of educational services that PCS will deliver.

     Utilize the Internet as a delivery and support mechanism for the programs. By leveraging our extensive expertise in Internet technology, PCS achieves the following significant advantages: (1) a high level of program control; (2) the building of a significant data model regarding program usage; and (3) a direct channel to enrolled students who access the program at home. Each of these advantages provides tangible long-term benefits to the Company.

     Expand program offerings and distribute them via established program licensees. After implementing and proving a successful program model, PCS will utilize its established network of licensees to distribute additional programs designed to integrate seamlessly into the already deployed sites. This creates a long-term growth strategy that includes new and residual sales to an ever-growing list of existing licensees on an annual basis.

     Proliferate licensing of PCS programs by continuing to expand other educational market segments. PCS recognizes that the public schools and community organizations offering educational programs are the best choice for rapid expansion and capturing market share and visibility. Additional market segments will be attacked individually as PCS demonstrates program viability, market by market. By taking a long term strategic approach to market penetration, and maintaining a policy of solid strategic alliances for distribution, each PCS educational program will be an asset that will continue to generate growth and sales.

Sources and Availability of Raw Materials.
------------------------------------------

     None, not applicable.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts.
----------------

     We seek to protect our technology, documentation, and other written materials under trade secret and copyright laws, which afford only limited protection. Generally, we enter into confidentiality and non-disclosure agreements with our employees, key vendors, and suppliers. Currently we use the following trade names: PCS & Design(Registered) ; Academy of Learning(Trademarked); Edventures!(Trademarked), and PCS BrickLab(Registered), PCS Academy of Science(Trademarked), PCS Edventures!.com, Inc.(Registered), WebLab(Trademarked), STEPS & Design(Trademarked), Young Learning, and PCS Academy of Engineering(Trademarked). We intend to evaluate continually the appropriateness of seeking registration of additional product names and trademarks as they evolve.

     At the present time, we have not applied for any patents, nor do we have any patents pending. We anticipate that our products will not be the type for which patent protection will be sought. However, we may file for patent protection on certain aspects of our proprietary technology in the future.

     Our PCS & Design(Registered) mark (Registration No. 2,213,678) has been in service since at least as early as 1992 and trademarked since December 29, 1998. PCS Edventures!.COM(Registered) has been in service since at least as early as January 1, 1999 and trademarked since November 27, 2001. We applied for a trademark (application #78/329127) for PCS BrickLab!(Trademarked) on November 13, 2003. We applied for a trademark (application #78/472600) for PCS ACADEMY OF SCIENCE(Trademarked) on August 24, 2004. We anticipate that these pending trademark applications will be granted in the near future. Protection for all trademarks is for a 10-year period, with renewals available indefinitely so long as we continue to show proof use the mark in commerce.

Governmental Approval of Principal Products or Services.
--------------------------------------------------------

     None, not applicable.

Effects of Existing or Probable Governmental Regulations.
---------------------------------------------------------

     Small Business Issuer.
     ----------------------

     The integrated disclosure system for small business issuers adopted by the Securities and Exchange Commission in Release No. 34-30968 and effective as of August 13, 1992, substantially modified the information and financial requirements of a "Small Business Issuer," defined to be an issuer that has revenues of less than $25 million; is a U.S. or Canadian issuer; is not an investment company; and if a majority-owned subsidiary, the parent is also a small business issuer; provided, however, an entity is not a small business issuer if it has a public float (the aggregate market value of the issuer's outstanding securities held by non-affiliates) of $25 million or more.

     The Securities and Exchange Commission, state securities commissions and the North American Securities Administrators Association, Inc. ("NASAA") have expressed an interest in adopting policies that will streamline the registration process and make it easier for a small business issuer to have access to the public capital markets.

     We are deemed to be a "small business issuer," and we have selected to comply with the "small business issuer" disclosure requirements of Regulation SB of the Securities and Exchange Commission.

     Sarbanes-Oxley Act.
     -------------------

     On July 30, 2002, President Bush signed into law the Sarbanes-Oxley
Act of 2002 (the "Sarbanes-Oxley Act"). The Sarbanes-Oxley Act imposes a wide variety of new regulatory requirements on publicly-held companies and their insiders. Many of these requirements will affect us. For example:

         * Our chief executive officer and chief financial officer must now certify the accuracy of all of our periodic reports that contain financial statements;

         * Our periodic reports must disclose our conclusions about the effectiveness of our disclosure controls and procedures; and

         * We may not make any loan to any director or executive officer and we may not materially modify any existing loans.

     The Sarbanes-Oxley Act has required us to review our current procedures and policies to determine whether they comply with the Sarbanes-Oxley Act and the new regulations promulgated thereunder. We will continue to monitor our compliance with all future regulations that are adopted under the Sarbanes-Oxley Act and will take whatever actions are necessary to ensure that we are in compliance.

     "Penny Stock" Designation.
     --------------------------

     Our common stock is "penny stock" as defined in Rule 3a51-1 of the Securities and Exchange Commission. Penny stocks are stocks:

     *     with a price of less than five dollars per share;

     *     that are not traded on a "recognized" national exchange;

     * whose prices are not quoted on the NASDAQ automated quotation system; or

     * in issuers with net tangible assets less than $2,000,000, if the issuer has been in continuous operation for at least three years, or $5,000,000, if in continuous operation for less than three years, or with average revenues of less than $6,000,000 for the last three years.

     Section 15(g) of the Exchange Act and Rule 15g-2 of the Securities and Exchange Commission require broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before making any transaction in a penny stock for the investor's account. You are urged to obtain and read this disclosure carefully before purchasing any of our shares.

     Rule 15g-9 of the Securities and Exchange Commission requires brokers/dealers in penny stocks to approve the account of any investor for transactions in these stocks before selling any penny stock to that investor. This procedure requires the broker/dealer to:

     * get information about the investor's financial situation, investment experience, and investment goals;

     * reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor can evaluate the risks of penny stock transactions;

     * provide the investor with a written statement setting forth the basis on which the broker/dealer made his or her determination; and

     * receive a signed and dated copy of the statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience, and investment goals.

     Compliance with these requirements may make it harder for our stockholders to resell their shares.

     Reporting Obligations.
     ----------------------

     Section 14(a) of the Exchange Act requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act to comply with the rules and regulations of the Securities and Exchange Commission regarding proxy solicitations, as outlined in Regulation 14A. Matters submitted to stockholders of our Company at a special or annual meeting thereof or pursuant to a written consent will require our Company to provide our stockholders with the information outlined in Schedules 14A or 14C of Regulation 14; preliminary copies of this information must be submitted to the Securities and Exchange Commission at least 10 days prior to the date that definitive copies of this information are forwarded to our stockholders.

     We are also required to file annual reports on Form 10-KSB and quarterly reports on Form 10-QSB with the Securities Exchange Commission on a regular basis, and will be required to timely disclose certain material events (e.g., changes in corporate control; acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business; and bankruptcy) in a current report on Form 8-K.

Cost and Effect of Compliance with Environmental Laws.
------------------------------------------------------

     None, not applicable.

Research and Development Expenses.
----------------------------------

     PCS Edventures! incurred no research and development expenses during the last fiscal year due to a lack of funding. However, we believe that continued investment in research and development will contribute to attaining our strategic objectives and, as a result, expect research and development expenses to increase in future periods.

     PCS LabMentors, LTD. utilizes the Scientific Research & Experimental Development ("SR&ED") credits, which can allow for tax credits to Canadian companies. SR&ED is a refundable tax credit program offered by the Canada Revenue Agency ("CRA") to provide incentive for companies to undertake development activities in Canada. There are stringent reporting criteria to complete the filings to be reimbursed for the HST to apply for these credits. The Company is in the process of applying for such refundable tax credits for the years ended May 31, 2004 and 2005. Because of the uncertainties surrounding the application process and related qualifications no amounts related to there possible credits have been recognized in the consolidated financial statements.

     Employees
     ---------

     We employ approximately twelve full-time and five part-time employees, and our LabMentors subsidiary has five full-time employees. We will hire part-time and additional full-time employees on an "as-needed" basis. None of our employees are represented by a labor union. We believe that our relationship with our employees is good.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
          ---------------------------------------------------------

Results of Operations.
----------------------

Results and Comparison for Fiscal Years.
----------------------------------------

     Fiscal year ended March 31, 2005 resulted in a net loss of ($938,632). This net loss is an increase of ($786,281) from the net loss for fiscal year 2004 of ($152,351). The basic loss per share for fiscal year 2005 is ($0.04), as compared to a loss per share of ($0.01) for fiscal year 2004. Details of changes in revenues and expenses can be found below.

Revenues

     Revenues of $1,468,671 for fiscal year 2005 were down from revenues of $1,830,861 for fiscal year 2004, or $362,190, for a 20% decrease.

     Revenues for our fourth quarter of our 2005 fiscal year were 10% higher than revenues for the same period during last fiscal year, $496,672 and $449,745, respectively. Revenues for the first three quarters decreased due to a combination of a policy change in the fourth quarter of fiscal year 2004, as well as a slight decrease in sales. We changed our policy to give our customers more choice in their lab materials. Under the new policy, our customers can choose where to purchase their lab materials (e.g. LEGO(Registered) manipulatives) or they simply purchase the PCS curriculum, customized furniture unit, and site license materials from us. There is no effect on our gross profit as a result of our policy change as our revenues are reduced by same amount as our cost of goods sold.

Cost of Goods Sold/Cost of Sales

     Cost of goods sold increased $315 or 0.04%, from fiscal year 2004, $679,009, to fiscal year 2005, $679,324. Costs of goods sold remained flat, in spite of a decrease in sales. This is primarily due to increases in shipping costs as well as the slight increase in sales during the fourth quarter.

Operating Expenses

     Operating expenses increased by $623,335, or 57%. Operating expenses were $1,098,815 in fiscal year 2004 and $1,731,150 in fiscal year 2005. This increase is primarily due to non-cash expenditures of $525,004 associated with stock and options that were issued for services. The scope of said consulting agreement includes advisement and consultation regarding distribution strategies, evaluation of potential acquisition targets and the structuring of any such transactions, and business development strategies, including geographic and service expansion plans.

     Excluding the non-cash expenditure mentioned above, operating expenses for the fourth quarter of fiscal year 2005 increased 25%, or $101,022, from $97,366 during the fourth quarter of fiscal year 2004 to $118,092 for the same period during fiscal year 2005. This increase is mainly due to increased copier repair expense, warehouse expense, and increased consulting and marketing expenses.

Three months ended December 31, 2005, compared to three months ended December 31, 2004.
------------------

     Revenues for the three-month period ended December 31, 2005, increased to $284,638 or by $30,477 (12.0%) as compared to $254,161 for the three-month period ended December 31, 2004. This increase is due to increased sales and marketing efforts throughout the country, as well as increased international sales. In addition, the new subsidiary has contributed to the slight increase.

     Cost of goods sold for the three-month period ended December 31, 2005, increased by $240,970 (211.6%) to $354,858 as compared to $113,888 for the three-month period ended December 31, 2004. This increase is due to an increase in sales, as well as an increase in shipping costs. Included in the cost of goods sold figure is Sales Commissions, which have also increased due to the increase in sales and accrual of royalty payments for our distribution rights on the Academy of Science product line.

     Operating expenses for the three-month period ended December 31, 2005, increased by $182,190 (55.2%) to $512,125 as compared to $329,935 for the three-month period ended December 31, 2004. This increase is primarily due the Company experiencing an increase in legal and accounting expenses due to the due diligence associated with acquisition activity. In addition, the Company hired additional development personnel and had other increases from the acquisition of LabMentors.

     Interest expenses for the three-month period ended December 31, 2005, decreased by $3,838 (-23.9%) to $12,209 as compared to $16,047 for the three-month, period ended December 31, 2004. This decrease was due to partial repayment of short term borrowing, and partially offset by the increase in interest rates.

Nine months ended December 31, 2005, compared to nine months ended December 31, 2004.
------------------

     Revenues for the nine-month period ended December 31, 2005, increased to $2,031,047 or by $1,059,049 (109.0%) as compared to $971,998 for the nine-
month period ended December 31, 2004. This increase is due to increased sales and marketing efforts throughout the country, as well as increased international sales. The largest increase in sales occurred in our second quarter when several large lab orders were delivered.

     Cost of goods sold for the nine-month period ended December 31, 2005, increased by $827,629 (214.1%) to $1,214,150 as compared to $386,521 for the nine-month period ended December 31, 2004. This increase is due to an increase in sales, as well as an increase in shipping costs. Included in the Cost of goods sold figure is Sales Commissions, which have also increased due to the increase in sales and accrual of royalty payments for our distribution rights on the Academy of Science product line.

     Operating expenses for the nine-month period ended December 31, 2005, decreased by $50,762 (-3.6%) to $1,375,022 as compared to $1,425,784 for the nine-month period ended December 31, 2004. This decrease is primarily due the non-recurring expense we booked during last year's period for non-cash consulting expense of $322,442. The decrease in consulting expenses booked were offset by increased legal and accounting expenses due to the due diligence associated with acquisition activity, as well as the hiring of additional personnel.

     Interest expenses for the nine-month period ended December 31, 2005, decreased $9,410 (-16.7%) to $47,087 as compared to $56,497 for the nine-month period ended December 31, 2004. This decrease is due to our efforts during the first quarter to convert debt to equity.

Liquidity and Capital Resources.
--------------------------------

Results and Comparison for Fiscal Years

     As of the fiscal year ended March 31, 2005, we had $16,752 in cash, with total current assets of $280,818 and total current liabilities of $1,037,487. We had a stockholders' deficit of ($738,527) as of that date.

Nine Months Ended December 30, 2005

          We had a consolidated cash balance of $54,093 at December 31, 2005. Management believes that the cash received from delivered sales orders, continued limited offerings of our common stock, and the subsequent events noted in Note 4 to our unaudited financial statements for the nine months ended December 31, 2005, will be sufficient to meet our operating expenses for the foreseeable future.

Controls and Procedures.
------------------------

     On June 1, 2005, the Company's Audit Committee submitted for Board approval the following policies and procedure manuals: Accounting Policies and Procedures, Internal Control Procedures, and Sarbanes-Oxley Compliance. All three manuals were reviewed and unanimously approved by the Board of Directors. In addition to formalizing the Company's already existing policies, the Accounting Policies and Procedures and the Internal Control Procedures manuals include guidelines that offer an additional level of review of financial information. Due to the small accounting staff, the Company viewed this as an area for improvement. We believe that the approval and implementation of these policies with regard to disclosure controls and procedures are effective in timely alerting our Chief Executive Officer and Chief Financial Officer to material information required to be included in our periodic reports that are filed with the Securities and Exchange Commission. It should be noted that the design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions, regardless of how remote.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
               ----------------------------------------------

Transactions with Management and Others.
----------------------------------------

     On May 15, 2003, we authorized and issued options to purchase 892,855 shares of common stock to Board members as payment of $45,000 in accrued director fees. The intrinsic value of these options was $17,857, while the difference, $27,143, was treated as contributed capital from extinguishment of related party debt.

     During the quarter ended June 30, 2004, we issued options to purchase 150,000 shares of common stock to a newly appointed member of the Board of Directors for services rendered. The options are exercisable at $0.15 per share for 10 years. The issuance of these options resulted in $3,000 in non-cash director expenses included in general and administrative expense.

     During July 2004, we issued 250,000 shares of common stock to our Chief Executive Officer for the non-cash exercise of options, reducing related party debt by $17,500.

     During the month of September 2004, we issued options to purchase 14,423 shares of common stock to each of our four Board members, for a total issuance of 57,692 at an exercise price of $0.26 per share. The options were issued as compensation for Board services for the quarter ending June 30, 2004.

     On September 14, 2004, we authorized and issued options to purchase 335,520 shares of common stock to Board Members as payment for accrued directors fees totaling $45,000. These options vested immediately and have an exercise prices ranging from $0.10-$0.23 per share. This payment covered all directors fees incurred for the year ended March 31, 2004.

     During October 2004, we issued 344,559 shares of common stock at $0.06 per share to our Chief Executive Officer for the non-cash reduction of related party debt of $20,674.

     During 2004, we issued 305,441 shares of common stock to our President in payment of $32,608 in accrued interest. The stock was valued at the market price of the stock on the dates of conversion, or an average of $0.11 per share.

     During the month of January 2005, we issued options to purchase 78,948 shares of common stock to each of our four Board members, for a total issuance of 315,792 at an exercise price of $0.10 per share. The options were issued as compensation for Board services for the quarters ending September 30, 2004 and December 31, 2004.

     During the year ended March 31, 2005, we repaid $48,828 of debt owed to our President.

         MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
         --------------------------------------------------------

Market Information.
-------------------

     There has never been any "established trading market" for our shares of common stock. Our common stock is presently quoted on the OTC Bulletin Board of the NASD under the symbol "PCSV" as discussed below. No assurance can be given that any market for our common stock will develop in the future or will be maintained. If an "established trading market" ever develops in the future, the sale of "restricted securities" (common stock) pursuant to Rule 144 of the Securities and Exchange Commission by members of management or others may have a substantial adverse impact on any such market.

     The range of high and low bid quotations for our common stock during each quarter of our past two fiscal years and the first three quarters of our 2006 fiscal year, are shown below. Prices are inter-dealer quotations as reported by the NQB, LLC, and do not necessarily reflect transactions, retail markups, markdowns or commissions.

                              Stock Quotations
                              ----------------

Quarter Ended                       High       Low
-------------                       ----       ---

June 30, 2003                       $0.12     $0.065

September 30, 2003                  $0.12     $0.07

December 31, 2003                   $0.17     $0.09

March 31, 2004                      $0.30     $0.10

June 30, 2004                       $0.35     $0.13

September 30, 2004                  $0.27     $0.10

December 31, 2004                   $0.12     $0.06

March 31, 2005                      $0.18     $0.08

June 30, 2005                       $0.83     $0.16

September 30, 2005                  $0.80     $0.61

December 31, 2005                   $0.80     $0.57

Holders.
--------

     As of January 27, 2006, we had about 398 stockholders of record. This figure does not include an indeterminate number of stockholders who may hold their shares in street name.

Dividends.
----------

     We have not paid any cash dividends since our inception and do not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of our business.

Securities Authorized For Issuance under Equity Compensation Plans.
-------------------------------------------------------------------

Equity Compensation Plan Category
---------------------------------

                                                               Number of
                                                               securities
                                                               remaining
                                                               available for
                                                              future

                 Number of

               issuance under
                    securities to be                           equity compen-
                    issued upon                                sation plans
                    exercise of         Weighted-average       (excluding
                    outstanding         exercise price of      securities
                    options, warrants   options, warrants      reflected in
Plan category       and rights          and rights             column (a))

                    (a)                 (b)                     (c)
------------------------------------------------------------------------------

Equity compensation
plans approved by
security holders      -0-                -0-                    -0-

Equity compensation
plans not approved
by security holders

Total

Use of Proceeds From the Sale of Registered Securities.
-------------------------------------------------------

     None.

Purchases of Equity Securities.
-------------------------------

     None.


                           EXECUTIVE COMPENSATION
                           ----------------------

Cash Compensation.
------------------

     The following table shows the aggregate compensation that we have paid to directors and executive officers for services rendered during the periods indicated:

                        SUMMARY COMPENSATION TABLE

                           Long Term Compensation

                    Annual Compensation   Awards  Payouts

(a)             (b)   (c)   (d)   (e)   (f)   (g)   (h)    (i)

                                              Secur-
                                              ities        All
Name and   Year or               Other  Rest- Under- LTIP  Other
Principal  Period   Salary Bonus Annual ricted lying  Pay- Comp-
Position   Ended      ($)   ($)  Compen-Stock Options outs ensat'n
-----------------------------------------------------------------

Anthony A. 3/31/05 120,000   0     0      0     *      0    0
Maher      3/31/04 120,000   0     0      0     0      0    0
President  3/31/04 120,000   0     0      0     0      0    0
Director

Robert O,
Grover    12/31/05 110,000 5,000   0      0     0      0    0

     *  Mr. Maher was the only executive officer of PCS whose cash
compensation exceeded $100,000 during the last two fiscal years.   See the
table below under the heading "Stock Option Plans and Other Incentive Compensation Plans" for stock options granted to Mr. Maher and other members of management during the two fiscal years ended March 31, 2005 and 2004. Mr. Grover was given a Board approved salary increase in fiscal year 2006, which increased his salary to $110,000 per year. In addition, he received $5,000 worth of free trading common stock as an added bonus.

Options Grants in Last Fiscal Year.
-----------------------------------

     During the fiscal years ended March 31, 2005, 2004, and 2003, we granted stock options to our directors and executive officers and others. These options are described below under the heading "Stock Option Plans and Other Incentive Compensation Plans."

Compensation of Directors.
--------------------------

     Each fiscal year, the Board of Directors sets the dollar amount for the compensation of outside directors for their services. This compensation shall be in the form of freely tradable PCS common stock at its then bid price, or in the form of stock options to purchase PCS common stock at its then current bid price. For each of our fiscal years ended March 31, 2005, 2004, and 2003, the Board of Directors set this amount at $15,000 per year, with the exception of Mr. Maher who is not compensated for his additional time served on the Board.

Employment Agreements.
----------------------

     We have no written employment agreements with our management. Currently, we are paying our officers the following annual salaries: Anthony A. Maher - $120,000; Robert O. Grover - $110,000; Christina Vaughn - $40,000, who is currently employed part-time. We also provide medical and dental insurance for our officers and other employees.

Stock Option Plans and Other Incentive Compensation Plans.
----------------------------------------------------------

     On April 28, 2004, our Board of Directors adopted our 2004 Nonqualified Stock Option Plan (the "Option Plan"). On the same date, we granted to Javan Khazali an option to purchase up to six million shares of our common stock under the Option Plan. Two million of these options were exercisable at a price of $0.10 per share, expiring on June 28, 2004, and the remaining four million shares were exercisable at $0.25 per share, expiring on August 28, 2004. As such, all six million of these options have since expired.

     PCS has granted the following options to officers, directors, employees and consultants through the end of the fiscal year ended March 31, 2005:

                         Number         Date of   Exercise  Expiration
     Option Holder       Shares          Grant    Price       Date
     -------------       ------          -----    -----       ----

     Board Members*   1,000,000          6/03/02  $.16       6/03/12
     Suzanne Haislip     50,000          7/01/02  $.16       1/01/06
     Christina Vaughn*   50,000          7/01/02  $.16       1/01/06
     William Albert      75,000          7/01/02  $.16       1/01/06
     David Chase         35,000          7/01/02  $.16       1/01/06
     Joe Egusquiza       15,000          7/01/02  $.16       1/01/06
     Laura Baran         25,000          7/01/02  $.16       1/01/06
     Robert O. Grover*   75,000          7/01/02  $.16       1/01/06
     Nic Perner           5,000          8/15/02  $.16       2/15/06
     Donald J. Farley*  166,666         10/21/02  $.09      10/21/12
     Cecil Andrus*      166,666         10/21/02  $.09      10/21/12
     Donald J. Farley*  214,285          5/15/03  $.07       5/15/13
     Cecil Andrus*      214,285          5/15/03  $.07       5/15/13
     Anthony Maher*     250,000          5/15/03  $.07       5/15/13
     Suzanne Haislip    100,000          5/20/03  $.07       5/20/07
     Joe Egusquiza       25,000          7/25/03  $.10       7/15/07
     Christina Vaughn*  150,000          9/05/03  $.07       9/15/07
     Suhas Pharkute      25,000          9/25/03  $.10       7/29/07
     Michael McMurray*  150,000          4/28/04  $.15       4/28/14
     Consultant       2,000,000          4/28/04  $.10       6/28/04
     Consultant       4,000,000          4/28/04  $.25       8/28/04
     Consultant         200,000          4/28/04  $.10       4/28/05
     Consultant         200,000          4/28/04  $.20       4/28/05
     Consultant         200,000          4/28/04  $.30       4/28/05
     Consultant         200,000          4/28/04  $.35       4/28/05
     David Chase         75,000          6/01/04  $.31       6/08/09
     Suzanne Haislip     50,000          6/01/04  $.31       6/01/09
     Richard Wright      75,000          6/01/04  $.31       6/01/09
     Robert O. Grover*  250,000          6/14/04  $.31       6/14/09
     Christina Vaughn*  150,000          6/16/04  $.31       6/16/09
     David Chase         25,000          7/01/04  $.31       7/01/09
     William Albert      50,000          7/10/04  $.13       7/10/09
     Consultant           5,000          7/29/04  $.15       7/29/09
     Robert O. Grover*  153,533          7/29/04  $.15       7/29/07
     Laura Baran         50,000          8/10/04  $.13       7/10/09
     Board Members*      80,358          9/14/04  $.14       9/22/14
     Board Members*      93,750          9/14/04  $.12       9/22/14
     Board Members*     112,500          9/14/04  $.10       9/22/14
     Board Members*      48,912          9/14/04  $.23       9/22/14
     Board Members*      57,692          9/14/04  $.26       9/22/14
     Robert O. Grover*  100,000         11/14/04  $.10      11/15/09
     Board Members*     315,792          1/04/05  $.10       1/04/15
     Consultant           4,500          1/06/05  $.10       1/06/10


         * Denotes directors and executive officers.

Pension Table.
--------------

     None.

Other Compensation.
-------------------

     None.

Termination of Employment and Change of Control Arrangements.
-------------------------------------------------------------

     None.

Compliance with Section 16(a) of the Exchange Act.
--------------------------------------------------

     PCS believes all forms required to be filed under Section 16 of the Exchange Act for all of the Company's directors and executive officers have been timely filed.

                              FINANCIAL STATEMENTS
                              --------------------

(1)       Consolidated Financial Statements for the years ended
          March 31, 2005 and 2004

          Report of Independent Registered Public Accounting Firm

          Consolidated Balance Sheet - March 31, 2005

          Consolidated Statements of Operations for the years ended March 31, 2005 and 2004

          Consolidated Statements of Stockholders' Equity (Deficit)

          Consolidated Statements of Cash Flows
          for the Years Ended March 31, 2005 and 2004

          Notes to Consolidated Financial Statements

(2)       Consolidated Financial Statements for the periods ended
          December 31, 2005 and March 31, 2005

          Consolidated Balance Sheet - December 31, 2005, and March 31, 2005

          Consolidated Statements of Operations for the three and nine months ended December 31, 2005 and 2004

          Consolidated Statements of Stockholders' Equity (Deficit)

          Consolidated Statements of Cash Flows for the nine months ended December 31, 2005 and 2004

          Notes to Consolidated Financial Statements

   REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
PCS Edventures!.com, Inc., and Subsidiary
Boise, Idaho

We have audited the consolidated balance sheet of PCS Edventures!.com, Inc., and Subsidiary (the "Company") as of March 31, 2005, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended March 31, 2005 and 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PCS Edventures!.com, Inc., and Subsidiary as of March 31, 2005 and the results of their operations and their cash flows for the years ended March 31, 2005 and 2004, in conformity with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a working capital deficit that raises substantial doubt about their ability to continue as a going concern. Management's plans in regard to those matters are also described in Note 9 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


HJ & Associates, LLC
Salt Lake City, Utah
July 15, 2005

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
                    Consolidated Balance Sheet

                              ASSETS

                                                            March 31,
                                                              2005
CURRENT ASSETS

     Cash                                                   $  16,752
     Accounts receivable                                      130,569
     Prepaid expenses                                          14,826
     Deferred costs (Note 2)                                  110,367
     Inventory                                                  8,304
                                                            ---------
          Total Current Assets                                280,818
                                                            ---------
FIXED ASSETS, NET (Note 3)                                     11,917
                                                            ---------
OTHER ASSETS

     Deposits                                                   6,225
                                                            ---------
          Total Other Assets                                    6,225
                                                            ---------
          TOTAL ASSETS                                      $ 298,960
                                                            =========

The accompanying notes are an integral part of these consolidated financial statements.

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
              Consolidated Balance Sheet (Continued)


          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                            March 31,
                                                              2005

CURRENT LIABILITIES

     Accounts payable                                      $  183,068
     Accrued Compensation                                      40,537
     Payroll taxes payable                                     87,669
     Accrued interest                                          75,044
     Accrued expenses (Note 12)                                59,079
     Unearned revenue (Note 2)                                269,571
     Notes payable - related party (Note 5)                   117,054
     Notes payable (Note 6)                                   205,465
                                                          -----------
          Total Current Liabilities                         1,037,487
                                                          -----------
          Total Liabilities                                 1,037,487
                                                          -----------
COMMITMENTS AND CONTINGENCIES (Note 8)

STOCKHOLDERS' EQUITY (DEFICIT)

     Preferred stock, no par value, authorized 10,000,000
      shares, 15,246 shares issued and outstanding (Note 4)    56,372
     Common stock, no par value, authorized 40,000,000
      shares; 27,355,451 shares issued and outstanding     23,868,669
     Variable deferred consulting (Note 4)                     (1,000)
     Accumulated deficit                                  (24,662,568)
                                                         ------------
          Total Stockholders' Equity (Deficit)               (738,527)
                                                         ------------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
          (DEFICIT)                                      $    298,960
                                                         ============
The accompanying notes are an integral part of these consolidated financial statements.

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
              Consolidated Statements of Operations

                                                      For the Years Ended
                                                           March 31,
                                                   2005             2004
REVENUES

 Lab Revenue                                     $1,294,709    $1,661,838
 License Revenue                                    158,917       156,164
 Subscription Revenue                                15,045        12,859
                                                 ----------    ----------
  Total Revenues                                  1,468,671     1,830,861

COST OF GOODS SOLD                                  679,324       679,009
                                                 ----------    ----------
GROSS PROFIT                                        789,347     1,151,852
                                                 ----------    ----------
OPERATING EXPENSES

 Salaries and wages                                 452,756       463,918
 Depreciation expense                                 2,052        25,447
 General and administrative                         751,338       578,976
 Stock for services expense                         525,004        30,474
                                                 ----------    ----------
  Total Operating Expenses                        1,731,150     1,098,815
                                                 ----------    ----------
OPERATING INCOME (LOSS)                            (941,803)       53,037
                                                 ----------    ----------

OTHER INCOME AND EXPENSES

 Interest expense                                   (58,877)     (214,804)
 Interest income                                        993            18
 Other income                                        17,065         4,398
 Gain on settlement of debt (Note 7)                 43,990         5,000
                                                 ----------    ----------
  Total Other Income and Expenses                     3,171      (205,388)
                                                 ----------    ----------
NET LOSS                                        $  (938,632)  $  (152,351)
                                                 ==========    ==========
BASIC LOSS PER SHARE (Note 2)                   $     (0.04)  $     (0.01)
                                                 ==========    ==========
WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING                              26,253,256    19,447,429
                                                 ==========    ==========

The accompanying notes are an integral part of these consolidated financial statements.

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
    Consolidated Statements of Stockholders' Equity (Deficit)
                                Common Shares             Preferred Shares
                              -----------------------   --------------------
                               Shares      Amount         Shares     Amount
                              ----------  -----------   --------- ----------

Balance, March 31, 2003  17,832,301    $ 22,105,987           -    $        -

Common stock issued for
extinguishment of debt and
interest at $0.09 per
share                        35,000           3,150           -             -

Options issued to directors
for accrued directors fees
(Note 11)                         -          17,857           -             -

Contribution to capital
(Note 11)                         -          27,143           -             -

Common stock issued for
conversion of accounts
payable at $0.09 per
share                        11,111           1,000           -             -

Common stock issued to
related party for
conversion of accrued
interest at $0.10 per
share                       202,234          20,223           -             -

Common stock issued for
the conversion of
warrants at $0.01 per
share                        19,050             191           -             -

Repriced options granted
below market value                -           6,000           -             -

Value of options granted below
market value                      -           8,250           -             -

                         ----------     -----------   ---------  ------------
Balance Forward          18,099,696     $22,189,801           -  $          -
                         ----------     -----------   ---------  ------------

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
    Consolidated Statements of Stockholders' Equity (Deficit)

                                Common Shares             Preferred Shares
                          -------------------------    ----------------------
                            Shares         Amount         Shares     Amount
                          ----------    ------------   ---------  -----------
Balance Forward           18,099,696    $22,189,801           -  $          -

Preferred stock issued
for conversion of debt
at $1.00 per share                -               -       5,000         5,000

Preferred stock issued
for cash at $1.00 per
share                             -               -       5,000         5,000

Discount on preferred
stock                             -               -           -         2,500

Common stock issued for
extension of debt at
$0.10 per share              57,600           5,760           -             -

Common stock issued for
conversion of
debt at $0.10 per share     150,000          15,000           -             -

Common stock issued for
cash at $0.01 per share     150,000          15,000           -             -

Common stock issued for
the conversion of
warrants at $0.01 per
share                         6,000              60           -             -

Common stock issued for
cash at $0.10 per share     550,000          55,000           -             -

Revaluation of repriced
and outstanding options           -            (500)          -             -
                        -----------   -------------   ---------   -----------
Balance forward          19,013,296   $  22,280,121      10,000   $    12,500
                         ----------     -----------   ---------  ------------

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
    Consolidated Statements of Stockholders' Equity (Deficit)

                                Common Shares             Preferred Shares
                          -------------------------    ----------------------
                            Shares         Amount         Shares     Amount
                          ----------    ------------   ---------  -----------
Balance forward          19,013,296   $  22,280,121      10,000   $    12,500

Common stock issued for
cash at $0.10 per share     200,000          20,000           -             -

Common stock issued for
the conversion of
warrants at $0.01 per
share                         6,000              60           -             -

Common stock issued for
cash at $0.10 per share     250,000          25,000           -             -

Common stock issued for
cash at $0.10 per share     200,000          20,000           -             -

Common stock issued for
the conversion of warrants
at $0.01 per share            3,000              30           -             -

Common stock issued for
cash at $0.10 per share     200,000          20,000           -             -

Common stock issued for
cash at $0.12 per share     200,000          24,000           -             -

Common stock issued for
cash at $.012 per share     200,000          24,000           -             -

Common stock issued for
services and prepaid
services at $0.12           680,000          85,000           -             -
                       ------------   -------------  ----------  ------------
Balance forward          20,952,296   $  22,498,211      10,000  $     12,500
                         ----------     -----------   ---------  ------------

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
    Consolidated Statements of Stockholders' Equity (Deficit)

                                Common Shares             Preferred Shares
                          -------------------------    ----------------------
                            Shares         Amount         Shares     Amount
                          ----------    ------------   ---------  -----------

Balance forward          20,952,296   $  22,498,211      10,000   $    12,500

Common stock issued for
accrued interest at $0.12   103,207          12,385           -             -

Common stock issued for
accrued legal fees at $.012 106,384          12,766           -             -

Common stock issued for cash
at $0.12 per share          100,000          12,000           -             -

Common stock issued for cash
at $0.12 per share           75,000          15,000           -             -

Preferred stock issued for
cash at $1.00 per share           -               -      12,000        12,000

Discount on preferred stock       -               -           -         3,000

Common stock issued for cash
at $0.20 per share           50,000          10,000           -             -

Common stock issued for cash
at $0.20 per share           50,000          10,000           -             -

Preferred stock issued
for conversion of debt
at $1.00 per share                -               -      11,614        11,613

Discount on preferred stock       -               -           -         2,903
                         ----------     -----------   ---------  ------------
Balance forward          21,436,887     $22,570,362      33,614  $     42,016
                         ----------     -----------   ---------  ------------

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
    Consolidated Statements of Stockholders' Equity (Deficit)

                                Common Shares             Preferred Shares
                          -------------------------    ----------------------
                            Shares         Amount         Shares     Amount
                          ----------    ------------   ---------  -----------

Balance forward          21,436,887     $22,570,362      33,614  $     42,016

Common stock issued for
conversion of preferred at
$0.20 per share              58,070          11,613     (11,614)      (11,613)

Preferred stock issued for
conversion of debt at $1.00
per share                         -               -      15,165        15,165

Discount on preferred stock       -               -           -         3,791

Preferred stock issued
for conversion of debt
at $1.00 per share                -               -      25,275        25,274

Discount on preferred stock       -               -           -        (2,527)

Common stock issued for
conversion of preferred at
$0.20 per share             126,375          25,274     (25,275)      (25,274)

Common stock issued for cash
at $0.12 per share          166,667          20,000           -             -

Preferred stock issued for
conversion of debt at $1.00
per share                         -               -      15,181        15,181

Discount on preferred stock       -               -           -         3,795

Common stock issued for cash
at $.125 per share          400,000          50,000           -             -
                         ----------     -----------   ---------  ------------
Balance forward          22,187,999     $22,677,249      52,346  $     70,862
                         ----------     -----------   ---------  ------------

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
    Consolidated Statements of Stockholders' Equity (Deficit)


                                Common Shares             Preferred Shares
                          -------------------------    ----------------------
                            Shares         Amount         Shares     Amount
                          ----------    ------------   ---------  -----------

Balance forward          22,187,999     $22,677,249      52,346  $     70,862

Preferred stock issued
for conversion of debt
at $1.00 per share                -               -      10,134        10,134

Common stock issued for
conversion of preferred at
$0.20 per share              50,670          10,134     (10,134)      (10,134)

Preferred stock issued for
conversion of debt at $1.00
per share                         -               -       5,069         5,069

Discount on preferred stock       -               -           -         1,267

Common stock issued for
cash at $0.20 per share     125,000          25,000           -             -

Common stock issued for
cash at $.016 per share   1,562,500         250,000           -             -

Preferred stock issued for
conversion of debt at $1.00
per share                         -               -      10,154        10,154

Discount on preferred stock       -               -           -         2,538

Preferred stock issued for
conversion of debt at $1.00
per share                         -               -       5,092         5,092

Discount on preferred stock       -               -           -         1,273

                         ----------     -----------   ---------  ------------
Balance forward          23,926,169     $22,962,383      72,661  $     96,255
                         ----------     -----------   ---------  ------------

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
    Consolidated Statements of Stockholders' Equity (Deficit)

                                Common Shares             Preferred Shares
                          -------------------------    ----------------------
                            Shares         Amount         Shares     Amount
                          ----------    ------------   ---------  -----------

Balance forward          23,926,169     $22,962,383      72,661  $     96,255

Common stock issued for cash
at $0.20 per share           50,000          10,000           -             -

Preferred stock issued for
conversion of debt at $1.00
per share                         -               -      40,746        40,745

Discount on preferred stock       -               -           -         8,149

Common stock issued for
conversion of preferred at
$0.25 per share             203,730          40,745     (40,746)      (40,745)

Preferred stock issued for
conversion of debt at $1.00
per share                         -               -      10,189        10,189

Discount on preferred stock       -               -           -         2,547

Preferred stock issued for
conversion of debt at $1.00
per share                         -               -      10,195        10,195

Discount on preferred stock       -               -           -         2,039

Common stock issued for
conversion of debt at $0.25
per share                    50,975          10,195     (10,195)      (10,195)

Pro-rata cumulative non-cash
preferred stock dividend          -               -           -         1,294

Net loss for the year
ended March 31, 2004              -               -           -             -
                         ----------     -----------   ---------  ------------
Balance, March 31, 2004  24,230,874     $23,023,323      82,850  $    120,473
                         ----------     -----------   ---------  ------------

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
    Consolidated Statements of Stockholders' Equity (Deficit)

                                Common Shares             Preferred Shares
                          -------------------------    ----------------------
                            Shares         Amount         Shares     Amount
                          ----------    ------------   ---------  -----------


Balance, March 31, 2004  24,230,874    $ 23,023,323      82,850      $120,473

Common stock issued for
services at $0.17 per
share                        30,000           5,100           -             -

Stock offering costs              -          (5,100)          -             -

Common stock issued for
services at $0.17 per
share                       240,000          40,800           -             -

Stock offering costs              -         (40,800)          -             -

Value of options issued
to employees below market value                -           3,000           -
         -

Value of options issued
to consultantsbelow market value                -         507,877           -
          -

Common stock issued for
conversion of debt and
interest at $0.20 per
share                       376,165          75,232           -             -

Common stock issued for
cash at $0.10 per share
for option exercise         750,000          75,000           -             -

Intrinsic value of
employee options issued
below market value                -           5,000           -             -

Common stock issued for
related party note payable
reduction at $0.07 per
share                       250,000          17,500           -             -

Fair value of options
issued to consultant              -             696           -             -

Common stock issued for
conversion of preferred
stock at $0.20 per share    338,020          67,603     (67,604)      (67,603)

Options issued to directors
for accrued director fees         -           9,241           -             -

                         ----------     -----------   ---------  ------------
Balance forward          26,215,059     $23,784,472      15,246  $     52,870
                         ----------     -----------   ---------  ------------

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
    Consolidated Statements of Stockholders' Equity (Deficit)

                                Common Shares             Preferred Shares
                          -------------------------    ----------------------
                            Shares         Amount         Shares     Amount
                          ----------    ------------   ---------  -----------


Balance forward          26,215,059     $23,784,472      15,246  $     52,870

Contributed capital for
accrued director fee              -          50,759           -             -

Pro-rata cumulative
non-cash preferred stock
dividend                          -               -           -         3,502

Amortization of prepaid
expense                           -               -           -             -

Amortization and revaluation
of consulting expense             -         (92,102)          -             -

Stock issued for marketing
services at $0.09 per share 250,000          22,500           -             -

Stock issued for legal
services at $0.09 per share 500,000          45,000           -             -


Stock issued for accounts
payable at $0.15 per share   45,833           6,875           -             -

Stock issued for note
payable to related party
at $0.06 per share          344,559          20,674           -             -

Amortization of prepaid
expense                           -               -           -              -

Fair value of options
issued to consultant              -             491           -             -

Options issued to directors
for accrued director fees         -          28,416           -             -

Contributed capital for
accrued director fees             -           1,584           -             -

Net loss,
  March 31, 2005                  -               -           -             -
                         ----------     -----------   ---------  ------------
Balance,
   March 31, 2005        27,355,451     $23,868,669      15,246    $   56,372
                        ===========    ============   =========  ============

               PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
     Consolidated Statements of Stockholders' Equity (Deficit) (Continued)

                                                      Variable
                                Expenses Prepaid      Deferred    Accumulated
                               with Common Stock     Consulting      Deficit
                               -----------------     ----------  -----------
Balance, March 31, 2003           $          -        $        - $(23,530,460)

Common stock issued for
extinguishment of debt and
interest at $0.09 per share                  -                 -            -

Options issued to directors for
accrued director's fees                      -                 -            -

Contribution of capital                      -                 -            -

Common Stock issued for
conversion of accounts payable
at $0.09 per share                           -                 -            -

Common stock issued to
related party for
conversion of accrued
interest at $0.10 per                        -                 -            -

Common stock issued for
the conversion of
warrants at $0.01 per
share                                        -                 -            -

Repriced options granted
below market value                           -                 -            -

Options granted below
market value                                 -                 -            -
                                   -----------         --------- ------------
Balance Forward                    $         -         $       - $(23,530,460)
                                   -----------         --------- ------------

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
    Consolidated Statements of Stockholders' Equity (Deficit)

                                                      Variable
                                Expenses Prepaid      Deferred    Accumulated
                               with Common Stock     Consulting      Deficit
                               -----------------     ----------  -----------

Balance forward               $          -           $       -  $(23,530,460)

Preferred stock issued
for conversion of debt
at $1.00 per share                       -                   -             -

Preferred stock issued
for cash at $1.00 per
share                                    -                   -             -

Discount on preferred
stock                                    -                   -        (2,500)

Common stock issued for
extension of debt at
$0.10 per share                          -                   -             -

Common stock issued for
conversion of
debt at $0.10 per share                  -                   -             -

Common stock issued for
cash at $0.01 per share                  -                   -             -

Common stock issued for the
conversion of warrants at
$0.01 per share                          -                   -             -

Common stock issued for cash
at $0.10 per share                       -                   -             -

Revaluation of repriced and
outstanding options                      -                   -             -
                               -----------           ---------   -----------
Balance forward                $         -           $          $(23,532,960)
                               -----------           ---------   -----------

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
    Consolidated Statements of Stockholders' Equity (Deficit)

                                                      Variable
                                Expenses Prepaid      Deferred    Accumulated
                               with Common Stock     Consulting      Deficit
                               -----------------     ----------  -----------
Balance forward                $          -           $       -  $(23,532,960)

Common stock issued for
cash at $0.10 per share                   -                   -             -

Common stock issued for
the conversion of
warrants at $0.01 per
share                                     -                   -             -
Common stock issued for
cash at $0.10 per share                   -                   -             -

Common stock issued for
cash at $0.10 per share                   -                   -             -

Common stock issued for
the conversion of warrants
at $0.01 per share                        -                   -             -

Common stock issued for
cash at $0.10 per share                   -                   -             -

Common stock issued for
cash at $0.12 per share                   -                   -             -

Common stock issued for
cash at $.012 per share                   -                   -             -

Common stock issued for
services and prepaid
services at $0.12                   (67,292)                  -             -
                                 ----------          ----------  ------------
Balance forward                  $  (67,292)         $        - $(23,532,960)
                               -----------           ---------   -----------

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
    Consolidated Statements of Stockholders' Equity (Deficit)

                                                      Variable
                                Expenses Prepaid      Deferred    Accumulated
                               with Common Stock     Consulting      Deficit
                               -----------------     ----------  -----------
Balance forward                $    (67,292)          $       -  $(23,532,960)

Common stock issued for
accrued interest at $0.12                 -                   -             -

Common stock issued for
accrued legal fees at $.012               -                   -             -

Common stock issued for cash
at $0.12 per share                        -                   -             -

Common stock issued for cash
at $0.12 per share                        -                   -             -

Preferred stock issued for
cash at $1.00 per share                   -                   -             -

Discount on preferred stock               -                   -        (3,000)

Common stock issued for cash
at $0.20 per share                        -                   -             -

Common stock issued for cash
at $0.20 per share                        -                   -             -

Preferred stock issued
for conversion of debt
at $1.00 per share                        -                   -             -

Discount on preferred stock               -                   -        (2,903)
                                -----------           ---------  ------------
Balance forward                 $  (67,292)           $       -  $(23,538,863)
                                -----------           ---------  ------------

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
    Consolidated Statements of Stockholders' Equity (Deficit)

                                                      Variable
                                Expenses Prepaid      Deferred    Accumulated
                               with Common Stock     Consulting      Deficit
                               -----------------     ----------  -----------

Balance forward                $    (67,292)         $        -  $(23,538,863)

Common stock issued for
conversion of preferred at
$0.20 per share                           -                   -             -

Preferred stock issued for
conversion of debt at $1.00
per share                                 -                   -             -

Discount on preferred stock               -                   -        (3,791)

Preferred stock issued
for conversion of debt
at $1.00 per share                        -                   -             -

Discount on preferred stock               -                   -        (2,527)

Common stock issued for
conversion of preferred at
$0.20 per share                           -                   -             -

Common stock issued for cash
at $0.12 per share                        -                   -             -

Preferred stock issued for
conversion of debt at $1.00
per share                                 -                   -             -

Discount on preferred stock               -                   -        (3,795)

Common stock issued for cash
at $0.125 per share                       -                   -             -

                                -----------           ---------  ------------
Balance forward                 $   (67,292)          $       -  $(23,548,976)
                                -----------           ---------  ------------

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
    Consolidated Statements of Stockholders' Equity (Deficit)

                                                      Variable
                                Expenses Prepaid      Deferred    Accumulated
                               with Common Stock     Consulting      Deficit
                               -----------------     ----------  -----------

Balance forward                $    (67,292)         $        -  $(23,548,976)

Preferred stock issued
for conversion of debt
at $1.00 per share                        -                   -             -

Common stock issued for
conversion of preferred at
$0.20 per share                           -                   -             -
Preferred stock issued for
conversion of debt at $1.00
per share                                 -                   -             -

Discount on preferred stock               -                   -        (1,267)

Common stock issued for
cash at $0.20 per share                   -                   -             -

Common stock issued for
cash at $.016 per share                   -                   -             -

Preferred stock issued for
conversion of debt at $1.00
per share                                 -                   -             -

Discount on preferred stock               -                   -        (2,538)

Preferred stock issued for
conversion of debt at $1.00
per share                                 -                   -             -

Discount on preferred stock               -                   -        (1,273)
                                -----------           ---------  ------------
Balance forward                 $   (67,292)          $       -  $(23,554,054)
                                -----------           ---------  ------------

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
    Consolidated Statements of Stockholders' Equity (Deficit)

                                                      Variable
                                Expenses Prepaid      Deferred    Accumulated
                               with Common Stock     Consulting      Deficit
                               -----------------     ----------  -----------

Balance forward                $    (67,292)         $        -  $(23,554,054)

Common stock issued for cash
at $0.20 per share                        -                   -             -

Preferred stock issued for
conversion of debt at $1.00
per share                                 -                   -             -

Discount on preferred stock               -                   -        (8,149)

Common stock issued for
conversion of preferred at
$0.25 per share                           -                   -             -

Preferred stock issued for
conversion of debt at $1.00
per share                                 -                   -             -

Discount on preferred stock               -                   -        (2,547)

Preferred stock issued for
conversion of debt at $1.00
per share                                 -                   -             -

Discount on preferred stock               -                   -        (2,039)

Common stock issued for
conversion of debt at $0.25
per share                                 -                   -             -

Pro-rata cumulative non-cash
preferred stock dividend                  -                   -        (1,294)

Net loss for the year
ended March 31, 2004                      -                   -      (152,351)
                               ------------           ---------  ------------
Balance, March 31, 2004        $    (67,292)          $       -  $(23,720,434)
                               ------------           ---------  ------------

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
    Consolidated Statements of Stockholders' Equity (Deficit)

                                                      Variable
                                Expenses Prepaid      Deferred    Accumulated
                               with Common Stock     Consulting      Deficit
                               -----------------     ----------  -----------
Balance, March 31, 2004          $(67,292)            $      -   $(23,720,434)

Common stock issued for
services at $0.17 per
share                                   -                    -              -

Stock offering costs                    -                    -              -

Common stock issued for
services at $0.17 per share             -                    -              -

Stock offering costs                    -                    -              -

Value of options issued to employees
below market value                      -                    -              -

Value of options issued to consultants
below market value                      -             (507,877)             -

Common stock issued for
conversion of debt and
interest at $0.20 per
share                                   -                    -              -

Common stock issued for
cash at $0.10 per share
for option exercise                     -                    -              -

Intrinsic value of
employee options issued
below market value                      -                    -              -

Common stock issued for
related party note payable
reduction at $0.07 per
share                                   -                    -              -

Fair value of options
issued to consultant                    -                    -              -

Common stock issued for
conversion of preferred
stock at $0.20 per share                -                    -              -

Options issued to directors
for accrued director fees               -                    -              -
Contributed capital for
accrued director fees                   -                    -              -

                                -----------           ---------  ------------
Balance forward                 $   (67,292)          $(507,877) $(23,720,434)
                                -----------           ---------  ------------

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
    Consolidated Statements of Stockholders' Equity (Deficit)

                                                      Variable
                                Expenses Prepaid      Deferred    Accumulated
                               with Common Stock     Consulting      Deficit
                               -----------------     ----------  -----------
Balance forward                 $   (67,292)          $(507,877) $(23,720,434)

Pro-rata cumulative
non-cash preferred stock
dividend                                -                    -         (3,502)

Amortization of prepaid
expense                            67,292                    -              -

Amortization and revaluation
of consulting expense                   -              506,877              -

Stock issued for marketing
services at $0.09 per share
(unaudited)                       (22,500)                   -              -

Stock issued for legal
services at $0.09 per share       (45,000)                   -             -

Stock issued for accounts
payable at $0.15 per share              -                    -             -

Stock issued for note
payable to related party
at $0.06 per share
(unaudited)                             -                    -             -

Amortization of prepaid
expense                            67,500                    -             -

Fair value of options
issued to consultant                    -                    -             -

Options issued to directors
for accrued director fees               -                    -             -

Contributed capital for
accrued director fees                   -                    -             -

Net loss,
  March 31, 2005                        -                    -       (938,632)
                               ----------            ---------   ------------
Balance,
  March 31, 2005                      -0-           $   (1,000)  $(24,662,568)
                               ==========            =========   ============

The accompanying notes are an integral part of these consolidated financial statements.

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
              Consolidated Statements of Cash Flows

                                                     For the Years Ended

                                                           March 31,

                                                     2005             2004
CASH FLOWS FROM OPERATING ACTIVITIES

 Net loss                                       $   (938,632)  $  (152,351)
 Adjustments to reconcile net loss to net cash
 used by operating activities:
  Depreciation                                         2,052        25,447
  Non-cash debt default additions                          -        52,625
  Amortization of debt offering and extension costs        -         5,460
  Amortization of services prepaid with common
    stock                                            101,042             -
  Stock options issued for compensation                5,000        30,474
  Stock options issued for consulting services       415,962             -
  Stock options issued for board compensation          3,000             -
  Intrinsic value of stock options issued for
    services                                               -        14,250
  Gain on settlement of debt                         (43,990)       (5,000)
 Changes in operating assets and liabilities:
  (Increase) decrease in accounts receivable         318,949      (104,185)
  (Increase) decrease in prepaid expenses                  -        97,578
  (Increase) decrease in inventories                (118,671)        2,073
  (Increase) decrease in deposits                          -        (5,750)
  Increase in accounts payable and
   accrued liabilities                                69,063        25,096
  Increase in interest payable                             -             -
  Increase in unearned revenue                        65,166      (178,085)
  Decrease in other assets                            69,958             -
                                                   ---------    ----------
   Net Cash Provided/ Used by Operating Activities   (51,101)     (192,368)
                                                   ---------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES

 Proceeds from note receivable                        50,000             -
 Payment of note receivable                                -       (50,000)
 Deposit on distribution rights                            -       (45,000)
 Purchase of fixed assets                            (13,968)            -
                                                   ---------    ----------
   Net Cash Provided(Used) for Investing Activities   36,032       (95,000)
                                                   ---------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES

 Increase (decrease) in cash overdraft                     -        (8,053)
 Payments on related party notes                     (10,654)            -
 Proceeds from notes payable                               -       450,898
 Payments on notes payable                           (71,345)     (675,447)
 Proceeds from preferred stock                             -        17,000
 Proceeds from common stock                                -       605,341
                                                   ---------    ----------
   Net Cash Provided (Used) by Financing Activities  (81,999)      389,739
                                                   ---------    ----------
DECREASE IN CASH                                     (97,068)      102,371

CASH AT BEGINNING OF YEAR                            113,820        11,449
                                                   ---------    ----------
CASH AT END OF YEAR                                $  16,752    $  113,820
                                                   =========    ==========

The accompanying notes are an integral part of these consolidated financial statements.

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
        Consolidated Statements of Cash Flows (Continued)

                                                     For the Years Ended

                                                          March 31,

                                                     2005             2004
NON-CASH INVESTING AND FINANCING ACTIVITIES:

 Issuance of stock for payment on notes payable
  and interest                                       $    75,232 $  53,370
 Common stock issued for related party debt          $    38,174 $       -
 Stock options issued for accrued director fees      $    90,000 $  45,000
 Common stock issued for stock offering costs        $    45,900 $       -
 Common stock issued for payment on accounts payable $     6,875 $   4,000
 Preferred stock for notes payable                   $         - $ 166,124
 Common stock issued for conversion of preferred
  stock                                              $         - $  97,961
 Stock options issued for consulting services        $   415,962 $       -
 Stock options issued for employee and
   board compensation                                $     3,000 $       -
 Stock options issued for deferred consulting        $   507,877 $       -
 Common stock issued for services                    $         - $  30,474
Cash Paid For:

 Interest                                            $    37,142 $ 115,975
 Income taxes                                        $         - $       -

The accompanying notes are an integral part of these consolidated financial statements.

              PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
          Notes to the Consolidated Financial Statements
                     March 31, 2005 and 2004

NOTE 1 -  ORGANIZATION AND DESCRIPTION OF BUSINESS

The consolidated financial statements presented are those of PCS
Edventures!.com, Inc., an Idaho Corporation, and its wholly owned subsidiary, PCS Schools, Inc., an Idaho corporation (collectively, "the Company").

On August 3, 1994, PCS Edventures!.com, Inc., was incorporated under the laws of Idaho to engage in web-based and site-licensable educational products.

In October 1994, an agreement was authorized allowing the Company to exchange, on a one-for-one basis, common stock for stock of PCS Schools, Inc. As a result of this agreement, PCS Schools, Inc., became a wholly owned subsidiary of the Company.

On March 27, 2000, the Company changed its name from PCS Education Systems, Inc. to PCS Edventures!. com, Inc.

Certain balances have been reclassified to conform to current year presentation.

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Accounting Method

The Company's consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a March 31 year end.

b.  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c.  Revenue Recognition

The Company recognizes revenues as required by Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements".

Lab Revenue

The Company recognizes revenues relating to sales of the Academy of Engineering (AOE) and Edventures! labs as they are delivered to the customers. Revenue is only recognized once the product has been delivered to the customer and all other obligations have been met. All product inventory is purchased on a sale-by-sale basis, and is shipped directly from third-party suppliers to the end customer. Accordingly, all costs associated with the purchase of product inventory are also deferred until the product is delivered. As of March 31,2005, the Company has recorded unearned revenues and deferred costs of $269,570 and $110,367, respectively.

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
          Notes to the Consolidated Financial Statements
                     March 31, 2005 and 2004


NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

c.  Revenue Recognition (Continued)

Licensing Revenue

The Company recognizes revenues relating to the AOE, AOE Jr., AOR, Edventures!, and the Discover! lab site licenses over the 1-year term of the license beginning when the physical lab equipment and the license has been delivered. Subsequent sales of AOE, AOE Jr., AOR, Edventures! or Discover! lab licenses are recorded on the sale of the license and recognized over a 1 year time period to revenue. Each lab license is for a period of 1 year from the date of the renewal.

Subscription Revenue

The Company recognizes revenues relating to the subscriptions sold on their edventures.com website on a monthly basis. Revenues relating to other activities such as education services delivered are recognized when the services are rendered. If a customer decides to discontinue the use of the products, the customer must return all of the information received except for the physical lab equipment. Additionally, the customer will not have access to the license when the contract is terminated. The Company does not have an obligation to refund any portion of the proceeds received for either the sale of a lab license or the subsequent renewals of the licenses.

d. Principles of Consolidation

The accompanying consolidated financial statements consolidate the accounts of the parent company and its wholly owned subsidiary. All significant inter-company accounts and transactions have been eliminated in consolidation.

e. Provision for Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely that not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
          Notes to the Consolidated Financial Statements
                     March 31, 2005 and 2004


NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

e. Provision for Income Taxes (Continued)

Net deferred tax assets consist of the following components as of March 31, 2005, and 2004:

                                                    2005           2004

       Deferred tax assets:
          NOL Carryover                             $ 3,114,065   $2,981,523
          Accrued Expenses                               96,665            -

       Deferred tax liabilities:                              -            -

       Valuation allowance                           (3,210,730)  (2,981,523)
                                                    -----------  -----------
       Net deferred tax asset                       $         -  $         -
                                                    ===========  ===========

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate of 39% to pretax income from continuing operations for the years ended March 31, 2005 and 2004 due to the following:


                                                    2005          2004


       Book loss                                      $(366,065) $ (59,420)
       Stock for services/options expense               259,500     19,233
       Penalties                                            445     27,365
       Other                                              4,430       (673)
       NOL utilization                                        -     13,495
       Valuation allowance                              101,690          -
                                                       --------  ---------
                                                       $      -  $       -
                                                       ========  =========

At March 31, 2005 the Company had net operating loss carry forwards of approximately $7,900,000 that may be offset against future taxable income from the year 2005 through 2025. No tax benefit has been reported in the March 31, 2005 consolidated financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
          Notes to the Consolidated Financial Statements
                     March 31, 2005 and 2004


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

f. Basic Loss Per Share

The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period of the financial statements. Diluted loss per share is equal to basic loss per share as the result of the anti-dilutive nature of the stock equivalents. The Company has excluded 3,538,441 potential common stock equivalents from the calculation of basic loss per share.


                                             For the Years Ended
                                                     March 31,
                                                  2005       2004

       Basic loss per share from operations:
       Numerator - loss                        $(938,632)  $(152,351)
       Denominator - weighted average number
         of shares outstanding                26,253,256  19,447,429
                                              ----------  ----------
       Loss per share                         $    (0.04) $    (0.01)
                                              ==========  ==========

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
          Notes to the Consolidated Financial Statements
                     March 31, 2005 and 2004

NOTE 2 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

g. Newly Issued Accounting Pronouncements

During the year ended March 31, 2005, the Company adopted the following accounting pronouncements:

     On December 16, 2004 the FASB issued SFAS No. 123(R), Share-Based Payment, which is an amendment to SFAS No. 123, Accounting for Stock-Based Compensation. This new standard eliminates the ability to account for share-based compensation transactions using Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and generally requires such transactions to be accounted for using a fair-value-based method and the resulting cost recognized in our financial statements. This new standard is effective for awards that are granted, modified or settled in cash in interim and annual periods beginning after June 15, 2005. In addition, this new standard will apply to unvested options granted prior to the effective date. We will adopt this new standard effective for the fourth fiscal quarter of 2005, and have not yet determined what impact this standard will have on our financial position or results of operations.

     In November 2004, the FASB issued SFAS No. 151, Inventory Costs - an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any immediate material impact on the Company.

     In December 2004, the FASB issued SFAS No. 152, Accounting for Real Estate Time-sharing Transactions, which amends FASB statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this Statement will have no impact on the financial statements of the Company.

     In December 2004, the FASB issued SFAS No.153, Exchange of Non-monetary Assets. This Statement addresses the measurement of exchanges of non-monetary assets. The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for non-monetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued. Management believes the adoption of this Statement will have no impact on the financial statements of the Company.

     The implementation of the provisions of these pronouncements are not expected to have a significant effect on the Company's consolidated financial statement presentation.


h.     Stock Options

As permitted by FASB Statement 148 "Accounting for Stock Based Compensation Transition and Disclosure" (SFAS No. 148), the Company elected to measure and record compensation cost relative to employee stock option costs in accordance with Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees", and related interpretations and make pro forma disclosures of net income and earnings per share as if the fair value method of valuing stock options granted to employees when the option price is less that the market price of the underlying common stock on the date of grant.

i.     Property and Equipment

Property and equipment are recorded at cost and being depreciated for financial accounting purposes on the straight-line method over their respective estimated useful lives ranging from five to seven years. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are reflected in the results of operations.

Expenditures for maintenance and repairs are charged to operations. Renewals and betterments are capitalized. Depreciation of leased equipment under capital leases is included in depreciation.

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
          Notes to the Consolidated Financial Statements
                     March 31, 2005 and 2004

NOTE 3 -   FIXED ASSETS

Assets and depreciation for the period are as follows:

                                                               March 31,
                                                                 2005

        Computer equipment                                  $       8,468
        Office equipment                                            5,500
        Education assets and software                             278,886
        Accumulated depreciation                                 (280,937)
                                                            -------------
            Total Fixed Assets                              $      11,917
                                                            =============

Depreciation expense for the years ended March 31, 2005 and 2004 was $2,052 and $25,447, respectively.

NOTE 4 - COMMON AND PREFERRED STOCK TRANSACTIONS

a.      Common Stock

During the year ended March 31, 2004, the Company received $341 in exchange for the conversion of 34,050 in warrants at $0.01 per share.

During the year ended March 31, 2004, the Company issued 57,600 shares of common stock in exchange for a one-year extension agreement related to the 2001 private placement. The shares were valued at $0.10 per share, or $5,760.

During the year ended March 31, 2004, the Company sold 4,529,167 shares of common stock for cash of $653,000, or an average price of $0.12 per share.

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
          Notes to the Consolidated Financial Statements
                     March 31, 2005 and 2004


NOTE 4 - COMMON AND PREFERRED STOCK TRANSACTIONS (Continued)

a.      Common Stock (Continued)

During the year ended March 31, 2004, the Company issued 46,111 shares of common stock in exchange for accounts payable valued at $4,150, or an average of $0.09 per share.

During the year ended March 31, 2004, the Company issued 150,000 shares of common stock for conversion of $15,000 in notes payable or $0.10 per share.

During the year ended March 31, 2004, the Company issued 786,384 shares of common stock in exchange for services valued at $30,474, or an average of $0.04 per share.

During the year ended March 31, 2004, the Company issued 305,441 shares of common stock for accrued interest payable to a related party in the amount of $34,220, or an average of $0.11 per share.

During the year ended March 31, 2004, the Company issued 489,820 shares of common stock for the conversion of 97,964 shares of preferred stock at $0.20 per share.

During the year ended March 31, 2005, the Company issued 270,000 shares of common stock in exchange for services valued at $45,900.

During the year ended March 31, 2005, the Company issued 376,165 shares of common stock for the conversion of promissory notes associated with the 2001 private placement. The shares were valued at $0.20 per share, or $75,232, which included principal and interest.

During the year ended March 31, 2005, the Company received $75,000 in exchange for the exercise of 750,000 options.

During the year ended March 31, 2005, the Company received a $17,500 reduction in related party note payable in exchange for the exercise of 250,000 options valued at $0.07 each.

During the year ended March 31, 2005, the Company issued 338,020 shares of common stock valued at $67,603, or $0.20 per share, for the conversion of preferred stock.

During the year ended March 31, 2005, the Company issued 250,000 shares of common stock in exchange for marketing services valued at $22,500.

During the year ended March 31, 2005, the Company issued 500,000 shares of common stock in exchange for legal services valued at $45,000.

During the year ended March 31, 2005, the Company issued 45,833 shares of common stock in exchange for accounts payable valued at $6,875.

During the year ended March 31, 2005, the Company issued 344,559 shares of common stock in exchange for related party note payable valued at $20,674.


b.      Preferred Stock

On September 4, 2003, the Company amended its articles of incorporation to establish a preferred class of stock. Under the amendment, 10,000,000 shares of the preferred stock have been authorized. The preferred shares are convertible into shares of common stock at a 20% discount and have a $0.25 cap on the conversion price. The Company has reserved the option to convert the shares into common stock at any point that the average trading price of the Company's common stock for the previous 30 days exceeds to $0.50.

The Company recognized a total of $20,712 as beneficial conversion feature on the issuance of preferred stock during 2004 as a result of the ability to convert into common stock at a 20% discount. The beneficial conversion feature has been charged directly to accumulated deficit.

The convertible preferred shares also include a cumulative 10% per annum non-cash dividend, which at March 31, 2004 amounted to $1,294 and has been charged directly to accumulated deficit.

During the year ended March 31, 2004, the Company sold 17,000 shares of preferred stock for cash of $17,000, or $1.00 per share.

During the year ended March 31, 2004, the Company issued 163,814 shares of preferred stock for conversion of $161,500 in notes payable and $2,310 in accrued interest, or $1.00 per share.

During the year ended March 31, 2005, the Company issued 338,020 shares of common stock for the conversion of 67,603 shares of preferred stock. The preferred shares, originally sold for $1.00 per share were converted to common at $0.20 per share.

The convertible preferred shares also include a cumulative 10% per annum non-cash dividend, which at March 31, 2005 amounted to $3,502 and has been charged directly to accumulated deficit.

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
          Notes to the Consolidated Financial Statements
                     March 31, 2005 and 2004

NOTE 5 - NOTES PAYABLE - RELATED PARTY

Notes payable - related party consisted of the following at March 31, 2005:

Notes payable to the President bearing interest
 at 10% per annum, all unpaid principal and
 interest due on demand                                        $ 117,094
                                                               ---------
            Total Notes Payable   Related Party                $ 117,094
                                                               =========
NOTE 6 -   NOTES PAYABLE

Notes payable consisted of the following at March 31, 2005:

Notes payable related to private placement memorandum
 bearing interest at 8.00% per annum, with payments due
 April 6, 2002, through August 29, 2004, $101,000 past due     $ 101,000

Notes payable to four unrelated individuals bearing interest at 8.0% to 11.2% per annum, with payment due within
 one year, unsecured                                              15,003

Line of credit with a bank bearing interest at 13.99%
 per annum, unsecured                                             36,127

Line of credit with a bank bearing interest at 7.0%
 per annum, past due, unsecured                                   26,549

Line of credit with a financing institution with varying
 interest charges, due periodically (generally monthly),
 secured by assets and specific receivables                       26,786
                                                               ---------
               Total Notes Payable                             $ 205,465
                                                               =========
All notes payable are considered to be current.

NOTE 7 - GAIN ON SETTLEMENT OF DEBT

During March 2004, the Company received a notice of default from the attorneys for Xerox Capital Services, LLC (Xerox), in which Xerox assets that the Company is in default on two lease agreements and a promissory note in the amount of $88,242. During July 2004, the Company agreed to a Release of All Claims and Settlement Agreement (the Settlement) with Xerox Capital Services, LLC in regard to a past due notes payable and copier lease payments. The Settlement calls for the payment of $44,252 in installments as follows: $7,500 upon execution; $10,000 on or before August 5, 2004; $10,000 on or before August 19, 2004; $12,500 on or before September 15, 2004; and $4,252 on or before October 15, 2004. In addition, the Company agreed to return the copier. The Company has recognized a gain on extinguishment of debt of $43,990 as a result of this Settlement. As of March 31, 2005, all scheduled payments have been made.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Operating Lease Obligation

The Company leases its office under a non-cancelable lease agreement accounted for as an operating lease. The lease expires in March 2008.

Minimum rental payments under the non-cancelable operating lease is as follows:

            Years ending
               March 31,                                         Amount
                  2006                                           $ 81,500
                  2007                                             87,500
                  2008                                             85,250
                  2009                                                  -
                  2010                                                  -
                                                                ---------
           Total                                                $ 254,250
                                                                =========

Rent expense was $75,500 and $69,500 for the years ended March 31, 2005 and 2004, respectively.

The Company leases warehouse space close to its headquarters. The lease expires in May 2006. The monthly rental obligation is $576.00 for total lease payments of $10,368. Rent expense was $1,246 for the year ended March 31, 2005.

Litigation

During March 2004, the Company received a notice of default from the attorneys for Xerox Capital Services, LLC (Xerox), in which Xerox assets that the Company is in default on two lease agreements and a promissory note in the amount of $88,242. During July 2004, the Company agreed to a Release of All Claims and Settlement Agreement (the Settlement) with Xerox Capital Services, LLC in regard to a past due notes payable and copier lease payments. The Settlement calls for the payment of $44,252 in installments as follows: $7,500 upon execution; $10,000 on or before August 5, 2004; $10,000 on or before August 19, 2004; $12,500 on or before September 15, 2004; and $4,252 on or before October 15, 2004. In addition, the Company agreed to return the copier. The Company has recognized a gain on extinguishment of debt of $43,990 as a result of this Settlement. As of March 31, 2005, all scheduled payments have been made; the obligation is paid in full.

NOTE 9 -   GOING CONCERN

The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs. Additionally, the Company has accumulated significant losses, has negative working capital, and a deficit in stockholders' equity. All of these items raise substantial doubt about its ability to continue as a going concern. Management's plans with respect to alleviating the adverse financial conditions that caused you to express substantial doubt about the Company's ability to continue as a going concern are as follows:

During the fiscal year ending March 2005, the Company opened discussions with several target companies for possible merger and acquisition activities. In addition, the Company also continued to investigate the feasibility of utilizing parts of our Learning Labs to create a line of specialty retail learning toys. The Company has also entered into several strategic alliances with K-NEX, Science Demo, and Gibson TechEd for further product development and enhancement. The Company has also strengthened its international position by naming agents and installing Learning Labs in Egypt, Dubai, and Saudi Arabia. Over the next fiscal year, the Company will continue to develop marketplace strategy for the US market as well as the international market.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 10 -  DILUTIVE INSTRUMENTS

a.  Stock Options

SFAS No. 148, requires the Company to provide pro forma information regarding net loss and net loss per share as if compensation costs for the Company's stock option plans and other stock awards had been determined in accordance with the fair value based method prescribed in SFAS No. 148. The current year pro forma net loss includes $13,722 of prior year option expense amortization. The Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option pricing model with the following weighted average assumptions used for grants, respectively; dividend yield of zero percent for all years; expected volatility of 100% to 538% percent for all years; risk-free interest rates of 1% to 6%, and expected lives of 1 to 10 years.

                                              For the Years Ended
                                                     March 31,
                                                2005          2004


        Net loss:
           As reported                     $ (938,632)  $ (152,351)
           Pro Forma                       (1,106,204)    (272,508)

        Net loss per share:
           As reported                     $    (0.04)  $    (0.01)
           Pro Forma                            (0.04)       (0.01)

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
          Notes to the Consolidated Financial Statements
                     March 31, 2005 and 2004


NOTE 10 -  DILUTIVE INSTRUMENTS (Continued)

       a.  Stock Options (Continued)

       The Company has granted the following options as of March 31, 2005:
                                                           Amount
                   Date of    Issue     Issue   Amount     Expired/     Amount
  Description      Grant      Number    Price   Exercised  Cancelled
Outstanding
----------------  -------- ---------  --------  --------- --------- ----------
1) Board Members  12-10-01 1,000,000  $   0.30         0   (250,000)   750,000
2) Board Members  06-03-02 1,000,000  $   0.16         0   (250,000)   750,000
3) Employees      07-01-02   335,000  $   0.16         0    (10,000)   325,000
4) Employee       08-15-02     5,000  $   0.16         0          0      5,000
5) Board Members  10-21-02   499,998  $   0.09         0   (166,666)   333,332
6) Board Members  05-15-03   892,855  $   0.07   (250,000) (214,285)   428,570
7) Employee       05-20-03   100,000  $   0.07         0          0    100,000
8) Employee       07-25-03    25,000  $   0.10         0          0     25,000
9) Employee       09-05-03   150,000  $   0.07         0          0    150,000
10) Employee      09-25-03    25,000  $   0.15         0          0     25,000
11) Board Member  04-28-04   150,000  $   0.15         0          0    150,000
12) Consultant    04-28-04 2,000,000  $   0.10  (750,000)(1,250,000)         0
13) Consultant    04-28-04 4,000,000  $   0.25         0 (4,000,000)         0
14) Consultant    04-28-04   200,000  $   0.10         0          0    200,000
15) Consultant    04-28-04   200,000  $   0.20         0          0    200,000
16) Consultant    04-28-04   200,000  $   0.30         0          0    200,000
17) Consultant    04-28-04   200,000  $   0.35         0          0    200,000
18) Board Members 09-14-04    80,358  $   0.14         0          0     80,358
19) Board Members 09-14-04    93,750  $   0.12         0          0     93,750
20) Board Members 09-14-04   112,500  $   0.10         0          0    112,500
21) Board Members 09-14-04    48,912  $   0.23         0          0     48,912
22) Board Members 09-14-04    57,692  $   0.26         0          0     57,692
23) Employee      07-29-04   153,533  $   0.15         0          0    153,533
24) Employee      08-10-04    50,000  $   0.13         0          0     50,000
25) Employee      07-10-04    50,000  $   0.13         0          0     50,000
26) Employee      07-01-04    25,000  $   0.31         0          0     25,000
27) Consultant    07-29-04     5,000  $   0.15         0          0      5,000
28) Employee      11-15-04   100,000  $   0.10         0          0    100,000
29) Board Members 01-04-05   315,792  $   0.10         0          0    315,792
30) Consultant    01-06-05     4,500  $   0.10         0          0      4,500
31) Employee      06-01-04    75,000  $   0.31         0          0     75,000
32) Employee      06-14-04   250,000  $   0.31         0          0    250,000
33) Employee      06-01-04    50,000  $   0.31         0          0     50,000
34) Employee      06-01-04    75,000  $   0.31         0          0     75,000
35) Employee      06/16/04   150,000  $   0.31         0          0    150,000

                          ----------           --------- ---------- ----------
                          12,679,890          (1,000,000) 6,140,951  5,538,939
                          ==========           ========= ========== ==========

    Amount Exercisable                                               4,540,406
                                                                    ==========


                                    Risk-Free
                        Fair        Interest    Expected   Expected
      Description       Value         Rate        Life    Volatility
   ---------------- ---------       ---------   --------  ----------
   1) Board Members $    0.20         5.69%      10.00      99.80%
   2) Board Members $    0.15         5.48%      10.00     128.91%
   3) Employee      $    0.14         2.84%       3.50     157.77%
   4) Employee      $    0.14         2.84%       3.30     163.77%
   5) Board Members $    0.09         3.94%      10.00     158.83%
   6) Board Members $    0.09         3.94%      10.00     151.61%
   7) Employee      $    0.06         2.54%       4.00     151.61%
   8) Employee      $    0.12         2.81%       4.00     156.24%
   9) Employee      $    0.11         2.81%       4.00     152.03%
  10) Employee      $    0.12         3.07%       5.85     152.03%
  11) Board Member  $    0.17         4.43%      10.00     344.55%
  12) Consultant    $    0.17         0.98%       0.17     187.13%
  13) Consultant    $    0.17         0.98%       0.33     187.13%
  14) Consultant    $    0.17         1.55%       1.00     537.80%
  15) Consultant    $    0.17         1.55%       1.00     537.80%
  16) Consultant    $    0.17         1.55%       1.00     537.80%
  17) Consultant    $    0.17         1.55%       1.00     537.80%
  18) Board Members $    0.15         4.14%      10.00     247.04%
  19) Board Members $    0.15         4.14%      10.00     247.04%
  20) Board Members $    0.15         4.14%      10.00     247.04%
  21) Board Members $    0.15         4.14%      10.00     247.04%
  22) Board Members $    0.15         4.14%      10.00     247.04%
  23) Employee      $    0.14         3.78%       5.00     250.60%
  24) Employee      $    0.13         3.47%       5.00     247.04%
  25) Employee      $    0.23         3.64%       5.00     250.60%
  26) Employee      $    0.27         3.81%       5.00     240.27%
  27) Consultant    $    0.14         3.78%       5.00     250.60%
  28) Employee      $    0.10         3.53%       5.00     236.98%
  29) Board Members $    0.09         4.29%      10.00     234.54%
  30) Consultant    $    0.11         3.65%       5.00     236.98%
  31) Employee      $    0.31         3.91%       5.00     235.04%
  32) Employee      $    0.26         3.98%       5.00     235.04%
  33) Employee      $    0.31         3.91%       5.00     235.04%
  34) Employee      $    0.31         3.91%       5.00     235.04%
  35) Employee      $    0.31         3.91%       5.00     235.04%

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
          Notes to the Consolidated Financial Statements
                     March 31, 2004 and 2003

NOTE 10 - DILUTIVE INSTRUMENTS (Continued)

a.       Stock Options (Continued)

On April 28,2004, the Company issued options to purchase 6,000,000 shares of its common stock for prepaid consulting fees. The options are exercisable immediately with 2,000,000 options exercisable at a price of $0.10 per share for 60 days while 4,000,000 are exercisable at a price of $0.25 per share for 120 days. During the first quarter of fiscal year 2005, 750,000 options were exercised at $0.10 and 1,250,000 were allowed to expire unexercised. The issuance of these options resulted in the recording of $372,988 in variable deferred consulting fees.

In accordance with EITF 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services", and due to the options being issued for ongoing services, the options are being valued as the services are completed. In order to capture the changes in the fair value of the options over the term of service, changes in the fair values at interim reporting dates are attributed in accordance with FIN 28, "Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans". FIN 28 states that consulting expense should be measured at the end of each period as the amount by which the fair value of the options covered by a grant exceeds the option price or value specified under the plan and should be accrued as a charge to expense over the periods the grantee performs the related services. Changes in the quoted market value are being reflected as adjustments of deferred consulting and consulting expense in the period and will continue until the date the services are complete. Consulting deferred during the service period is being adjusted in subsequent periods up to the measurement date for changes, either increases or decreases, in the fair value of the options covered by the grant but shall not be adjusted below zero. The offsetting adjustment is being made to consulting expense of the period in which changes in the fair value occur.
The issuance of these options resulted in the recording of an increase in deferred valuation of $34,787 and $287,775 in non-cash consulting expense during the quarter ended June 30, 2004.

On April 28, 2004, the Company issued options to purchase 800,000 shares of its common stock for prepaid consulting fees. The options are exercisable immediately in groups of 200,000 at prices of $0.10, $0.20, $0.30 and $0.35 per share for one year. The issuance of these options resulted in the recording of $134,889 in variable deferred consulting fees. In accordance with EITF 96-18 and FIN 48, the issuance of these options resulted in the recording of an increase in deferred valuation of $73,111 and $34,667 in non-cash consulting expense during the quarter ended June 30, 2004.

SFAS No. 148, requires the Company to provide pro forma information regarding net loss and net loss per share as if compensation costs for the Company's stock option plans and other stock awards had been determined in accordance with the fair value based method prescribed in SFAS No. 148. The current year pro forma net loss includes $13,722 of prior year option expense amortization. The Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option pricing model.

During June 2004, the Company issued options to purchase 600,000 of its common stock to five employees, including one Officer. The options are exercisable immediately at a price of $0.31 per share for five years.

During July 2004, the Company issued 250,000 shares of common stock to its Chief Executive Officer for the non-cash exercise of options, reducing related party debt by $17,500.

On July 29, 2004, the Company issued options to purchase 5,000 shares of its common stock for consulting services rendered. The options are exercisable immediately at a price of $0.15 per share for five years.

On July 29, 2004, the Company issued options to purchase 153,533 shares of its common stock to an employee. The options are exercisable at $0.15 per share as follows: 50,000 on or after July 29, 2005; 50,000 on or after July 29, 2006; and, 53,533 on or after July 29, 2007. The options expire on July 29, 2009.

On July 10, 2004, the Company issued options to purchase 50,000 shares of its common stock to an employee. The options are exercisable at $0.13 per share as follows: 10,000 on or after July 10, 2005; 20,000 on or after July 10, 2006; and, 20,000 on or after July 10, 2007. The options expire on July 10, 2009.

On July 1, 2004, the Company issued options to purchase 25,000 shares of its common stock to an employee. The options are exercisable at $0.31 per share as follows: 5,000 on or after July 1, 2005; 5,000 on or after July 1, 2006; and, 15,000 on or after July 1, 2007. The options expire on July 1, 2009.

On August 10, 2004, the Company issued options to purchase 50,000 shares of its common stock to an employee. The options are exercisable at $0.13 per share as follows: 10,000 on or after July 10, 2005; 20,000 on or after July 10, 2006; and, 20,000 on or after July 10, 2007. The options expire on July 10, 2009.

On September 14, 2004, the Company issued options to purchase 20,786 shares of common stock to each of its three Board Members, for a total issuance of 80,358 at an exercise price of $0.14 per share. The options were issued as compensation for Board services for the quarter ending June 30, 2003. The options expire on September 14, 2014.

On September 14, 2004, the Company issued options to purchase 31,250 shares of common stock to each of its three Board Members, for a total issuance of 93,750 at an exercise price of $0.12 per share. The options were issued as compensation for Board services for the quarter ending September 30, 2003.
The options expire on September 14, 2014.

On September 14, 2004, the Company issued options to purchase 37,500 shares of common stock to each of its three Board Members, for a total issuance of 112,500 at an exercise price of $0.10 per share. The options were issued as compensation for Board services for the quarter ending December 31, 2003. The options expire on September 14, 2014.
On September 14, 2004, the Company issued options to purchase 16,304 shares of common stock to each of its three Board Members, for a total issuance of 48,912 at an exercise price of $0.23 per share. The options were issued as compensation for Board services for the quarter ending March 31, 2004. The options expire on September 14, 2014.

On September 14, 2004, the Company issued options to purchase 14,423 shares of common stock to each of its four Board Members, for a total issuance of 52,692 at an exercise price of $0.26 per share. The options were issued as compensation for Board services for the quarter ending June 30, 2004. The options expire on September 14, 2014.

On January 4, 2005, the Company issued options to purchase 78,948 shares of common stock to each of its four Board Members, for a total issuance of 315,792 at an exercise price of $0.10 per share. The options were issued as compensation for Board services for the quarters ending September 30, 2004 and December 31, 2004.

During the month of January 2005, the Company issued options to purchase 4,500 shares of common stock to a consultant for purchasing services at an exercise price of $0.10 per share. These figures are included in the above financial statements.

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
          Notes to the Consolidated Financial Statements
                     March 31, 2005 and 2004

NOTE 11 -RELATED PARTY TRANSACTIONS

On September 14, 2004, the Company authorized and issued options to purchase 335,520 shares of common stock to Board Members as payment for accrued directors fees totaling $45,000. These options vested immediately and have an exercise prices ranging from $0.10-$0.23 per share. This payment covered all directors fees incurred for the year ended March 31, 2004

During 2004, the Company issued 305,441 shares of common stock to the Company's President in payment of $32,608 in accrued interest. The stock was valued at the market price of the stock on the dates of conversion, or an average of $0.11 per share.

During the quarter ended June 30, 2004, the Company issued options to purchase 150,000 shares of common stock to a newly appointed member of the Board of Directors for services rendered. The options are exercisable at $0.15 per share for 10 years. The issuance of these options resulted in $3,000 in non-cash director expenses included in general and administrative expense.

During July 2004, the Company issued 250,000 shares of common stock to its Chief Executive Officer for the non-cash exercise of options, reducing related party debt by $17,500.

During the month of September 2004, the Company issued options to purchase 14,423 shares of common stock to each of its four Board Members, for a total issuance of 57,692 at an exercise price of $0.26 per share. The options were issued as compensation for Board services for the quarter ending June 30, 2004.

During October 2004, the Company issued 344,559 shares of common stock at $0.06 per share to its Chief Executive Officer for the non-cash reduction of related party debt of $20,674.

During the month of January 2005, the Company issued options to purchase 78,948 shares of common stock to each of its four Board Members, for a total issuance of 315,792 at an exercise price of $0.10 per share. The options were issued as compensation for Board services for the quarters ending September 30, 2004 and December 31, 2004.

During the year ended March 31, 2005, the Company repaid debt owed to the President of the Company of $48,828 through cash payments and issuances of common stock.

NOTE 12 - ACCRUED EXPENSES

Accrued expenses are made up of the following at March 31, 2005:

        Accrued directors fees                                 $   15,000
        Credit card and other
            miscellaneous accrued expenses                         44,079
                                                               ----------
            Total                                              $   59,079
                                                               ==========
NOTE 13 - SUBSEQUENT EVENTS

On April 1, 2005, the Company issued options to purchase
20,270 shares of common stock to each of its four Board Members, for a total issuance of 81,080 at an exercise price of $0.185 per share. The options expire on April 1, 2016. The options were issued as compensation for Board services for the quarter ending March 31, 2005.

On May 26, 2005, the Company issued options to purchase a total of 282,467 to eight employees. The options are exercisable at $0.50 per share and expire in five years.

During the month of June 2005, the Board of Directors authorized the issuance of common stock to the indentured trust holders for conversion of notes payable. 654,706 shares were issued in exchange for the reduction of $101,000, plus interest, in notes payable.

                    PCS EDVENTURES!.COM, INC.

                          AND SUBSIDIARY

                CONSOLIDATED FINANCIAL STATEMENTS

                 December 31, 2005 and March 31, 2005

                    PCS EDVENTURES!.COM, INC.
                          AND SUBSIDIARY
                   Consolidated Balance Sheets


                              ASSETS

                                                   December 31,   March 31,
                                                      2005          2005
                                                   -----------  ----------
                                                   (Unaudited)
CURRENT ASSETS

 Cash                                              $    63,310  $   16,752
 Restricted cash                                         1,155           -
 Accounts receivable                                   539,005     130,569
 Inventory                                              39,666       8,304
 Deferred costs                                            382     110,367
 Prepaid expenses                                       18,422      14,826
 Other assets                                           10,931           -
                                                   -----------  ----------
  Total Current Assets                                 672,871     280,818
                                                   -----------  ----------

FIXED ASSETS (NET)                                      17,713      11,917
                                                   -----------  ----------

INTELLECTUAL PROPERTY (NET)                             18,593           -
                                                   -----------  ----------

EDUCATIONAL SOFTWARE (NET)                             142,097           -
                                                   -----------  ----------

GOODWILL                                               349,580           -
                                                   -----------  ----------
OTHER ASSETS

 Deposits                                                6,175       6,225
                                                   -----------  ----------
  Total Other Assets                                     6,175       6,225
                                                   -----------  ----------
  TOTAL ASSETS                                     $ 1,207,029  $  298,960
                                                   ===========  ==========

The accompanying notes are an integral part of these consolidated financial statements.

                    PCS EDVENTURES!.COM, INC.
                          AND SUBSIDIARY
             Consolidated Balance Sheets (Continued)


          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                  December 31,   March 31,
                                                       2005         2005
                                                     ---------   ----------
                                                    (Unaudited)
CURRENT LIABILITIES

 Bank overdraft                                     $    9,217   $       -
 Accounts payable                                      414,324     183,068
 Stock payable                                         289,001           -
 Accrued compensation                                   44,016      40,537
 Payroll taxes payable                                  33,999      87,669
 Deposits payable                                        4,286           -
 Accrued interest                                       63,035      75,044
 Accrued expenses                                       63,867      59,079
 Unearned revenue                                      310,184     269,571
 Loan payable                                           47,766           -
 Notes payable - related parties                       116,690     117,054
 Notes payable                                         235,263     205,465
                                                    ----------   ---------
  Total Current Liabilities                          1,631,648   1,037,487
                                                    ----------   ---------
  Total Liabilities                                  1,631,648   1,037,487
                                                    ----------   ---------
STOCKHOLDERS' EQUITY (DEFICIT)

 Preferred stock, no par value, authorized
   10,000,000 shares, 15,246 shares issued
   and outstanding                                      56,372      56,372
 Common stock, no par value, authorized 40,000,000
  shares; 30,540,212 and 27,355,451 shares issued
  and outstanding, respectively                     24,767,129  23,868,669
 Variable deferred consulting fees                           -      (1,000)
 Accumulated other comprehensive loss                      210           -
 Accumulated deficit                               (25,248,330)(24,662,568)
                                                   ----------- -----------
  Total Stockholders' Equity (Deficit)                (424,619)   (738,527)
                                                   ----------- -----------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
   (DEFICIT)                                       $ 1,207,029 $   298,960
                                                   =========== ===========

The accompanying notes are an integral part of these consolidated financial statements.

                    PCS EDVENTURES!.COM, INC.
                          AND SUBSIDIARY
              Consolidated Statements of Operations
                           (Unaudited)


                         For the Three Months Ended  For the Nine Months Ended
                              December 31,               December 31,
                         --------------------------  ------------------------
                            2005           2004          2005           2004
                          ----------     ----------   ----------  -----------
REVENUE
  Lab Revenue             $   224,338    $   213,936  $ 1,876,712 $   837,648
  License Revenue              59,209         36,057      150,691     123,132
  Subscription Revenue          1,091          4,168        3,644      11,218
                          -----------    -----------  ----------- -----------
      Total Revenues          284,638        254,161    2,031,047     971,998

COST OF GOODS SOLD/
   COST OF SALES              354,858        113,888    1,214,150     368,521
                          -----------    -----------  ----------- -----------
GROSS PROFIT                  (70,220)       140,273      816,897     603,477
                          -----------    -----------  ----------- -----------
OPERATING EXPENSES

 Salaries and wages           205,324        162,241      510,132     430,108
 Depreciation expense           6,788            275        9,169         367
 Common stock and stock
   options issued for
   consulting expense               -         (3,509)           -     483,921
 General and administrative   299,680        170,928      855,720     511,388
 Other operating expenses         333              -            -           -
                          -----------    -----------  ----------- -----------
  Total Operating Expenses    512,125        329,935    1,375,021   1,425,784
                          -----------    -----------  ----------- -----------
OPERATING INCOME (LOSS)      (582,345)      (189,662)    (558,124)   (822,307)
                          -----------    -----------  ----------- -----------
OTHER INCOME AND EXPENSES

 Gain on settlement of debt         -              -            -      43,990
 Interest income                   11             15            -         987
 Interest expense             (12,220)       (16,047)     (47,087)    (56,497)
 Other income                   4,957          3,517       19,449      16,086
 Other expense                      -         (1,788)           -     (3,783)
                          -----------    -----------  ----------- -----------
  Total Other Income and
  (Expenses)                   (7,252)       (14,303)     (27,638)        783
                          -----------    -----------  ----------- -----------
INCOME (LOSS) BEFORE
INCOME TAXES                 (589,597)      (203,965)    (585,762)   (821,524)

INCOME TAX EXPENSE                  -              -            -           -
                          -----------    -----------  ----------- -----------
NET INCOME (LOSS)            (589,597)      (203,965)    (585,762)   (821,524)

 Foreign currency
    translation                   210              -          210           -
                          -----------    -----------  ----------- -----------
COMPREHENSIVE NET
 INCOME (LOSS)            $  (589,387)   $  (203,965) $  (585,552)$  (821,524)
                          ===========    ===========  =========== ===========

                    PCS EDVENTURES!.COM, INC.
                          AND SUBSIDIARY
              Consolidated Statements of Operations
                           (Unaudited)

                           (Continued)


                         For the Three Months Ended  For the Nine Months Ended
                              December 31,               December 31,
                         --------------------------- ------------------------
                             2005           2004          2005         2004
                          -----------    -----------  ----------- -----------
BASIC INCOME (LOSS)
 PER SHARE                $     (0.02)   $     (0.01) $     (0.02)$     (0.03)
                          ===========    ===========  =========== ===========

WEIGHTED AVERAGE NUMBER OF
 BASIC SHARES OUTSTANDING  27,226,279     25,745,125   27,277,971  18,640,974
                          ===========    ===========  =========== ===========

The accompanying notes are an integral part of these consolidated financial statements.

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
    Consolidated Statements of Stockholders' Equity (Deficit)

                                   Common Shares           Preferred Shares
                              -----------------------   --------------------
                               Shares      Amount         Shares     Amount
                         ----------     -----------    ---------   ----------
Balance, March 31, 2004  24,230,874    $ 23,023,323      82,850      $120,473

Common stock issued for
services at $0.17 per
share                        30,000           5,100           -             -

Stock offering costs              -          (5,100)          -             -

Common stock issued for
services at $0.17 per
share                       240,000          40,800           -             -

Stock offering costs              -         (40,800)          -             -

Value of options issued
to employees
below market value                -           3,000           -             -

Value of options issued
to consultants
below market value                -         507,877           -             -

Common stock issued for
conversion of debt and
interest at $0.20 per
share                       376,165          75,232           -             -

Common stock issued for
cash at $0.10 per share
for option exercise         750,000          75,000           -             -

Intrinsic value of
employee options issued
below market value                -           5,000           -             -

Common stock issued for
related party note payable
reduction at $0.07 per
share                       250,000          17,500           -             -

Fair value of options
issued to consultant              -             696           -             -

Common stock issued for
conversion of preferred
stock at $0.20 per share    338,020          67,603     (67,604)      (67,603)

Options issued to directors
for accrued director fees         -           9,241           -             -

                         ----------     -----------   ---------  ------------
Balance forward          26,215,059     $23,784,472      15,246  $     52,870
                         ----------     -----------   ---------  ------------

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
    Consolidated Statements of Stockholders' Equity (Deficit) (Continued)

                                Common Shares             Preferred Shares
                          -------------------------    ----------------------
                            Shares         Amount         Shares     Amount
                          ----------    ------------   ---------  -----------
Balance forward          26,215,059     $23,784,472      15,246  $     52,870

Contributed capital for
accrued director fee              -          50,759           -             -

Pro-rata cumulative
non-cash preferred stock
dividend                          -               -           -         3,502

Amortization of prepaid
expense                           -               -           -             -

Amortization and revaluation
of consulting expense             -         (92,102)          -             -

Stock issued for marketing
services at $0.09 per share 250,000          22,500           -             -

Stock issued for legal
services at $0.09 per share 500,000          45,000           -             -


Stock issued for accounts
payable at $0.15 per share   45,833           6,875           -             -

Stock issued for note
payable to related party
at $0.06 per share          344,559          20,674           -             -

Amortization of prepaid
expense                           -               -           -              -

Fair value of options
issued to consultant              -             491           -             -

Options issued to directors
for accrued director fees         -          28,416           -             -

Contributed capital for
accrued director fees             -           1,584           -             -

Net loss,
  March 31, 2005                  -               -           -             -

                         ----------     -----------   ---------    ----------
Balance, March 31, 2005  27,355,451    $ 23,868,669      15,246     $  56,372
                         ----------     -----------   ---------    ----------

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
    Consolidated Statements of Stockholders' Equity (Deficit) (Continued)

                                Common Shares             Preferred Shares
                              -----------------------   --------------------
                             Shares      Amount         Shares     Amount
                          ----------  -----------      ---------  ----------
Balance, March 31, 2005   27,355,451   $ 23,868,669       15,246  $   56,372

Options issued to directors
for accrued director fees
(unaudited)                       -          15,000           -             -

Treasury stock issued for
legal services (unaudited)        -          21,250           -             -

Stock issued for the
exercise of options for
$0.16 per share (unaudited)  15,000           2,400           -             -

Stock issued for cash
for $0.20 per share
(unaudited)                  35,000           7,000           -             -

Stock issued for public
relations services for
$0.095/share (unaudited)     90,972           8,649           -             -

Stock issued for the
exercise of options for
$0.13 per share (unaudited) 205,211          26,645           -             -

Stock issued for conversion
of debt and interest at
$0.17 per share (unaudited) 654,706         112,485           -             -

Stock issued for conversion
of debt and interest at
$0.17 per share (unaudited)  12,815           2,178           -             -

Stock issued for cash
for $0.17 per share
(unaudited)                  33,430           5,683           -             -

Amortization and revaluation
of consulting expense
(unaudited)                       -          (7,667)          -             -

Value of options issued to
employees below market value
(unaudited)                       -           2,825           -             -

Stock issued for services at
$0.705 per share (unaudited) 20,000          14,100           -             -

Stock issued for conversion
of debt and interest at
$0.17 per share (unaudited)  60,900          10,353           -             -

Stock issued for the
exercise of options for
$0.15 per share (unaudited)   5,000             750           -             -

Stock issued for marketing
services @ $0.12 per share
(unaudited)                  25,208           3,025           -             -

Value of stock issued for
marketing services below
market value
(unaudited)                       -           1,008           -             -

Stock issued for the
exercise of options for
$0.10 per share (unaudited)   4,500             450           -             -

Stock issued for the
exercise of options for
$0.31 per share (unaudited)     344             107           -             -

Value of options issued to
employee below market value
(unaudited)                       -           7,000           -             -

Stock issued for services at
$0.70 per share (unaudited) 100,000          70,000           -             -

Stock issued for the
reduction of interest and
principal for a note
payable for a related party
(unaudited)                 100,000          16,000           -             -

Stock issued for the
exercise of options for
$0.16 per share (unaudited)  75,000          12,000           -             -

Stock issued for the
exercise of options for
$0.16 per share (unaudited)  50,000           8,000           -             -

Stock issued for the
exercise of options at
weighted average of
$0.0885 per share
(unaudited)                 555,435          49,145           -             -

Stock issued for
interest payments at
$0.20 per share (unaudited)  53,746          10,749           -             -

Stock issued for the
exercise of options for
$0.07 per share (unaudited) 214,285          15,000           -             -

Stock issued for the
exercise of options for
$0.10 per share (unaudited)  15,000           1,500           -             -

Options issued to directors
for accrued director fees
(unaudited)                       -          22,500           -             -

Stock issued for purchase of
LabMentors (unaudited)       700,000        420,000

Stock issued to Officer
for compensation at
$0.74 per share (unaudited)   6,756           5,000           -             -
Stock issued for royalty
payments at $0.155 per share
(unaudited)                  31,453           4,875           -             -

Stock issued for the
exercise of options for
$0.16 per share (unaudited)  35,000           5,600           -             -

Stock issued for the
exercise of options for
$0.16 per share (unaudited)  10,000           1,600           -             -

Stock issued for the
exercise of options for
$0.16 per share (unaudited)  75,000          12,000           -             -

Options issued to directors
for accrued director fees
(unaudited)                       -          11,250           -             -

Net income,
December 31, 2005
(unaudited)                       -               -           -             -

Foreign currency adjustment
(unaudited)                       -               -           -             -
                         ----------     -----------   ---------  ------------
Balance,
December 31, 2005
(unaudited)              30,540,212     $24,767,129      15,246  $     56,372
                        ===========    ============   =========  ============

[CONTINUED]

               PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
     Consolidated Statements of Stockholders' Equity (Deficit) (Continued)

                                                      Variable
                                Expenses Prepaid      Deferred    Accumulated
                               with Common Stock     Consulting      Deficit
                               -----------------     ----------  -----------
Balance, March 31, 2004          $(67,292)            $      -   $(23,720,434)

Common stock issued for
services at $0.17 per
share                                   -                    -              -

Stock offering costs                    -                    -              -

Common stock issued for
services at $0.17 per share             -                    -              -

Stock offering costs                    -                    -              -

Value of options issued to
employees below market value            -                    -              -

Value of options issued to
consultants below market value          -             (507,877)             -

Common stock issued for
conversion of debt and
interest at $0.20 per
share                                   -                    -              -

Common stock issued for
cash at $0.10 per share
for option exercise                     -                    -              -

Value of employee options
issued below market value               -                    -              -

Common stock issued for
related party note payable
reduction at $0.07 per
share                                   -                    -              -

Fair value of options
issued to consultant                    -                    -              -

Common stock issued for
conversion of preferred
stock at $0.20 per share                -                    -              -

Options issued to directors
for accrued director fees               -                    -              -

Contributed capital for
accrued director fees                   -                    -              -
                                -----------           ---------  ------------
Balance forward                 $   (67,292)          $(507,877) $(23,720,434)
                                -----------           ---------  ------------

               PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
     Consolidated Statements of Stockholders' Equity (Deficit) (Continued)

                                                      Variable
                                Expenses Prepaid      Deferred    Accumulated
                               with Common Stock     Consulting      Deficit
                               -----------------     ----------  -----------
Balance forward                $   (67,292)           $(507,877) $(23,720,434)

Pro-rata cumulative
non-cash preferred stock
dividend                                -                    -         (3,502)

Amortization of prepaid
expense                            67,292                    -              -

Amortization and revaluation
of consulting expense                   -              506,877              -

Stock issued for marketing
services at $0.09 per share       (22,500)                   -              -

Stock issued for legal
services at $0.09 per share       (45,000)                   -             -

Stock issued for accounts
payable at $0.15 per share              -                    -             -
Stock issued for note
payable to related party
at $0.06 per share                      -                    -             -

Amortization of prepaid
expense                            67,500                    -             -

Fair value of options
issued to consultant                    -                    -             -

Options issued to directors
for accrued director fees               -                    -             -

Contributed capital for
accrued director fees                   -                    -             -

Net loss,
  March 31, 2005                        -                    -      (938,632)

                               ----------            ----------  -----------
Balance, March 31, 2005        $        -            $  (1,000) $(24,662,568)
                               ----------            ----------  -----------

               PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
     Consolidated Statements of Stockholders' Equity (Deficit) (Continued)

                                                      Variable
                                Expenses Prepaid      Deferred    Accumulated
                               with Common Stock     Consulting      Deficit
                               -----------------     ----------  -----------
Balance, March 31, 2005          $      -            $  (1,000) $(24,662,568)

Options issued to directors
for accrued director fees
(unaudited)                             -                    -             -

Treasury stock issued for
legal services (unaudited)              -                    -             -

Stock issued for the
exercise of options for
$0.16 per share (unaudited)             -                    -             -

Stock issued for cash
for $0.20 per share (unaudited)         -                    -             -

Stock issued for public
relations services for
$0.095/share (unaudited)                -                    -             -

Stock issued for the
exercise of options for
$0.13 per share (unaudited)             -                    -             -

Stock issued for conversion
of debt and interest at
$0.17 per share (unaudited)             -                    -             -

Stock issued for conversion
of debt and interest at
$0.17 per share (unaudited)             -                    -             -

Stock issued for cash
for $0.17 per share (unaudited)         -                    -             -

Amortization and revaluation
of consulting expense (unaudited)       -                1,000             -

Value of options issued to
employees below market value
(unaudited)                             -                    -             -

Stock issued for services at
$0.705 per share (unaudited)            -                    -             -

Stock issued for conversion
of debt and interest at
$0.17 per share (unaudited)             -                    -             -

Stock issued for the
exercise of options for
$0.15 per share (unaudited)             -                    -             -

Stock issued for marketing
services @ $0.12 per share
(unaudited)                             -                    -             -

Value of stock issued for
marketing services below
market value (unaudited)                -                    -             -

Stock issued for the
exercise of options for
$0.10 per share (unaudited)             -                    -             -

Stock issued for the
exercise of options for
$0.31 per share (unaudited)             -                    -             -

Value of options issued to
employee below market value
(unaudited)                             -                    -             -

Stock issued for services at
$0.70 per share (unaudited)             -                    -             -

Stock issued for the reduction of
interest and principal for a note
payable for a related party
(unaudited)                             -                    -             -

Stock issued for the
exercise of options for
$0.16 per share (unaudited)             -                    -             -

Stock issued for the
exercise of options for
$0.16 per share (unaudited)             -                    -             -

Stock issued for the
exercise of options at
weighted average of
$0.0885 per share
(unaudited)                             -                    -             -

Stock issued for
interest payments at
$0.20 per share (unaudited)             -                    -             -

Stock issued for the
exercise of options for
$0.07 per share (unaudited)             -                    -             -

Stock issued for the
exercise of options for
$0.10 per share (unaudited)             -                    -             -

Options issued to directors
for accrued director fees
(unaudited)                             -                    -             -

Stock issued for purchase
of LabMentors (unaudited)               -                    -             -


Stock issued to Officer
for compensation at
$0.74 per share (unaudited)             -                    -             -

Stock issued for royalty
payments at $0.155 per share
(unaudited)                             -                    -             -

Stock issued for the
exercise of options for
$0.16 per share (unaudited)             -                    -             -

Stock issued for the
exercise of options for
$0.16 per share (unaudited)             -                    -             -

Stock issued for the
exercise of options for
$0.16 per share (unaudited)             -                    -             -

Options issued to directors
for accrued director fees
(unaudited)                             -                    -             -

Net income,
December 31, 2005
(unaudited)                             -                    -       (585,762)

Foreign currency adjustment
(unaudited)                             -                    -            210
                               ----------            ---------   ------------
Balance,
December 31, 2005
(unaudited)                             -            $       -   $(25,248,120)
                               ==========            =========   ============

The accompanying notes are an integral part of these consolidated financial statements.

                    PCS EDVENTURES!.COM, INC.
                          AND SUBSIDIARY
              Consolidated Statements of Cash Flows
                           (Unaudited)
                                                            For the
                                                       Nine Months Ended
                                                          December 31,

                                                      ----------------------
                                                         2005        2004
                                                      ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES

 Net income (loss)                                    $(585,762)   $(821,524)
 Adjustments to reconcile net income (loss) to
 net cash used by operating activities:
  Depreciation                                            9,169          367
  Gain on extinguishment                                      -      (43,990)
  Stock/Stock options issued for consulting services     96,782      411,629
  Stock options issued for board compensation            48,750        3,000
  Stock options issued for compensation                  19,700        5,000
  Stock issued for legal services                        35,000            -
  Gain on return of common stock                        (13,750)           -
  Amortization of expenses prepaid with common stock     (6,667)     101,042
Changes in operating assets and liabilities:
  (Increase) Decrease in accounts receivable           (389,303)     299,522
  (Increase) in inventory                               (26,366)    (112,102)
  Decrease in deferred costs                            105,040            -
  Increase (decrease) in accounts payable and accrued
   liabilities                                          404,475      (48,741)
  Increase in interest payable                           38,393            -
  Increase in unearned revenue                           40,614      137,030
  Decrease in other assets                              (16,449)       5,405
                                                      ---------     --------
   Net Cash Provided (Used) by Operating Activities    (240,374)     (63,362)
                                                      ---------     --------
CASH FLOWS FROM INVESTING ACTIVITIES

 Cash receipt on notes receivable                             -       50,000
 Purchase of fixed assets                                (5,465)      (5,500)
                                                       --------     --------
   Net Cash Provided by (Used) Investing Activities      (5,465)      44,500
                                                      ---------     --------
CASH FLOWS FROM FINANCING ACTIVITIES

 Payments to related parties                                  -      (10,654)
 Principal payments on notes payable                    (13,807)     (96,171)
 Cash proceeds from notes payable                       151,104            -
 Proceeds from common stock                             147,880       75,000
 Cash from acquisition                                       63            -
 Increase in bank overdraft                               7,157            -
                                                       --------    ---------
   Net Cash Provided (Used) by Financing Activities     292,397      (31,825)
                                                       --------    ---------
NET INCREASE (DECREASE) IN CASH                          46,558      (50,687)

CASH AT BEGINNING OF PERIOD                              16,752      113,820
                                                       --------    ---------
CASH AT END OF PERIOD                                  $ 63,310    $  63,133
                                                       ========    =========

The accompanying notes are an integral part of these consolidated financial statements.

                    PCS EDVENTURES!.COM, INC.
                          AND SUBSIDIARY
        Consolidated Statements of Cash Flows (Continued)
                           (Unaudited)

                                                           For the
                                                       Nine Months Ended
                                                         December 31,

                                                     ---------------------
                                                        2005        2004
                                                     ----------- ---------
NON-CASH INVESTING AND FINANCING ACTIVITIES:

 Issuance of stock for payment on notes payable
  and interest                                       $   141,017 $  75,232
 Common stock issued for related party debt          $         - $  38,174
 Stock options issued for accrued director fees      $         - $  90,000
 Common stock issued for stock offering costs        $         - $  45,900
 Common stock issued for accounts payable            $    10,749 $   6,875
 Stock options issued for consulting services        $     1,000 $ 411,629
 Stock options issued for employee and
   board compensation                                $    48,750 $   3,000
 Issuance of stock for acquisition                   $   420,000 $       -
 Common stock issued for marketing                   $         8 $       -


Cash Paid For:

 Interest                                            $    38,393 $  19,490
 Income taxes                                        $         - $       -



The accompanying notes are an integral part of these consolidated financial statements.

                    PCS EDVENTURES!.COM, INC.
                          AND SUBSIDIARY
          Notes to the Consolidated Financial Statements
                 December 31 and March 31, 2005

NOTE 1 - BASIS OF FINANCIAL STATEMENT PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). The condensed consolidated financial statements include the results of PCS Edventures!.com, Inc. and its subsidiaries. The subsidiaries include PCS School, Inc. and PCS LabMentors, LTD., which the Company acquired in 1994 and November 30, 2005, respectively. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted in accordance with such rules and regulations. The information furnished in the interim condensed consolidated financial statements include normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements and presented on an unaudited basis. Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim condensed consolidated financial statements be read in conjunction with the Company's most recent audited financial statements and notes thereto included in its March 31, 2005 Annual Report on Form 10-KSB, which is on file with the SEC, and the Company's current 8-K on file relating to the acquisition of PCS LabMentors dated December 9, 2005.

The financial statements previously presented are on a consolidated basis and include post-acquisition numbers of PCS LabMentors, LTD., which includes December 1, 2005 through December 31, 2005. The pre-acquisition net income(loss) and balance sheet accounts are not included herein.

The operating results for the three and nine month periods ended December 31, 2005 and 2004 are not necessarily indicative of the results that may be expected for the year ending March 31, 2006.

NOTE 2 - GOING CONCERN

The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs. Additionally, the Company has accumulated significant losses, has negative working capital, and a deficit in stockholders' equity. All of these items raise substantial doubt about its ability to continue as a going concern. Management's plans with respect to alleviating the adverse financial conditions that caused shareholders to express substantial doubt about the Company's ability to continue as a going concern are as follows:

During the fiscal year ending March 2005, the Company opened discussions with several target companies for possible merger and acquisition activities. The Company has also entered into several strategic alliances with K'NEX, Science Demo, and Gibson TechEd for further product development and enhancement. The Company has also strengthened its international position by naming agents and installing Learning Labs in Egypt, Dubai, and Saudi Arabia. To date, the Company has continued to develop marketplace strategy for the US market, as well as the international market. Further, the Company is still pursuing merger and acquisition candidates and looking at different marketing strategies to realign products.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 - DILUTIVE INSTRUMENTS

a.  Stock Options

We account for stock-based employee compensation in accordance with Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees," and SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure an amendment of Financial Accounting Standards Board Statement No. 123." All of which requires the Company to provide pro forma information regarding net income (loss) and net income (loss) per share as if compensation costs for the Company's stock option plans and other stock awards had been determined in accordance with the fair value based method prescribed in SFAS No. 148. Had this method been in place for the Company, it would have resulted in additional expense of $9,825 and $10,291 for the nine months ended December 31, 2005 and 2004, respectively.

The Company would also like to note that the SEC issued SFAS 123(R), "Share-Based Payment." This new SFAS establishes how companies should account for transactions wherein the company issues equity instruments in exchange for services and/or goods. This is not a reporting requirement for the Company due to its small business filing status.

The Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option pricing model with the following weighted average assumptions used for grants, respectively: dividend yield of zero percent for all years; expected volatility of 100% to 538% percent for all years; risk-free interest rates of 1% to 6%, and expected lives of 1 to 10 years.

                                              For the Nine Months Ended
                                                     December 31,
                                                2005          2004

        Net income(loss):
           As reported                     $ (585,195)   $ (625,551)
           Pro Forma                         (863,467)     (747,918)

        Net income(loss) per share:
           As reported                     $    (0.02)   $    (0.02)
           Pro Forma                            (0.03)        (0.03)

The pro forma amounts presented above may not be indicative of the expected results for the fiscal year ending March 31, 2006.

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
          Notes to the Consolidated Financial Statements
                     December 31 and March 31, 2005


NOTE 3 -  DILUTIVE INSTRUMENTS (Continued)

       a.  Stock Options (Continued)

       A summary of the status of the Company's outstanding stock options as of December 31, 2005 is presented below:

                                                            Weighted
                                                             Average
                                                            Exercise
                                               Shares         Price
                                             ----------      --------
       Outstanding, March 31, 2005           12,704,890        $0.19
       Granted                                  515,789        $0.49
       Expired/Cancelled                     (7,010,951)       $0.21
       Exercised                             (2,145,490)       $0.11
                                             ----------      -------
       Outstanding, December 31, 2005         4,064,238        $0.23
                                             ==========      =======

       Exercisable, December 31, 2005         2,938,238        $0.19
                                             ==========      =======

             PCS EDVENTURES!.COM, INC. AND SUBSIDIARY
          Notes to the Consolidated Financial Statements
                     December 31 and March 31, 2005

NOTE 4 - SUBSEQUENT EVENTS

On November 18 2005, the Company signed a Letter of Intent (LOI) for a stock purchase by the investment company known as Barron Partners, LP. Barron conducted due diligence and after a thorough analysis, continued with its investment in the Company. The investment is structured as stated in the Company's recent 8-K filed with the SEC on January 1, 2006. All details are outlined therein and any potential investee is encouraged to review such document.

In addition, one of PCS' Board Members has exercised stock options after the quarter close. The total number of shares purchased through exercising stock options is 25,000 with an exercise price of $0.16 cents per share.
The total amount received by PCS for these transactions was $4,000, which was applied to a note payable principle and interest due to the Board Member.

NOTE 5 - BUSINESS COMBINATIONS

On November 30, 2005, the Company entered into a Stock Purchase Agreement with 511092 N.B. LTD. dba LabMentors, a Canadian Company, wherein the Company acquired all of the issued and outstanding shares of common stock of LabMentors. Since the acquisition the name has been legally changed to PCS LabMentors, LTD. (LabMentors). The effective date was November 30, 2005 and as such the results of LabMentors operations are included in our consolidated financial information from December 1, 2005 forward. LabMentors virtual on-line labs are utilized by all sectors of education and business communities, particularly at the university level for educational curriculum. LabMentors will continue to operate as a Canadian company and based in Fredericton, New Brunswick. We will be renaming the LabMentors brand as "PCS LabMentors", since the company will be a wholly owned subsidiary of PCS.

The acquisition provides opportunities for expansion into the college market, as well as synergies to complement the educational whole learning lab solutions currently undertaken by the Company. We expect the acquisition to continue the growth of PCS into the educational markets. The products provided by LabMentors compliment the current Edventures! lab provided by PCS as well as incorporates new products into the product mix.

The aggregate purchase price was $420,000, which consisted of 700,000 shares of PCS stock. There was no cash exchange for the acquisition. The purchase price was allocated to the assets and liabilities, as well as future earning potential with the Company's marketing staff, acquired by the Company. The fair value of the assets and liabilities of LabMentors as of the close of the acquisition is as follows:

ASSETS
CURRENT ASSETS

   Accounts receivable                    $  18,947
     Other receivable                         4,449
     Restricted cash                          1,152
                                          ---------
          Total Current Assets               24,548

FIXED ASSETS (NET)                            4,308

EDUCATIONAL SOFTWARE (NET)                  146,835

INTELLECTUAL PROPERTY (NET)                  19,347
                                          ---------
          TOTAL ASSETS                    $ 195,038
                                          =========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

     Bank overdraft                       $   1,996
     Accounts payable                        44,451
     Deposits payable                         4,273
     Payroll payable                         13,803
     Other current liabilities               12,460
     Notes payable                           47,632
                                          ---------
          Total Current Liabilities         124,615
                                          ---------
          Total Liabilities                 124,615
                                          ---------
COMMITMENTS AND CONTINGENCIES (Note 6)

STOCKHOLDERS' EQUITY (DEFICIT)

     Common stock, no par value,
     authorized unlimited shares;
     32,073,961 shares issued
     and outstanding                        495,781
     Accumulated other comprehensive loss   (36,648)
     Accumulated deficit                   (388,713)
                                          ---------
      Total Stockholders' Equity (Deficit)   70,420
                                          ---------
      TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY (DEFICIT)      $ 195,035
                                          =========

Pro forma financials of PCS as if LabMentors was acquired March 31, 2005 and September 30, 2005, as well as the financial statements for LabMentors as of September 30, 2005, are available in the Form 8K/A filed on February 15, 2006.


                          Periods Ended
                       Sept. 30,   May 31,
                        2005       2005
                      -------    -------
Revenues              $1,801,655 $ 1,593,519
Net loss              $ (107,660)$(1,098,093)
Net loss per share*   $    (0.00)$     (0.04)

Note that the pro forma results of operations are not necessarily indicative of what the actual results of operations of the Company would have been had the acquisition occurred at the beginning of fiscal year 2006, nor are they indicative of future results of operations of the Company.

The purchase of goodwill is normally deductible for tax purposes. However, since the acquisition was completed through the exchange of stock, goodwill is not deductible for such purposes.

  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                DISCLOSURE
                                ----------

     During the past two fiscal years, there have been no changes or disagreements with our independent auditors.

                           AVAILABLE INFORMATION
                           ---------------------

     We file periodic reports with the Securities and Exchange Commission. You may inspect and copy these documents at the Public Reference Room of the Commission at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 202-942-8090 for additional information. Our Securities and Exchange Commission filings are also available on its web site: http://www.sec.gov.

     We have filed a registration statement with the Securities and Exchange Commission on Form SB-2, under the Securities Act, with respect to the securities described in this prospectus. This prospectus is filed as part of the registration statement. It does not contain all of the information set forth in the registration statement and the exhibits and schedules filed with it. For further information about us and the common stock described by this prospectus, we refer you to the registration statement and to the exhibits and schedules filed with it. You may inspect or copy these documents at the Public Reference Room or on the Securities and Exchange Commission's web site.

------------------------------------------------------------------------------
------------------------------------------------------------------------------
                                 PART II
                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors And Officers.
          ------------------------------------------

     Section 30-1-851(1) of the Idaho Business Corporation Act (the "Idaho Act") authorizes an Idaho corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 30-1-851(2) of the Idaho Act also permits indemnification of a director who engaged in conduct for which broader indemnification has been made permissible or obligatory under the corporation's articles of incorporation.

     Unless ordered by a court, Section 30-1-851(4) of the Idaho Act prohibits a corporation from indemnifying a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the standard of conduct under Section 30-1-851(1). Nor may a corporation indemnify the director in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that he or she received a financial benefit to which he or she was not entitled, whether or not involving action in his or her official capacity.

     Under Section 30-1-852 of the Idaho Act, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.

     We have not entered into any written indemnification agreements with our officers, directors or employees. However, our bylaws provide for indemnification in certain situations. Article V of our bylaws reads as follows:

     To the fullest extent permitted by law, this corporation shall indemnify any person and to advance expenses incurred or to be incurred by such person in defending a civil, criminal, administrative or investigative action, suit or proceeding threatened or commenced by reason of the fact said person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Any such indemnification or advancement of expenses shall not be deemed exclusive of any other rights to which such person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. Any indemnification or advancement of expenses so granted or paid by the corporation shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such a person.

     As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling PCS, we have been informed that in the opinion of the Securities and Exchange Commission this indemnification is against public policy and unenforceable.

Item 25.  Other Expenses of Issuance And Distribution.
          --------------------------------------------

     The following table sets forth the expenses that we expect to incur in connection with the registration of the shares of common stock being registered by this registration statement. All of these expenses, except for the Commission registration fee, are estimated:

  Securities and Exchange Commission registration fee........$ 1,076.95
  Legal fees and expenses....................................$37,500.00
  Accounting fees............................................$ 3,500.00
  Printing and engraving expenses............................$ 1,000.00
  Transfer agent fees........................................$   500.00
  Miscellaneous..............................................$   500.00
       Total.................................................$44,076.95

  Item 26.  Recent Sales of Unregistered Securities.
            ----------------------------------------

     During the last three years, we sold the securities listed below in unregistered transactions. Each of the sales was sold in reliance on the exemption provided for in Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). No underwriting fee or other compensation was paid in connection with the issuance of shares.

Description                          Date          Shares             Amount
-----------                         ------       ------          ------
Armand LaSorsa                      6/24/03        200,000          20,000(1)
Carl S. Derwig                      6/24/03        200,000          20,000(1)
Vincent Simon                       6/24/03        100,000          10,000(1)
Robert Graybill                     6/24/03        150,000          15,000(1)
David R. & Alice M. Evers           6/24/03        100,000          10,000(1)
Robert D. & Rita Y. Ervin           6/24/03        200,000          20,000(1)
Trevor J. Brown & Annette Kowalaski 6/24/03        100,000          10,000(1)
Mark S. Borland                     6/24/03         30,000           3,000(1)
Jim & Kathleen M. Cullinan          6/24/03         10,000           1,000(1)
Norman R. Morris                    6/24/03        100,000          10,000(1)
Frederick R. Stahl, Jr.             6/24/03        100,000          10,000(1)
Thomas Hay                           5/8/03         35,000           3,150(2)
William F. Albert                    6/5/03         11,111           1,000(3)
Anthony A. Maher                     6/6/03        202,234          20,223(4)
Thomas M. Lorentzen                 7/30/03         57,600           5,760(5)
A. Joan Nordberg and Bruno Nordberg 8/31/03        100,000          10,000(5)
Thomas S. Brower                    8/31/03        100,000           5,000(5)
John C. Bult                        9/24/03          6,000              60(6)
Jack A. McLeod                      9/30/03        550,000          55,000(7)
Samuel R. Trozzo                    10/6/03        200,000          20,000(8)
Richard E. Bean                     10/8/03        250,000          25,000(8)
Frank W. Klescewski                 10/6/03        400,000          40,000(8)
Digital Wallstreet, Inc.            1/22/04        680,000                (9)
Anthony A. Maher                    1/22/04        103,207                (10)
Leonard Burningham                  1/22/04        106,384                (11)
Moshe Weiss and Hanna Weiss          2/9/04         75,000          15,000(13)
Barry L. Brown                       2/2/04        100,000          12,000(12)
Eliezer Schloss                     2/11/04         50,000          10,000(13)
Shmuel Dabi                         2/12/04         50,000          10,000(13)
David Levosky                       2/14/04         58,070                (14)
John Ariko                          2/19/04         75,825                (14)
Hazen Sandwick                      2/19/04         50,550                (14)
Samuel R. Trozzo                    2/23/04        166,667          20,000(12)
Kenneth E. Dawkins                  2/25/04        400,000          50,000(16)
Dave and Sue Kimball                 3/1/04         50,670                (14)
Ronald A. Nelson                     3/5/04        125,000          25,000(13)
Temporary Financial Services, Inc.  3/10/04      1,562,500         250,000(17)
Sam Mayer                           3/24/04         50,000          10,000(13)
Charles Bradley                     3/25/04        101,865                (14)
Sina Leatha                         3/25/04        101,865                (14)
Steve Womack                        3/29/04         50,975                (14)
Verl Jensen                         2/19/04         15,165                (15)
Leonard and Sonia Coote             2/24/04         15,181                (15)
Robert and Ann Fyfe                  3/3/04          5,069                (15)
Michael Yokoyama and Jaye Venuti    3/10/04         10,154                (15)
Kathleen Cullinan                   3/24/04          5,092                (15)
Kapital Koncepts                    3/26/04         10,189                (15)
Diana Gayle Smith                    2/9/04         12,000                (18)
David C. Levosky                    2/14/04         11,614                (15)
Hazen A. Sandwick                   2/19/04         10,110                (15)
John G. Ariko, Jr.                  2/19/04         15,165                (15)
Kimball Family Trust                 3/1/04         10,134                (15)
Charles L. Bradley                  3/25/04         20,373                (15)
Sina L. Leatha                      3/25/04         20,373                (15)
Steve Womack                        3/29/04         10,195                (15)
Hazen & Josephine Sandwick          3/29/04         10,110                (19)
David Levosky                       3/29/04         11,614                (19)
John Ariko, Jr.                     3/29/04         15,165                (19)
Dave & Sue Kimball                  3/29/04         10,134                (19)
Sina Leatha                         3/29/04         20,373                (19)
Charles Bradley                     3/29/04         20,373                (19)
Steve Womack                        3/29/04         10,195                (19)
Frank Klescewski                    4/28/04         30,000                (20)
Ralph & Vera Long                    5/5/04         51,380                (21)
Mark Boland                         5/11/04         36,015                (21)
Diane Stump                         5/12/04          5,145                (21)
Trevor Brown                        5/12/04         51,460                (21)
Paul Kuen                           5/12/04         25,730                (21)
Barbara Harris                      5/19/04         77,300                (21)
Kenneth Flint                       5/12/04         25,730                (21)
Ronald Scheeler                     5/12/04         25,805                (21)
Tammy Reuben                         6/4/04         25,855                (21)
Fred & Debbie Harper                 6/7/04         51,745                (21)
Javan Khazali                       6/18/04        750,000          75,000(22)
Anthony A. Maher                    7/13/04        250,000                (23)
Diana Gayle Smith                   8/27/04         60,000                (24)
Robert & Ann Fyfe                   8/27/04         25,345                (24)
Donald Lorenzen                     8/27/04         50,000                (24)
Kapital Koncepts                    8/27/04         50,945                (24)
Leonard & Sonia Coote               8/27/04         75,905                (24)
Verl & Margene Jensen               8/27/04         75,825                (24)
Equitilink                         10/13/04        250,000                (25)
Michael Corrigan                   10/13/04        500,000                (26)
Richard Schmidt                    10/31/04         45,833                (27)
Anthony Maher                      11/30/04        344,559                (28)
Laura & Bill Baran                  5/25/05         15,000                (29)
Hazen & Josephine Sandwick          5/25/05         35,000                (30)
Scott Peyron & Associates           5/25/05         90,972                (31)
Anthony A. Maher                    5/27/05        205,211                (32)
Paul & Lynn Kalcic                  6/20/05         12,815                (33)
Matamo Corp. LLC                    6/20/05         16,715                (34)
Douglas Miller                      6/20/05         16,715                (34)
Trace G. Barnes                     6/20/05         33,382                (33)
Trevor Brown Living Trust           6/20/05         71,030                (33)
William & Linda Hamm                6/20/05         81,000                (33)
Mary Kalcic                         6/20/05         75,000                (33)
Armand LaSorsa                      6/20/05         66,911                (33)
Baker-Louderback Living Trust       6/20/05         39,539                (33)
Rodney C. Luker                     6/20/05        100,494                (33)
Clifford W. Nichols                 6/20/05         71,030                (33)
Nelson Wooster                      6/20/05         40,235                (33)
John R. Coghlan                     6/20/05         76,085                (33)
James Boston                         7/6/05            800                (35)
Loretta Cook                         7/6/05            800                (35)
Jerry Sexton                         7/6/05            800                (35)
Thomas Tice                          7/6/05            800                (35)
Mark Stutzman                        7/6/05          1,200                (35)
Douglas Miller                       7/6/05          7,800                (35)
Matamo Development LLC               7/6/05          7,800                (35)
Baker-Louderback Living Trust        7/6/05         60,900                (36)
Joe D. and Gina L. Egusquiza         7/6/05          5,000                750
Scott Peyron & Associates           8/31/05         25,208                (37)
Joe D. and Gina L. Egusquiza        8/31/05          4,500                450
Richard Mussler-Wright              8/31/05            344                107
Harbor View Fund Inc.                9/8/05        100,000                (38)
Anthony A. Maher                    9/14/05        100,000                (39)
Bill Albert                         9/23/05         75,000             12,000
Suzanne Haislip                     10/3/05         50,000              8,000

Cecil Andrus                        10/5/05        555,435             49,145
Robert Fyfe                        10/20/05            928                (40)
Leonard & Sonia Coote              10/20/05          2,640                (40)
Steve Womack                       10/20/05          2,229                (40)
Hazen & Josephine Sandwick         10/20/05          1,724                (40)
John Ariko, Jr.                    10/20/05          2,568                (40)
Ronald Scheeler                    10/20/05          1,468                (40)
Sina Leatha                        10/20/05          2,218                (40)
Brown Living Trust                 10/20/05          2,768                (40)
Mary Kalcic                        10/20/05          2,091                (40)
Armand LaSorsa                     10/20/05          3,249                (40)
Nelson Wooster                     10/20/05          1,967                (40)
Kathleen Cullinan                  10/20/05          1,091                (40)
Kenneth Klauer                     10/20/05          2,182                (40)
Harris Family Living Trust         10/20/05          4,224                (40)
Diane Stump                        10/20/05            299                (40)
Mark Boland                        10/20/05          1,969                (40)
Flint Family Trust                 10/20/05          1,366                (40)
Paul Kuehn                         10/20/05            808                (40)
Ralph Long                         10/20/05          2,684                (40)
Allen Reuben                       10/20/05          1,468                (40)
Charles Bradley                    10/20/05          4,364                (40)
Dave & Sue Kimball                 10/20/05          1,724                (40)
David Levosky                      10/20/05          1,899                (40)
Fred & Debbie Harper               10/20/05          3,249                (40)
Verl A. Jensen                     10/20/05          2,569                (40)
Donald J. Farley                    11/3/05        214,285             15,000
Joe & Sarah Egusquiza              11/17/05         15,000              1,500
Zvi Ludmer                          12/9/05          6,915                (41)
Roy A. Ludmer                       12/9/05          6,246                (41)
Mid-Atlantic Training, Inc.         12/9/05          7,584                (41)
Gregory Shiffner                    12/9/05          6,692                (41)
Martin and Helen Tarlow             12/9/05          1,785                (41)
Nimrod Arad                         12/9/05          2,231                (41)
David and Sarah Chase              12/30/05         35,000              5,600
William & Laura Baran              12/30/05         10,000              1,600
Robert Grover                      12/30/05         75,000             12,000

(1) These shares of common stock were issued for conversion of debt at $0.10 per share.

(2)  These shares were issued at $0.09 for conversion of debt and interest.

(3)  These shares were issued at $0.09 for conversion of accounts payable.

(4) These shares were issued at $0.10 for conversion of accrued interest relating to a related party.

(5)  Common stock issued at $0.10 for conversion of debt.

(6)  Common stock issued at $0.01 for exercise of warrants.

(7)  Common stock issued at $0.10 for cash.

(8)  These shares were issued for cash at $0.10 per share.

(9) These shares of common stock were issued for services at $0.11 per share ($75,000).

(10) These shares of common stock were issued for interest at $0.12 per share.

(11) These shares of common stock were issued for services at $0.12 per share.

(12)  These shares of common stock were issued for cash at $0.12 per share.

(13)  These shares of common stock were issued for cash at $0.20 per share.

(14) These shares of common stock were issued for conversion of preferred stock which was issued for indentured trust debt ranging from $10,000 plus interest to $20,000 plus interest.

(15) These preferred shares were issued for the conversion of indentured trust notes for amounts varying from $5,000 to $15,000, plus interest.

(16)  These shares of common stock were issued for cash at $0.125 per share.

(17)  These shares of common stock were issued for services at $.16 per share.

(18)  These shares of preferred stock were issued for cash at $1.00 per share.

(19) These shares were issued to correct the number of shares issued for a previous conversion of indentured trust debt into common stock. The original conversion shares were issued at $0.25/share, but should have been issued at $0.20/share. These are the additional shares due said investors.

(20)  Issued for services.

(21) These shares were issued for conversion of indentured trust debt at $0.20/share.

(22) These shares were issued in conjunction with PCS' Form S-8 Filing in April, 2004, for consulting services.

(23) These shares were issued for the exercise of an option agreement. The corresponding note payable to related party was reduced by $17,500 in lieu of cash.

(24)  Issued for conversion of preferred stock at $0.20 per share.

(25) On October 1, 2004, PCS entered into a six-month agreement with Equitilink. The scope of said agreement includes public relations and investor communications services. The six-month agreement will be extended for an additional three months, unless cancelled by PCS. Compensation for Equitilink's services is 250,000 shares of restricted stock at $0.09 per share.

(26) On October 1, 2004, PCS entered into a twelve-month agreement with Michael Corrigan, attorney. The scope of said agreement is for legal representation for such matters that PCS deem necessary. Compensation for Corrigan's services for the first six months is 500,000 of free trading, non-restricted shares of common stock at $0.09 per share. Unless PCS cancels the agreement at the end of six months, compensation for the remainder of the twelve-month agreement will be an additional 500,000 free trading, non-restricted shares of common stock.

(27) During October 2004, the Company issued 45,833 shares of common stock at $0.15 per share for the non-cash reduction of accounts payable debt of $6,875.

(28) During October 2004, the Company issued 344,559 shares of common stock at $0.06 per share to its Chief Executive Officer for the non-cash reduction of related party debt of $20,674.

(29) These shares were issued to an employee who exercised some options. These options were exercisable at $0.16 per share.

(30)  These shares were issued for cash at $0.20 per share.

(31) These shares were issued for public relations services at $0.095 per share.

(32) These shares were issued to an Officer/Board Member who exercised some options. These options were exercisable at $0.13 per share.

(33) These shares were issued for the conversion of indentured trust debt and interest at $0.17 per share.

(34)  These shares were issued for cash at $0.17 per share.

(35)  These shares were issued for consulting services at $0.705 per share.

(36) These shares were issued for the conversion of debt and interest at $0.20 per share.

(37) These shares were issued for public relations services at $0.12 per share.

(38)  These shares were issued for consulting services at $0.70 per share.

(39) These shares were issued to an Officer/Board Member who exercised some options in consideration for a reduction of notes payable and interest. These options were exercisable at $0.16 per share.

(40) These shares were issued for interest at a weighted average of $0.0885 per share.

(41)  These shares were issued for royalties at $0.155 per share.

We issued these securities to persons who were either "accredited investors," or "sophisticated investors" who, by reason of education, business acumen, experience or other factors, were fully capable of evaluating the risks and merits of an investment in our Company; and each had prior access to all material information about us. We believe that the offer and sale of these securities was exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Sections 4(2) and 4(6) thereof, and Rule 506 of Regulation D of the Securities and Exchange Commission and from various similar state exemptions, and with respect to the foreign investors, pursuant to Regulation S of the Securities and Exchange Commission.

Item 27.  Exhibits
          --------

     The following exhibits are filed as a part of this Registration
Statement:

Exhibit
Number      Description
------      ------------

 4.1        Note Purchase Agreement, with the following Exhibits:

               Exhibit A: Convertible Note in the principal amount of $1,000,000

               Exhibit B-1:  Common Stock Purchase Warrant "A"

               Exhibit B-2:  Common Stock Purchase Warrant "B"

               Exhibit C:  Registration Rights Agreement

               Exhibit D:  Escrow Agreement

 5    Opinion of Branden T. Burningham, Esq. regarding legality

23.1  Consent of Branden T. Burningham, Esq.

23.2  Consent of HJ & Associates, LLC

Item 28.  Undertakings
          ------------

     PCS hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and, notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

          (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (6) Each prospectus filed pursuant to Rule 424(b)(Section 230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (Section 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                            SIGNATURES
                            ----------

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Boise, State of Idaho, on February 24, 2006.


                                         PCS EDVENTURES!.COM, INC.



Date: 2/24/2006                        By/s/Anthony A. Maher
      ---------                          --------------------
                                         Anthony A. Maher
                                         CEO, President and Chairman of the
                                         Board of Directors

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Date: 2/24/2006                          /s/Anthony A. Maher
      ---------                          --------------------
                                         Anthony A. Maher
                                         CEO, President and Chairman of the
                                         Board of Directors


Date: 2/24/2006                          /s/Christina M. Vaughn
      ---------                          -----------------------
                                         Christina M. Vaughn
                                         Vice President and CFO


Date: 2/24/2006                          /s/Donald J. Farley
      ---------                          --------------------
                                         Donald J. Farley
                                         Secretary and Director


Date: 2/24/2006                          /s/Michael R. McMurray
      ---------                          ----------------------
                                         Michael K. McMurray
                                         Director